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NETSCOUT®

Guardians of the Connected World®

Notice of 2025 Annual Meeting and Proxy Statement

NetScout Systems, Inc.

September 10, 2025

10:00 a.m. Eastern Time

310 Littleton Road
Westford, MA 01886

July 25, 2025

Dear Fellow Stockholders:

You are cordially invited to attend the 2025 Annual Meeting of Stockholders of NetScout Systems, Inc. on September 10, 2025, at 10:00 am Eastern Time at our headquarters at 310 Littleton Road, Westford, Massachusetts 01886.

At the Annual Meeting, you will be asked to:

1.

Elect four Class II Directors nominated by our Board of Directors (the “Board and each director a “Director””) and named in the accompanying Proxy Statement, each to serve for a three-year term and until their successors are duly elected and qualified;

2.	Approve, on an advisory basis, the compensation of our named executive officers;

3.	Approve the NetScout Systems, Inc. 2019 Equity Incentive Plan, as amended;

4.	Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2026; and

5.	Consider any other business properly brought before the meeting or any adjournment thereof.

It is important that your shares be voted regardless of whether or not you attend the meeting. Please follow the voting instructions on the Notice of Internet Availability of Proxy Materials that you received. If you received a proxy card or voting instruction form, please complete the proxy card or voting instruction form promptly. If your shares are held in a bank or brokerage account, you may be eligible to vote electronically or by telephone – please refer to your voting instruction form. If you attend the meeting, you may vote in person even if you have previously returned your vote in accordance with the foregoing. We appreciate your cooperation.

Very truly yours,

Anil K. Singhal

Co-Founder, President, Chief Executive Officer,

and Chairman of the Board

NOTICE OF THE 2025 ANNUAL MEETING OF STOCKHOLDERS

The 2025 Annual Meeting of Stockholders (“Annual Meeting”) of NetScout Systems, Inc. (“NetScout”, the “Company”, “us” or “we”) will be held on Wednesday, September 10, 2025 at 10:00 a.m. Eastern Time at our headquarters at 310 Littleton Road, Westford, Massachusetts 01886.

Date and Time Wednesday, September 10, 2025 10:00 a.m. Eastern Time	Location 310 Littleton Road Westford, MA 01886	Record Date July 14, 2025

The items of business at the Annual Meeting are the following:

PROPOSAL	BOARD VOTING RECOMMENDATION	PAGE REFERENCE (FOR MORE DETAIL)

1. To elect the four Class II Directors nominated by our Board of Directors and named in the accompanying Proxy Statement, each to serve for a three-year term and until their successors are duly elected and qualified.	FOR each nominated Director	1

2. To approve, on an advisory basis, the compensation of our named executive officers	FOR	28

3. To approve the NetScout Systems, Inc. 2019 Equity Incentive Plan, as amended	FOR	66

4. To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2026	FOR	77

Stockholders will also consider any other business properly brought before the meeting or any adjournment thereof.

VOTING

Stockholders of record can vote their shares by using the internet or the telephone. Instructions for using these services are set forth on the proxy card or the Notice of Internet Availability of Proxy Materials (the “Notice”). If you received your materials by mail, you also may vote your shares by marking your votes on the enclosed proxy card, signing and dating it, and mailing it in the enclosed envelope. If your shares are held in a bank or brokerage account, you may be eligible to vote electronically or by phone; please refer to the notice containing voting instructions that you should receive from your broker rather than from us. If you attend the meeting, you may vote in person even if you have previously returned your vote in accordance with one of the foregoing methods.

By Order of the Board of Directors,

Anil K. Singhal

Co-Founder, President, Chief Executive Officer

and Chairman of the Board

Westford, Massachusetts

July 25, 2025

OTHER IMPORTANT INFORMATION

The proxy materials, including this Proxy Statement, our Annual Report to Stockholders for the fiscal year ended March 31, 2025 (“2025 Annual Report”), which includes our consolidated financial statements, the proxy card, and the Notice, are being distributed beginning on or about July 25, 2025, to all stockholders entitled to vote as of July 14, 2025 (the “Record Date”).

Important notice regarding the availability of proxy materials for the Annual Meeting to be held on September 10, 2025. This Notice, our proxy statement, and the 2025 Annual Report are available free of charge at www.envisionreports.com/NTCT.

ELECTION OF DIRECTORS

We are asking our stockholders to vote “FOR” the Board’s four nominees for election as Class II Directors, each to serve on our Board for a three-year term until the 2028 Annual Meeting of Stockholders and until his or her successor is duly elected and qualified, or, if earlier, the Director’s death, resignation, or removal. Each of the nominees, other than Ms. Pelage, was previously elected by stockholders. Ms. Pelage was first identified by an independent search firm and after evaluating Ms. Pelage’s qualifications, attributes, skills and experience, the Nominating and Corporate Governance Committee recommended, and the Board appointed, her as a Director.

Nominees and Continuing Directors

The following table sets forth information regarding our continuing Directors and the nominees standing for election at the Annual Meeting:

Nominee or Director Name	Class	Next Election Year	Age	Position(s)	Director Since

Nominees:

Robert E. Donahue	II	2025	77	Director	2013

John R. Egan	II	2025	67	Lead Independent Director	2000

Marlene Pelage	II	2025	53	Director	2023

Anil K. Singhal	II	2025	71	Co-Founder, President, Chief Executive Officer, and Chairman of the Board	1984

Continuing Directors:

Joseph G. Hadzima, Jr.	III	2026	73	Director	1998

Christopher Perretta	III	2026	67	Director	2014

Michael Szabados	III	2026	73	Vice Chairman of the Board and Senior Advisor	2019

Alfred Grasso	I	2027	66	Director	2018

Shannon Nash	I	2027	54	Director	2023

Vivian Vitale	I	2027	72	Director	2019

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES FOR DIRECTOR.

NetScout Systems, Inc. | 2025 Proxy Statement | 1

Proposal 1

Qualification, Attributes, Skills and Experience of Our Nominees and Continuing Directors

We believe effective oversight comes from a Board that represents a diverse range of experience and perspectives necessary for sound governance. The Nominating and Corporate Governance Committee regularly reviews with the Board the qualifications, attributes, skills, and experience that it believes are desirable to be represented on the Board to help ensure that they align with NetScout’s long-term strategy.

We believe the members of our Board of Directors possess a range and depth of expertise and experience to effectively oversee NetScout’s operations, risks, and long-term strategy.

The table below summarizes the key qualifications, attributes, skills, and experience most relevant to the decision to nominate candidates to serve on our Board of Directors. The fact that a specific area of focus or experience is not designated does not mean the Director nominee does not possess that attribute or expertise. Rather, the attributes or experiences noted below are those reviewed by the Nominating and Corporate Governance Committee and our Board of Directors in making nomination decisions and as part of the Board succession planning process.

Qualifications, Expertise, & Attributes

Leadership

Financial

Human Capital and Talent Management

Service Assurance & Cybersecurity Industry

Innovation & Product Development

Sales & Go-to-Market

International Markets

Strategic Planning

Risk Management & Governance

Environmental & Social

Cybersecurity & Data Privacy Oversight

NetScout Systems, Inc. | 2025 Proxy Statement | 2

Proposal 1

Director Nominee Skills

The qualification, attributes, skills, and experience of our nominees and Directors were assessed using the following definitions:

Leadership: Experience leading an organization of significant size with proven ability to develop and execute a strategy to drive results and long-term stockholder value creation.

Financial: Expertise with corporate finance and capital structure and proven ability to identify and understand issues associated with our business and financial model, including, but not limited to, our financial risk exposures, and oversight of internal controls over financial reporting.

Human Capital and Talent Management: Demonstrated strength in attracting, developing, and retaining top talent and succession planning.

Service Assurance & Cybersecurity Industry: Experience in the service assurance and cybersecurity industry in which our Company operates.

Innovation & Product Development: Experience developing and leading forward-thinking product innovation and emerging technologies, including SaaS and cybersecurity technologies.

Sales & Go-to-Market: Experience building brand and product awareness and developing strategies to grow sales and market share for both existing and new products.

International Markets: An understanding of global markets, economic conditions, regulatory environments, and cultures, and a perspective on global market opportunities.

Strategic Planning: Experience developing and executing the long-term growth strategy of a technology company, through business combinations and acquisitions, product innovation, and effective sales and marketing campaigns.

Risk Management & Governance: Experience in public company corporate governance, legal and regulatory compliance, policy making, and risk oversight with an emphasis on comprehensive enterprise risk management.

Environmental & Social: Experience with overseeing environmental and social matters within the context of a corporate environmental, social, and governance (“ESG”) program to drive corporate strategy and stockholder value by operating sustainably and taking into account the interests of key stakeholders.

Cybersecurity & Data Privacy Oversight: Experience with and understanding of cybersecurity and data privacy issues including company-wide risk management and the legal and regulatory landscape.

NetScout Systems, Inc. | 2025 Proxy Statement | 3

Proposal 1

Class II Director Nominee Biographies

Robert E. Donahue

Former President and Chief Executive Officer, Authorize Net Holdings Inc.

Director Since:	Age:	Committee(s):	Class:

March 2013 Independent	77	Audit, Compensation, Finance	II

Director Qualifications

▪  Mr. Donahue’s industry knowledge and his service on other public company boards provides deep experience to NetScout. Mr. Donahue is considered to be an “Audit Committee Financial Expert” within the meaning of the SEC regulations and has accounting and related financial management expertise.

Director Skills

▪  Cybersecurity & Data Privacy Oversight

▪  Financial

▪  Leadership

▪  Risk Management & Governance

▪  Strategic Planning

Professional Experience and Biography

▪  From August 2004 to November 2007, Mr. Donahue served as the President and Chief Executive Officer and as a member of the board of directors of Authorize.Net Holdings, Inc. (formerly Lightbridge Inc.), a leading transaction processing company, before it was acquired by Cybersource Corporation in November 2007. Mr. Donahue previously served on the board of directors of Sycamore Networks, Inc., an intelligent optical networking and multiservice access provider, and Cybersource Corporation, a leading provider of electronic payment and risk management solutions.

Other Public Company Directorships ▪ None.

John R. Egan

Managing Partner, Carruth Associates

Director Since:	Age:	Committee(s):	Class:

October 2000 Lead Independent Director	67	Audit, Finance, Nominating and Corporate Governance	II

Director Qualifications

▪  Mr. Egan’s extensive understanding and involvement in the information technology industry together with his executive leadership roles and his service on other public company boards provides deep experience to NetScout.

Director Skills ▪ Financial ▪ International Markets ▪ Leadership ▪ Risk Management & Governance ▪ Sales & Go-to-Market ▪ Service Assurance & Cybersecurity Industry ▪ Strategic Planning

Professional Experience and Biography

▪  Since 1998, Mr. Egan has been a managing partner of Carruth Associates, a management company. He currently serves on the board of directors of Progress Software Corp. Mr. Egan previously served on the board of directors of Verint Systems Inc., a customer experience company, EMC Corporation, a publicly held provider of computer storage systems and software, prior to its acquisition by Dell, and VMWare, a leader in virtualization and cloud infrastructure. Mr. Egan formerly served on the Board of Trustees at Boston College until 2018 and currently serves as a director for a privately held company.

Other Public Company Directorships ▪ Current: Progress Software Corporation ▪ Within Past Five Years: Verint Systems Inc. (until July 2024)

NetScout Systems, Inc. | 2025 Proxy Statement | 4

Proposal 1

Continuing Directors

Marlene Pelage

Chief Financial Officer, Gen II Fund Services LLC

Director Since:	Age:	Committee(s):	Class:

January 2023 Independent	53	Audit (Chair)	II

Director Qualifications

▪  Ms. Pelage’s experience and expertise in finance, operations, risk management, strategic planning, and mentorship provide deep experience to NetScout. Ms. Pelage is considered to be an “Audit Committee Financial Expert” within the meaning of the SEC regulations and has accounting and related financial management expertise.

Director Skills

▪  Financial

▪  International Markets

▪  Leadership

▪  Strategic Planning

Professional Experience and Biography

▪  Ms. Pelage joined Gen II Fund Services LLC, a leading provider of fund management services in the Private Equity world, as Chief Financial Officer in July 2023. From 2021 to July 2023, Ms. Pelage was the Global Chief Financial Officer of IPG Mediabrands, a leading media planning agency. Previously, Ms. Pelage held several leadership roles at Charles Schwab & Co., including as Chief Financial Officer of Charles Schwab Bank, from May 2019 to March 2021. Prior to that, Ms. Pelage served as Vice President of Enterprise Finance at Charles Schwab & Co., from November 2014 to April 2019. Earlier in her career, Ms. Pelage spent over a decade at Crédit Agricole Bank, where she held positions in several international locations.

Other Public Company Directorships ▪ None.

Anil K. Singhal

Co-Founder, President, Chief Executive Officer, and Chairman of the Board, NetScout

Director Since:	Age:	Committee(s):	Class:

June 1984 Non-Independent	71	None	II

Director Qualifications

▪  Mr. Singhal’s experience serving as NetScout’s Chief Executive Officer since our founding, combined with his business expertise, industry-specific knowledge, and technical know-how, provides NetScout with invaluable strategic vision and capability.

Director Skills

▪  Cybersecurity & Data Privacy Oversight

▪  Environmental & Social

▪  Human Capital and Talent Management

▪  Innovation & Product Development

▪  International Markets

▪  Leadership

▪  Sales & Go-to-Market

▪  Service Assurance & Cybersecurity Industry

▪  Strategic Planning

Professional Experience and Biography

▪  Anil K. Singhal has been a member of the Board since co-founding NetScout in June 1984 and has served as Chairman since January 2007.

▪  Anil K. Singhal co-founded NetScout in June 1984 and has served as NetScout’s Chief Executive Officer and as a Director on NetScout’s Board since inception. Under Mr. Singhal’s leadership, NetScout has grown substantially during the past three decades, completing its initial public offering in 1999, and acquiring the Danaher Communications Business in 2015 for $2.3 billion. Mr. Singhal has earned notable recognition for his entrepreneurial success, including the TiE (The Indus Entrepreneur) Boston Lifetime Achievement in 2013, Enterprise Bank’s 2013 George L. Duncan Award of Excellence, and Ernst & Young’s New England Entrepreneur of the Year in 1997. Mr. Singhal holds a BSEE from BITS, Pilani, India and an MS in Computer Science from the University of Illinois, Urbana-Champaign.

Other Public Company Directorships ▪ None.

NetScout Systems, Inc. | 2025 Proxy Statement | 5

Proposal 1

Continuing Directors

Joseph G. Hadzima, Jr.

President and Co-founder, Neurostim Technologies; President, IPVision, Inc.

Director Since:	Age:	Committee(s):	Class:

July 1998 Independent	73	Audit, Nominating and Corporate Governance (Chair), Finance	III

Director Qualifications

▪  Mr. Hadzima’s experience with emerging technology companies, his legal experience, and his service on other boards provides NetScout with a valuable business perspective and insight into emerging technologies that may affect the business and strategies of NetScout.

Director Skills

▪  Cybersecurity & Data Privacy Oversight

▪  Environmental & Social

▪  Leadership

▪  Risk Management & Governance

▪  Strategic Planning

Professional Experience and Biography

▪  From 1998 to 2023, Mr. Hadzima was a Managing Director of Main Street Partners, LLC, a venture capital investing and technology commercialization company. Since 2000, Mr. Hadzima has also been President of IPVision, Inc., a Main Street Partners portfolio company that provides intellectual property analysis systems and services. In 2019, Mr. Hadzima co-founded Neurostim Technologies, a company commercializing a low cost neurostimulation patch technology for the treatment of the symptoms of various chronic medical conditions. Mr. Hadzima was a partner at Sullivan & Worcester LLP from 1987 to 1996 and was Of Counsel from 1996 to 2024, where his practice consisted of counseling new ventures on business and legal matters and advising financial institutions and others on computer and technology licensing matters. Mr. Hadzima has been a Senior Lecturer at MIT Sloan School of Management since 1990 and serves as a director on two private company boards.

Other Public Company Directorships ▪ None.

Christopher Perretta

Former Chief Information and Operations Officer, MUFG Americas Holdings Corporation

Director Since:	Age:	Committee(s):	Class:

September 2014 Independent	67	Audit, Compensation	III

Director Qualifications

▪  Mr. Perretta’s experience with various Fortune 500 companies and his service on other boards provides NetScout with valuable business perspectives and insights into global issues that may affect the business and strategies of NetScout.

Director Skills

▪  Cybersecurity & Data Privacy Oversight

▪  Innovation & Product Development

▪  Leadership

▪  Service Assurance & Cybersecurity Industry

Professional Experience and Biography

▪  Mr. Perretta served as chief information and operations officer at MUFG Americas Holdings Corporation, a bank holding company, and its U.S. banking subsidiary, MUFG Union Bank, N.A. from April 2016 to January 2019. From September 2007 to April 2016, Mr. Perretta served as the Executive Vice President and Chief Information Officer at State Street Corporation and as a member of State Street Corporation’s Management Committee from February 2013 until April 2016. From December 1996 to September 2007, Mr. Perretta served in various roles at General Electric Corporation, including as Chief Information Officer for the North American Consumer Financial Services unit, Chief Technology Officer for General Electric Capital, and, from January 2003 to September 2007, as Chief Information Officer of General Electric Commercial Finance. Mr. Perretta previously served as a member of the board of directors of a privately held technology company, as well as Deutsche Bank Trust Company NA. He currently serves on the Board of Pathward Financial and the Advanced Cyber Security Center.

Other Public Company Directorships ▪ Current: Pathward Financial, Inc.

NetScout Systems, Inc. | 2025 Proxy Statement | 6

Proposal 1

Continuing Directors

Michael Szabados

Vice Chairman of the Board and Senior Advisor, NetScout

Director Since:	Age:	Committee(s):	Class:

February 2019 Non-Independent	73	None	III

Director Qualifications

▪  Mr. Szabados’ experience serving as NetScout’s former Chief Operating Officer and in other functional roles, along with his business experience and industry and technical experience provides NetScout with important expertise and guidance.

Director Skills

▪  Cybersecurity & Data Privacy Oversight

▪  International Markets

▪  Leadership

▪  Risk Management & Governance

▪  Sales & Go-to-Market

▪  Service Assurance & Cybersecurity Industry

Professional Experience and Biography

▪  Mr. Szabados currently serves as a Senior Advisor for NetScout and previously served as NetScout’s Chief Operating Officer from April 2007 to May 2025. During his tenure as Chief Operating Officer, Mr. Szabados was critical in helping lead NetScout’s key functional areas as NetScout nearly tripled in size, including the $2.3 billion acquisition of the Danaher Communications Business in 2015. A veteran of the enterprise networking industry, prior to joining NetScout in 1997, Mr. Szabados held senior leadership roles with companies including UB Networks, SynOptics/Bay Networks, and MIPS Corporation following engineering and product management roles at Intel Corporation and Apple. Mr. Szabados holds a BSEE from UC Irvine, and an MBA from Santa Clara University.

Other Public Company Directorships ▪ None.

Alfred Grasso

Former President and Chief Executive Officer, The MITRE Corporation

Director Since:	Age:	Committee(s):	Class:

April 2018 Independent	66	Compensation, Nominating and Corporate Governance, Finance (Chair)	I

Director Qualifications

▪  Mr. Grasso’s experience as Chief Executive Officer of the MITRE Corporation and his board and leadership experience with numerous other scientific, technical, and other organizations, provide deep government sector and global business experience to NetScout.

Director Skills

▪  Human Capital and Talent Management

▪  Innovation & Product Development

▪  Leadership

▪  Risk Management and Governance

▪  Service Assurance & Cybersecurity Industry

▪  Strategic Planning

Professional Experience and Biography

▪  Mr. Grasso is the past President and Chief Executive Officer of the MITRE Corporation, which manages federally funded research and development centers, a position he held from 2006 to 2017. Since 2019, Mr. Grasso has served on the Board of Trustees of Riverside Research, where he serves as Chair of the Special Program Committee and is a member of the Compensation Committee. He is a member of the Virginia Academy of Science, Engineering and Medicine Board of Directors. Mr. Grasso is a Permanent Director and Executive Committee member of the Armed Forces Communications and Electronics Association (AFCEA) International’s Board of Directors and served as Chairman from 2012 to 2014 and Vice Chairman from 2010 to 2012. Mr. Grasso is the former President of the Board of the National GEM Consortium, a non-profit organization that promotes the participation of under-represented groups in the science, technology, engineering, and math fields, and a former member of the Defense Science Board and the Army Science Board. He has served as a Trustee of the George Mason University Foundation, a member of the Stevens Institute Systems Engineering Research Center Advisory Board, the University of Virginia’s Department of Systems and Information Engineering Advisory Board, Howard University’s College of Engineering, Architecture and Computer Sciences Board of Visitors, and the Northern Virginia Technology Council.

Other Public Company Directorships ▪ None.

NetScout Systems, Inc. | 2025 Proxy Statement | 7

Proposal 1

Continuing Directors

Shannon K. Nash

Former Chief Financial Officer, Wing Aviation LLC

Director Since:	Age:	Committee(s):	Class:

January 2023 Independent	54	Audit	I

Director Qualifications

▪  Ms. Nash’s demonstrated ability to drive financial excellence, technology adoption, and lead global operations in high-growth environments, and her leadership in diversity and inclusion, provide deep experience to NetScout. Ms. Nash is considered to be an “Audit Committee Financial Expert” within the meaning of the SEC regulations and has accounting and related financial management expertise.

Director Skills

▪  Financial

▪  Leadership

▪  Risk Management & Governance

Professional Experience and Biography

▪  Ms. Nash previously served as the Chief Financial Officer of Wing, a drone delivery service company and subsidiary of Alphabet Inc., from April 2022 to August 2024. Prior to that, she served in financial leadership roles at Reputation.com, Inc., a customer feedback management platform, as Chief Financial Officer from April 2021 to April 2022 and as Chief Accounting Officer from August 2020 to March 2021. Prior to August 2020, Ms. Nash served as Chief Financial Officer and Chief Operating Officer at The Inside Source, Inc., and in various positions for large public companies, including Cumulus Media, Inc. and Amgen Inc., as well as at an accounting firm and large law firms. Ms. Nash currently serves as a board member of SoFi Bank, a subsidiary of SoFi Technologies Inc., and as a board member and Chair of the Audit Committee of LDR Holdings, LLC, the holding company for restaurant company Lazy Dog Restaurants. She formerly served as a board member and member of the Audit Committee for UserTesting, Inc., an on-demand human insight platform, from February 2021, and as Lead Independent Director from October 2021 until the organization was acquired by a private equity firm in January 2023.

Other Public Company Directorships ▪ Current: SoFi Technologies Inc. ▪ Within Past Five Years: UserTesting, Inc. (until January 2023)

Vivian Vitale

Founder, Vivian Vitale Consulting

Director Since:	Age:	Committee(s):	Class:

February 2019 Independent	72	Compensation (Chair), Nominating and Corporate Governance	I

Director Qualifications ▪ Ms. Vitale has extensive experience and insight in talent management and human resources operations.

Director Skills

▪  Environmental & Social

▪  Human Capital and Talent Management

▪  International Markets

▪  Leadership

▪  Risk Management & Governance

▪  Strategic Planning

Professional Experience and Biography

▪  Ms. Vitale founded Vivian Vitale Consulting in April 2018, a consulting practice assisting organizations in the development of human resources and people management practices. From April 2012 until March 2018, Ms. Vitale served as Executive Vice President of Human Resources at Veracode, Inc., continuing in her role through Veracode, Inc.’s acquisition by CA Technologies in March 2017. Prior to 2012, Ms. Vitale served as Senior Vice President at Care.com, an on-line provider of support services to families. Ms. Vitale has also held senior leadership roles at RSA Security, Unica Corporation, and IBM prior to that. Ms. Vitale is also a member of the Board of Directors of Progress Software Corporation. Ms. Vitale currently serves on the Board of Directors of Vera3, an investment firm, and on various advisory and non-profit boards.

Other Public Company Directorships ▪ Current: Progress Software Corporation

NetScout Systems, Inc. | 2025 Proxy Statement | 8

NetScout engages in corporate governance practices designed to promote the long-term interests of our stockholders, strengthen the oversight of our Board of Directors and the accountability of management, and reinforce our standing as a trusted member of the communities we serve.

Accountability to Stockholders

▪   Regular Board Evaluation. Annual evaluations, among other considerations, are used to identify desired characteristics for future Board members, as well as to review and assure sound governance practices.

▪   Director Resignation Policy. Our Corporate Governance Guidelines require that an incumbent Director who receives a greater number of votes “withheld” from his or her re-election than votes “for” such re-election submit his or her offer of resignation for consideration by the Nominating and Corporate Governance Committee and the Board.

▪   No Poison Pill. We do not have a poison pill in place.

▪   Transparency Regarding Governance. We make efforts to fully disclose corporate governance practices of importance to our stockholders.

Strong, Independent Leadership

▪   Majority of Board is Independent. Currently, all of our Directors other than our Chief Executive Officer (“CEO”) and our former Chief Operating Officer (“COO”) are independent.

▪   Fully Independent Board Committees. Our Board committees consist exclusively of independent Directors.

▪   Lead Independent Director. We have a Lead Independent Director with significant responsibilities to provide independent oversight of management.

▪   Annual Appointment of Lead Independent Director and Chair. Both the Lead Independent Director and the Chairman of the Board are elected annually by the independent Directors.

▪   Annual Appointment of Committee Members and Periodic Rotations. The Board appoints members of its Committees annually and rotates committee assignments periodically.

▪   Regular Sessions of Independent Directors. The Board holds executive sessions of the independent Directors, chaired by the Lead Independent Director, following each regularly scheduled meeting of our Board.

Responsiveness to Stockholders

▪   Continual Stockholder Engagement. We conduct year-round stockholder outreach, including responding to questions regarding corporate governance and executive compensation practices, with feedback provided to the Board.

▪   Process for Communicating with Independent Directors. We maintain a process for stockholders and interested parties to communicate with the Lead Independent Director or other independent Directors.

▪   Incorporated Stockholder Feedback. We have responded to investor interest in disclosure of the key skills of our Directors and our Board assessment and refreshment process, and we made and continue to make meaningful enhancements to our proxy materials, focusing on transparency, context, and readability.

Stockholder Voting Rights
▪ No Non-Voting Shares or Multi-Class Shares. Common stock is the only class of shares outstanding, and each share of common stock is entitled to one vote.

Board Structure

▪   Regular Board Refreshment. Since April 2018, five of our current Directors, including four independent Directors, were elected to the Board for the first time.

▪   Robust Search. Our Corporate Governance Guidelines confirm the Board’s commitment to actively identifying and recruiting candidates exhibiting a diversity of skills, experiences, backgrounds and perspectives as part of the search process for new Board members.

▪   Diversity of Qualifications, Skills, Experience and Backgrounds. Directors reflect a diverse mix of qualifications, skills, experience and backgrounds relevant to our businesses and strategies. 30% of our Board nominees and continuing Directors are women and 30% are from underrepresented communities.

▪   High Board Attendance. During fiscal year 2025, our Directors attended on average 96% of the total of all meetings of the Board and the committees on which they served.

Management Incentive Structures

▪   Strong Say-on-Pay Support. Say-on-pay vote received approximately 87.4% stockholder support at the 2024 Annual Meeting of Stockholders.

▪   Executive Incentives Align with Stockholder Value. Incentive compensation performance goals include outcome-based measures that align with stockholder value, such as relative TSR, non-GAAP earnings per share (“EPS”), non-GAAP revenue and non-GAAP cybersecurity revenue growth. Awarded a significant percentage of our NEOs’ equity compensation in performance-based restricted stock units (“PSUs”) in fiscal year 2025 in relation to total equity compensation.

NetScout Systems, Inc. | 2025 Proxy Statement | 9

Corporate Governance

Leadership of the Board

NetScout maintains strong, independent leadership on our Board. While Mr. Singhal serves as NetScout’s Chair, President, and CEO, and Mr. Szabados serves as our Vice Chairman of the Board and Senior Advisor and previously served as our COO until May 2025, Mr. Egan serves as NetScout’s Lead Independent Director. All but two of our Board members are independent, and the Lead Independent Director has significant responsibilities to provide independent oversight of management. Both the Lead Independent Director and the Chairman of the Board are appointed annually by the independent Directors.

The duties and responsibilities of the Chairman of the Board, Lead Independent Director, and CEO are set forth below:

Chairman of the Board	Lead Independent Director	Chief Executive Officer

▪   Sets the agenda of Board meetings

▪   Presides over meetings of the full Board

▪   Contributes to Board governance and Board processes

▪   Communicates with all Directors on key issues and concerns outside of Board meetings

▪   Presides over meetings of stockholders

▪   Provides input regarding Board meetings, scheduling, and agendas

▪   Presides over executive sessions of the independent Directors of the Board

▪   Acts as a liaison between the independent Directors and the Chair and CEO on sensitive issues

▪   Sets strategic direction for the Company

▪   Implements the Company’s vision and mission

▪   Leads the affairs of the Company, subject to the overall direction and supervision of the Board and its committees and subject to such powers as are reserved by the Board and its committees

The Board does not have a policy requiring that the positions of Chairman of the Board and CEO be held by different persons. The Board believes that combining the position of CEO and Chair is currently in the best interest of NetScout and its stockholders. As one of NetScout’s co-founders, Mr. Singhal provides extensive technology vision, industry expertise, and leadership; historical knowledge of NetScout, our customers, and solutions; and a deep understanding of the opportunities and challenges facing NetScout today. Those attributes, together with his combined role, place him in the best position to ensure that the Board and management act with a common purpose to execute NetScout’s strategic initiatives and business plans.

In addition, the Board believes that its appointment of an experienced and involved Lead Independent Director to work with the Chairman of the Board and CEO provides independent leadership and oversight and results in a balanced and effective leadership structure for NetScout.

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Corporate Governance

Board Independence

Our Corporate Governance Guidelines provide that our Board must consist of a majority of Directors who are independent. Under our Corporate Governance Guidelines, an “independent” Director is defined in accordance with the applicable provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the rules promulgated thereunder, and the applicable rules of The Nasdaq Stock Market (“Nasdaq”).

Because it is not possible to anticipate or explicitly provide for all potential situations that may affect independence, the Board periodically reviews each Director’s status as an independent Director and whether any independent Director has any other relationship with the Company that, in the judgment of the Board, would interfere with the Director’s exercise of independent judgment in carrying out his or her responsibilities as a Director.

None of NetScout’s non-employee Directors had, or was otherwise involved in, any relationship or transaction with the Company that would interfere with such Director’s exercise of independent judgment in carrying out his or her responsibilities. As a result, the Board determined that Directors Donahue, Egan, Grasso, Hadzima, Nash, Pelage, Perretta, and Vitale are independent under the applicable rules of Nasdaq. Mr. Singhal and Mr. Szabados were determined not be independent because Mr. Singhal serves as our CEO and Mr. Szabados served as our COO until May 2025 and currently serves as a Senior Advisor.

The Board also determined that each member of the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Finance Committee is independent in accordance with the rules established by the SEC and Nasdaq.

Additionally, there are no family relationships among any of our executive officers and Directors.

Independent Directors (Based on

Current Board Membership)

8 of 10 Current Directors are

Independent

Audit Committee Chair	Independent

Compensation Committee Chair	Independent

Nominating and Corporate Governance Committee Chair	Independent

Finance Committee Chair	Independent

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Corporate Governance

Board Experience and Composition of Nominees and Continuing Directors

We seek a Board that reflects a range of talents, skills, viewpoints, professional experience, educational background, and expertise to provide prudent guidance with respect to our operations and interests in service of long-term value creation. Our Corporate Governance Guidelines state that the Board will identify and recruit candidates exhibiting a diversity of skills, experience, backgrounds, and perspectives as part of the search process for new Board members.

Please see below for information regarding the tenure, age and composition of our Director nominees and continuing Directors.

TENURE

0 to 5 Years

5 to 10 Years

> 10 Years

AGE

Less than 65

65 or Greater

COMPOSITION

Female

African American

Asian

2 or more races or ethnicities

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Corporate Governance

The Board’s Role in Risk Oversight

The Board oversees enterprise risk management (“ERM”) through the Board as a whole, as well as through various Board committees that address risks inherent in their respective areas and seeks to ensure that enterprise risk management principles are incorporated in our strategic planning and management processes. This comprehensive approach is also reflected in the reporting processes by which our management provides timely and comprehensive information regarding risk exposures to the Board and its Committees to support their role in oversight, approval, and decision-making.

The Board

The Board monitors the information it requests and receives from management and provides oversight and guidance to our senior management team concerning the assessment, monitoring, and management of enterprise risks. The Board is responsible for identifying, assessing, and managing strategic risk and opportunities. The Board approves NetScout’s high-level goals, strategies, and policies to set the tone and direction for appropriate risk taking within the business. The Board and its committees then emphasize this tone and direction in their oversight of the management team’s implementation of our goals, strategies, and policies. The Board also regularly receives various reports, summaries, and presentations related to cybersecurity strategy, threats, risk, and mitigation and reviews those items with management, including our Chief Information Officer (“CIO”) and Chief Information Security Officer (“CISO”).

Audit Committee

The Audit Committee provides oversight with respect to our ERM process, litigation, and compliance programs, including reviewing the results of management’s efforts to monitor our programs and policies designed to ensure adherence to applicable laws and rules. The Audit Committee also oversees our ERM program, which is tasked with identifying operational, financial, and legal risks as well as emerging risks, and the likelihood, magnitude and time horizons associated with such risks. The Audit Committee also reviews and oversees the preparation of our publicly disclosed financial reports and our accounting policies, internal accounting controls, internal control over financial reporting, auditing functions, and financial reporting practices. The Audit Committee also discusses with management, including our Chief Financial Officer (“CFO”), our financial risk exposures, steps management has taken to monitor, control, and report such exposures, and our policies with respect to assessing and managing risks and internal controls over financial reporting. The Audit Committee also meets quarterly with our CISO and CIO to review our cybersecurity and information security management program.

Compensation Committee	Nominating and Corporate Governance Committee

The Compensation Committee monitors the design and administration of our incentive compensation programs to ensure that they include appropriate safeguards to avoid encouraging unnecessary or excessive risk taking by senior management team or by our employees. The Compensation Committee also reviews other relevant risk areas in connection with human capital management, including health and safety matters.

The Nominating and Corporate Governance Committee oversees risks related to corporate governance, including Board and Director performance, Director recruitment and succession, Director education, and our Corporate Governance Guidelines and other governance documents, as well as management succession and our ESG efforts. The Nominating and Corporate Governance Committee also oversees our Code of Conduct and Insider Trading Policy and monitors our health and safety programs.

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Corporate Governance

Role of Management

Our senior management regularly attends meetings of the Board and its committees and provides the Board and its committees with reports regarding our operations, strategies, and objectives, and the risks inherent within them, and efforts to monitor and address risk exposures. Board and committee meetings also provide a forum for Directors to discuss issues with, request additional information from, and provide guidance to, senior management. In addition, our Directors have direct access to senior management to discuss any matters of interest, including those related to risk.

Under our ERM program, management identifies and evaluates the effectiveness of risk management and mitigation methods and processes. Our ERM processes include an Enterprise Risk Management Steering Committee, led by our Chief Compliance Officer (“CCO”) and including members of management, that typically meets quarterly and considers ways to mitigate risks that may have a material impact on our business.

The CCO reports to our General Counsel and reports periodically throughout the year to the Audit Committee on the ERM program to allow the Audit Committee to monitor the ERM process. The CCO also meets with the Audit Committee quarterly to discuss compliance and ethics-related trends, risks, and action plans. Our CCO oversees compliance and provides guidance with respect to legal and regulatory requirements of the jurisdictions where NetScout operates. The CCO is also responsible for, and works with senior management who share responsibility in, developing policies to safeguard the privacy of customer and employee information, ensuring adherence to internal compliance requirements, and investigating allegations related to violations of the Code of Conduct. Additionally, the CCO works closely with our executive team to ensure appropriate training to reinforce the Company’s ethical culture throughout the enterprise.

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Corporate Governance

Information Security Risk Oversight

NetScout has implemented and maintains information security processes designed to identify, assess, and manage material risks from cybersecurity threats to our critical computer networks, third party hosted services, communications systems, hardware and software, and our critical data, including intellectual property, confidential information, and the information of our customers and employees.

Our Board addresses NetScout’s cybersecurity risk management as part of its oversight function. The Audit Committee is responsible for overseeing NetScout’s cybersecurity risk management processes, including oversight of mitigation of risks from cybersecurity threats. The Board receives quarterly reports from the CISO and CIO concerning

NetScout’s significant cybersecurity threats and risk and the processes NetScout has implemented to address them. The Board also receives various reports, summaries, and presentations related to cybersecurity strategy, threats, risk and mitigation. Additionally, NetScout’s cybersecurity incident response plan includes reporting to the CEO and Chair of the Audit Committee for certain cybersecurity incidents.

Additional disclosure related to our processes and management of cybersecurity threats and risks can be found in Item 1C of our Annual Report on Form 10-K for the fiscal year ended March 31, 2025, filed with the Securities and Exchange Commission on May 15, 2025.

Human Capital Management Oversight

Our Compensation Committee oversees our key human capital management strategies and programs and shares oversight of health and safety matters with the Nominating and Corporate Governance Committee of the Board of Directors.

We strive to remain a team of entrepreneurs, with the agility of a start-up and the sophistication of a global technology company. We believe that our culture is critical to our success and growth. Our Lean But Not Mean culture complements and augments. our technology, exceptional talent, and forward-thinking innovation. “Lean” decision-making enables early resolution of tough choices and puts employees and the long-term success of the company first. We believe our commitment to our culture and values, a diverse workforce, talent development, and health and safety, and providing for competitive total rewards has motivated our employees around the world.

Additional disclosure related to our human capital management function can be found in Item 1 of our Annual Report on Form 10-K for the fiscal year ended March 31, 2025, filed with the Securities and Exchange Commission on May 15, 2025.

Board and Management Succession Planning

The Board recognizes its responsibility to guarantee excellence and stability in NetScout’s Board and senior leadership. As part of this responsibility, the Board oversees the plans for the succession of the CEO and other members of our executive team, members of the Board, board committee Chairs, and the Lead Independent Director. The Board also periodically reviews with the CEO the plans for succession of the company’s executive officers and considers the selection of appropriate individuals to succeed to these positions.

Board Succession Planning

Our Nominating and Corporate Governance Committee considers the critical needs of the Company, and takes into account the results of the annual Board and committee assessments and other relevant information, to identify and assess the skills and capabilities of existing Directors. The Nominating and Corporate Governance Committee is also responsible for overseeing our committee membership, including the responsibility to identify sitting Directors who are ready to fill the role of a committee Chair, and making recommendations to the entire Board regarding the appointment of Directors to serve as members of each committee and as committee chairs.

Executive Officer Succession Planning

The Board is responsible for the selection of our CEO. As part of its regular succession planning review process, the Board reviews a detailed report from Mr. Singhal on recommendations for emergency-and long-term succession plans for the CEO position and other members of our executive team.

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Corporate Governance

Annual Board and Committee Assessments

The Board believes that the effectiveness of its Directors and Committees is critical to NetScout’s success and to the protection of long-term stockholder value. On an annual basis, NetScout conducts an assessment and evaluation of the Board, Committees, and individual Directors, which is managed by the Chair of the Nominating and Corporate Governance Committee.

The fiscal year 2025 annual assessment and evaluation process included the following steps:

Board Evaluation

The Directors responded to a tailored set of questions meant to enhance the Board’s overall effectiveness by identifying the best practices of a highly effective board and suggested ways to implement these best practices in fiscal year 2026.

Committee Evaluation

Additionally, the Directors responded to questions for each of their respective Committee assignments and identified Committee strengths and accomplishments in fiscal year 2025 together with recommended changes in committee practices for fiscal year 2026.

Director Self- Assessment

Each Director individually assessed their professional background and areas of expertise with the Chair of our Nominating and Corporate Governance Committee and outside legal counsel to assess whether the Board has the appropriate mix of skills, experience, diversity, and independence to ensure that the Board as a whole can satisfactorily perform its oversight duty.

Report of Results

NetScout’s outside corporate counsel compiled the Directors’ responses to protect the anonymity and the integrity of the evaluation process. The findings were presented in a memorandum to our Nominating and Corporate Governance Committee.

Discussion of Results

The Nominating and Corporate Governance Committee Chair then presented the results of the annual Board and Committee assessments in an executive session of the Board. The Directors discussed the results of the annual evaluations and identified any appropriate follow-up actions.

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Corporate Governance

Identifying and Evaluating Director Nominees

The Board is responsible for nominating persons for election as Directors of NetScout. Our Board has delegated the initial selection process to our Nominating and Corporate Governance Committee.

1 Identify the Candidate

The Nominating and Corporate Governance Committee identifies candidates for Director nominees in consultation with the CEO and with the support of the General Counsel, search firms or other advisers, or such other methods as our Nominating and Corporate Governance Committee deems to be helpful to identify candidates.

2 Confirm Candidate Qualifications	Once a candidate has been identified, our Nominating and Corporate Governance Committee confirms that the candidate meets all the minimum qualifications for Director nominees, including having:

▪  The highest ethical character and integrity and sharing the values of the Company

▪  A reputation consistent with the image and reputation of the Company

▪  No conflicts of interest

▪  The ability to exercise sound business judgment

▪  The willingness and ability to devote sufficient time to the business of the Company and be diligent in fulfilling the responsibilities of a Board member

▪  Substantial business or professional experience and expertise

▪  A commitment to enhancing stockholder value

Our Nominating and Corporate Governance Committee also considers other qualities, skills, and characteristics when evaluating Director nominees, such as:

▪  An understanding of and experience in the network performance management solutions market, the market for networking solutions generally, awareness of the cybersecurity market, or related accounting, legal, finance, product, sales, or marketing matters

▪  Experience on other public or private company boards, unless the Candidate otherwise provides complementary capabilities or qualifies as an “Audit Committee Financial Expert”

▪  Leadership experience with public companies or other major organizations

The Nominating and Corporate Governance Committee also endeavors to include candidates exhibiting a diversity of skills, experience and backgrounds as part of the search process for any new Directors.

3 Candidate Evaluation

The Nominating and Corporate Governance Committee, supported by the General Counsel, gathers information about the candidate through interviews, questionnaires, background checks, or any other means that the Nominating and Corporate Governance Committee deems to be helpful in the evaluation process.

4 Committee Meeting and Discussion

The Nominating and Corporate Governance Committee then meets to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of our Board.

5 Board & Committee Approval

Based on the results of the evaluation process, the Nominating and Corporate Governance Committee recommends candidates for our Board’s approval as Director nominees for election to the Board. The Nominating and Corporate Governance Committee also recommends candidates for the Board’s appointment to the committees of our Board.

6 Stockholder Vote

Since April 2018, five of our current Directors, including four independent Directors, were elected to our Board for the first time. The Nominating and Corporate Governance Committee, acting on behalf of the Board, identified and recruited candidates exhibiting a diversity of skills, experience, backgrounds and perspectives as part of the search process for new Directors. We believe each Director brings a diverse set of skills and perspectives that add significant value to our governance and oversight.

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Corporate Governance

Stockholder Recommendations of Board Candidates

Our Nominating and Corporate Governance Committee considers potential board candidates recommended by stockholders.

Recommendations can be made by submitting the candidate’s information to our Corporate Secretary in writing at NetScout Systems, Inc., 310 Littleton Road, Westford, Massachusetts 01886, attention Corporate Secretary. Stockholders should provide information required by Regulation 14A under the Exchange Act in addition to as much relevant information about the candidate as possible, including the candidate’s biographical information and qualifications to serve.

A stockholder-recommended candidate is reviewed in the same manner as a candidate identified by the Nominating and Corporate Governance Committee.

For information about the direct nomination of Directors for election by stockholders at an annual meeting as provided in our bylaws, please see “Questions and Answers About These Proxy Materials and Voting” for more information.

Policy Governing Security Holder Communications with the Board of Directors

The Board provides every stockholder the ability to communicate with the Board as a whole and with individual Directors through an established process for security holder communication as follows:

For communications directed to the Board as a whole or to a specific member of the Board, stockholders may send such communications to the attention of the Chairman of the Board with respect to general communications or to the attention of the specific Director, in each case, by one of the two methods listed here:

▪	By U.S. mail (including courier or other expedited delivery service): NetScout Systems, Inc., 310 Littleton Road, Westford, MA 01886 Attn: [Chairman of the Board]/[Individual Director], c/o Investor Relations

▪	By email: ir@netscout.com

We will forward any such stockholder communications to the Chairman of our Board, as a representative of our Board, and/or to the Director to whom the communication is addressed.

Code of Ethics

We have adopted a code of ethics as defined by regulations promulgated under the Securities Act of 1933, as amended, and the Exchange Act, which applies to all of NetScout’s employees, officers, and our Directors and subsidiaries, including our principal executive officer, principal financial officer, principal accounting officer, and controller, and persons performing similar functions. A current copy of our code of ethics, or Code of Conduct, is available at the Governance section of our website at https://www.netscout.com/corporate-responsibility/governance. NetScout intends to disclose amendments to or waivers from provisions of the Code of Conduct that apply to our principal executive officer, principal financial officer, principal accounting officer, or controller, and persons performing similar functions, by posting such information on our website, available at http://ir.netscout.com/. The contents of our website are not part of or incorporated by reference into this Proxy Statement.

Employees, officers and Directors may use our ethics reporting system to report alleged unethical, dishonest, or unlawful behavior and to seek guidance regarding the expectations established by NetScout’s Code of Conduct. NetScout prohibits retaliation against anyone who in good faith reports a concern or who participates in the investigation or resolution of a concern.

Our CEO reinforces our Code of Conduct, which is managed by our CCO. The Nominating and Corporate Governance Committee oversees the Code of Conduct as a whole and reviews and recommends to the Board revisions to the Code of Conduct as needed as a result of changes in law, rules, policy, or circumstances. In addition, the Audit Committee reviews the results of management’s efforts to monitor compliance with the Company’s programs and policies designed to ensure adherence to applicable laws and rules, including its Code of Conduct.

Majority Voting for Directors and Director Resignation Policy

It is the policy of NetScout that any nominee for election to the Board who receives a greater number of votes “withheld” from his or her election than votes “for” such election shall submit his or her offer of resignation for consideration by the Nominating and Corporate Governance Committee. The Nominating and

Corporate Governance Committee shall consider all of the relevant facts and circumstances and recommend to the Board the action to be taken with respect to such offer of resignation. The Board will then act on the Nominating and Corporate Governance Committee’s recommendation.

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Corporate Governance

Stockholder Engagement and Outreach

Our Board values the input of our stockholders, and we are committed to maintaining stockholder outreach programs that provide a constructive dialogue.

Our engagement program, with participation by our management and oversight by our Nominating and Corporate Governance Committee, is intended to provide stockholders with honest, candid information on relevant issues, including on our corporate strategy and performance, Board oversight of key risk areas, and executive compensation. We also gather stockholder views and feedback, including on the engagement program itself. In the chart below, we detail the features of our stockholder engagement program, which is ongoing.

Before the Annual Meeting	Annual Stockholder Meeting

▪ Discuss stockholder proposals (if any). ▪ Publish our Annual Report and Proxy Statement. ▪ The Nominating and Corporate Governance Committee receives updates on feedback received from stockholders.	▪ Conduct engagements with stockholders (as requested or necessary). ▪ Receive voting results for Board and stockholder proposals.

After the Annual Meeting	Off-Season Engagement

▪  Discuss voting results from the Annual Meeting.

▪  Review corporate governance trends, recent regulatory developments, investors’ perspectives and priorities on a broad array of topics including corporate governance, executive compensation and sustainability-related matters, and the Company’s own corporate governance documents, policies, and procedures.

▪  Consider topics for discussions during off-season stockholder engagements.

▪  One-on-One meetings between stockholders, our Directors (if appropriate or requested), and members of management.

▪  Attend and participate in investor and corporate governance-related events.

▪  Evaluate corporate governance and other relevant matters based on stockholder feedback, including stockholders’ proxy voting guidelines and comments to the Company.

Stockholder Engagement Topics

As part of our stockholder engagement efforts over the last year, we heard from our stockholders on corporate performance as well as key corporate governance, shareholder returns, capital allocation, and cost structure matters, and we will take such feedback into account as we continue to evolve and execute on our business strategy.

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Corporate Governance

The Board of Directors and Its Committees

The Board has standing Audit, Compensation, Nominating and Corporate Governance, and Finance Committees. Our Audit, Compensation, and Nominating and Corporate Governance Committees operate pursuant to charters that have been approved by the Board, are reviewed at least annually, and are available on our website at www.ir.netscout.com under the Corporate Governance section.

The table below indicates the composition of each of the committees of our Board of Directors as of the date of this Proxy Statement.

INDEPENDENT DIRECTORS		Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Finance Committee

Robert E. Donahue

John R. Egan	L

Alfred Grasso

Joseph G. Hadzima, Jr.

Shannon Nash

Marlene Pelage

Christopher Perretta

Vivian Vitale

INSIDE DIRECTORS

Anil K. Singhal

Michael Szabados	V

	Chairman of the Board	V	Vice Chairman of the Board
L	Lead Independent Director		Audit Committee Financial Expert
	Committee Chairperson		Committee Member

Board Meetings and Director Attendance

The Board met six times during fiscal year 2025. Each of our Directors attended at least 75% of the aggregate of (i) total number of meetings of our Board and (ii) the total number of meetings held by all committees of the Board on which such Director served during fiscal year 2025.

We typically hold a regularly scheduled in-person meeting of our Board on the same day as our annual meeting of stockholders, and all Directors are encouraged to attend our annual meeting of stockholders. Eight out of ten Directors who were then serving on the Board attended the 2024 Annual Meeting of Stockholders.

FY25 Average Board and Committee Meeting Attendance
96%

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Corporate Governance

Audit Committee

Current Members

Marlene Pelage (Chair)

Robert E. Donahue(1)

John R. Egan

Joseph G. Hadzima, Jr.

Shannon Nash

Christopher Perretta

(1)  Served as Chair until May 31, 2025

Independence

Our Board has determined that each current member of our Audit Committee is, and each member of our Audit Committee during fiscal year 2025 was, independent within the meaning of Nasdaq’s Director independence standards and the SEC’s heightened Director independence standards for audit committee members.

Each of Mr. Donahue, Ms. Nash, and Ms. Pelage are “Audit Committee Financial Experts” within the meaning of the SEC regulations and have accounting or related financial management expertise.

Meetings

Eight meetings during fiscal year 2025.

Responsibilities

We have adopted a committee charter that details the primary responsibilities of the Audit Committee, including, among other items:

▪  Reviewing, overseeing and discussing with management and our independent auditor, as appropriate, the financial reports we provide to the SEC, our stockholders, and the general public, and our accounting policies, internal accounting controls, internal control over financial reporting, auditing functions, and financial reporting practices

▪  Appointing, evaluating and ensuring the independence of, our independent auditor and thereby furthering the integrity of our financial reporting

▪  Establishing and overseeing procedures designed to facilitate the receipt, retention, and handling of complaints regarding disclosure controls and procedures, internal control over financial reporting and accounting, internal accounting control, or auditing matters

▪  Reviewing and monitoring our compliance with the related party transaction approval policy

▪  Reviewing, monitoring and discussing with management our compliance programs and related enterprise risk management programs, including, among other items, our cybersecurity and related information security management programs

▪  Reviewing and overseeing our internal audit function

▪  Reviewing the results of management’s efforts to monitor compliance with the Company’s programs and policies designed to ensure adherence to applicable laws and rules, as well as to its Code of Conduct

FY25 Average Audit Committee Meeting Attendance
98%

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Corporate Governance

Compensation Committee

Current Members

Vivian Vitale (Chair)

Robert E. Donahue

Christopher Perretta

Alfred Grasso

Independence

The Board has determined that each current member of our Compensation Committee is, and each member of our Compensation Committee during fiscal year 2025 was, independent within the meaning of Nasdaq’s Director independence standards and is a “non-employee director” as defined by applicable SEC rules and regulations.

Meetings

Five meetings during fiscal year 2025.

Responsibilities

We have adopted a committee charter that details the primary responsibilities of the Compensation Committee, including, among other items:

▪  Establishing the compensation of our executive officers other than the CEO

▪  Reviewing and making recommendations to the Board with respect to the compensation of our CEO and our non-employee Directors

▪  Monitoring and providing strategic guidance regarding our human capital and talent management and employee engagement

▪  Overseeing our incentive compensation, stock plans, benefit plans, and human resources activities

▪  Reviewing with our management and recommending for inclusion in our proxy statements and incorporation by reference in our Annual Reports on Form 10-K, the Compensation Discussion and Analysis and Compensation Committee Report

▪  Reviewing and considering the results of any advisory vote on executive compensation

▪  Monitoring our employee compensation practices and policies as they relate to risk management and risk-taking incentives

FY25 Average Compensation Committee Meeting Attendance
100%

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Corporate Governance

Nominating and Corporate Governance Committee

Current Members

Joseph G. Hadzima, Jr. (Chair)

Alfred Grasso

John R. Egan

Vivian Vitale

Independence

The Board has determined that each current member of the Nominating and Corporate Governance Committee is, and each member of our Nominating and Corporate Governance Committee during fiscal year 2025 was, independent within the meaning of Nasdaq’s Director independence standards.

Meetings

Four meetings during fiscal year 2025.

Responsibilities

We have adopted a committee charter that details the primary responsibilities of the Compensation Committee, including, among other items:

▪  Identifying individuals qualified to become Directors

▪  Overseeing Director education programs

▪  Recommending to our Board the Director nominees for election

▪  Overseeing management succession planning

▪  Monitoring compliance with and periodically reviewing our Code of Conduct, Corporate Governance Guidelines, and Insider Trading Policy

▪  Reviewing and advising on NetScout’s position, engagement, policies and programs concerning corporate social responsibility, including environmental, social, and governance strategy.

▪  Monitoring and overseeing health and safety programs

FY25 Average Nominating and Corporate Governance Committee Meeting Attendance
100%

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Corporate Governance

Finance Committee

Current Members

Alfred Grasso (Chair)

Robert E. Donahue

John R. Egan

Joseph G. Hadzima, Jr.

Independence

The Board has determined that each member of the Finance Committee is, and each member of our Finance Committee during fiscal year 2025 was, independent within the meaning of Nasdaq’s Director independence standards.

Meetings

One meeting during fiscal year 2025.

Responsibilities

Discharging the responsibilities of the Board relating to, among other items:

▪  Considering strategic initiatives and other opportunities that may become available to NetScout from time to time and such other tasks as the Board may designate from time to time

▪  Reviewing and overseeing other designated strategic finance matters

FY25 Average Finance Committee Meeting Attendance
100%

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Corporate Governance

Environmental, Social, and Governance Oversight

We are committed to making a positive impact on the lives of our employees, in our surrounding communities, and for our customers and investors, and believe that a commitment to ESG is an important part of creating long-term business value. Oversight and responsibility for ESG therefore starts with our Board of Directors and its committees and includes tactical support from our management-level ESG Steering Committee and Office of ESG.

The Board

Our Board is responsible for oversight of ESG risks and opportunities.

Nominating and Corporate Governance Committee	Compensation Committee	Audit Committee

The Nominating and Corporate Governance Committee meets regularly to review and advise on ESG strategy and monitors and provides strategic guidance regarding NetScout’s ESG and health and safety programs. The Committee typically receives reports quarterly from management and discusses, reviews, and provides guidance to management about the program. The Committee Chair typically reports quarterly to the Board about the ESG program so that the Board as a whole has visibility and an opportunity to provide guidance and oversight.

The Compensation Committee reviews compensation policy and practice-related risk.

The Committee also regularly monitors and provides strategic guidance on ESG-related topics such as human capital, talent management, and employee engagement.

The Audit Committee regularly reviews ESG-related topics such as enterprise risk management, our anticorruption program, ethics and compliance matters, supply chain matters, including human rights protections, and cybersecurity and data privacy matters.

Management-level ESG Steering Committee

Our management-level ESG Steering Committee, under the strategic direction of our CEO and chaired by NetScout’s Senior Vice President and General Counsel, provides guidance and management oversight for our ESG program.

With representation across all key business functions, the mandate of the ESG Steering Committee is to consider our existing ESG efforts, understand stakeholder perspectives, identify areas for improvement and further alignment with our business, and monitor the progress of our program to ensure accountability to our stakeholders and the broader community.

Office of ESG

The Office of ESG, chaired by NetScout’s Senior Vice President and General Counsel in his role as Chief ESG Officer, is responsible for the development and implementation of our ESG program and for tracking and reporting on the progress of our program.

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Director Compensation Highlights

▪	Fees for committee service and service on the Board

▪	Emphasis on equity in the overall compensation mix

▪	Full-value equity grants with time-based vesting

▪	No performance-based equity awards or perquisites

▪	Robust stock ownership guidelines

▪	Stockholder approved annual limit on non-employee Director compensation

▪	Policies prohibiting hedging and pledging by our Directors

Overview of Director Compensation Program

We use a combination of cash and equity-based compensation to attract and retain individuals to serve on our Board. In developing our Director compensation program, the Board considered market data from a peer group of companies identical to those used to benchmark executive compensation, and recommendations from our Compensation Committee. Our Compensation Committee periodically reviews and recommends to the Board the type and amount of cash and equity compensation for independent Directors.

We only compensate independent Directors for their service on our Board. Accordingly, neither Mr. Singhal, our CEO, nor Mr. Szabados, a Senior Advisor and our former COO, receive any compensation for service on our Board.

Our Board’s independent Directors receive cash compensation as set forth below:

	Chair* Retainer ($)	Member Retainer ($)

Board of Directors	95,000	60,000

Audit Committee	30,000	15,000

Compensation Committee	20,000	10,000

Nominating and Corporate Governance Committee	12,000	6,000

Finance Committee	12,000	6,000

*	Mr. Egan, as the Lead Independent Director, receives a Chair Retainer rather than our Chair, Mr. Singhal, who does not receive a retainer as an employee Director.

In addition to the cash compensation described above, independent Directors are entitled to receive equity compensation.

In fiscal year 2025, each independent Director then in service received a grant of restricted stock units with a grant date fair value of approximately $136,710 on September 12, 2024, consisting of 7,000 restricted stock units (collectively, the “Director RSUs”). All Director RSUs vest on the first anniversary of the grant date, provided that the Director attended at least 75%, in the aggregate, of the Board and Committee meetings on which they served in fiscal year 2025. If this attendance requirement is not met, the Director RSUs will vest on the third anniversary of the grant date. No other equity awards are given to our independent Directors.

We did not make any changes to our Director compensation program in fiscal year 2025.

Stockholder-Approved Director Compensation Limit

The NetScout Systems, Inc. 2019 Equity Incentive Plan (as amended from time to time, the “2019 Plan”), under which the Director RSUs were granted, provides that the aggregate value of all cash and equity-based compensation paid or granted, as applicable, by NetScout to any individual for service as an independent Director with respect to any fiscal year of NetScout will not exceed $750,000.

Stock Ownership Guideline

Our independent Directors are required to accumulate and hold, within four years from appointment or election to their position on the Board, an investment level in our common stock equal to five times their annual board retainer. See the section titled “Stock Ownership Guidelines” in our Compensation Discussion and Analysis below for more information.

Prohibition on Hedging, Pledging, and Insider Trading

Our Amended and Restated Insider Trading and Trading Window Policy expressly prohibits our Directors from hedging, pledging and insider trading. Please see “Policies for Compensation Risk Mitigation” for more information.

NetScout Systems, Inc. | 2025 Proxy Statement | 26

Director Compensation

Director Compensation Table for Fiscal Year 2025

The following table sets forth a summary of the compensation we paid to our independent Directors for service on our Board in fiscal year 2025.

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	Total ($)

Robert E. Donahue	106,000	136,710	242,710

John R. Egan	124,239	136,710	260,949

Alfred Grasso	88,000	136,710	224,710

Joseph G. Hadzima, Jr.	93,000	136,710	229,710

Shannon Nash	75,000	136,710	211,710

Marlene Pelage	75,000	136,710	211,710

Christopher Perretta	82,761	136,710	219,471

Vivian Vitale	86,000	136,710	222,710

(1)

Amounts represent the aggregate dollar amount of fiscal year 2025 fees earned or paid in cash for services as a Director, including annual retainer fees and committee fees, and for Mr. Egan and Mr. Perretta, reflect prorated amounts for committee fees due to committee assignment changes during fiscal year 2025.

(2)

Amounts shown do not reflect compensation actually received by the listed Directors but represent the aggregate full grant date fair value of Director RSUs granted to our independent Directors calculated in accordance with FASB ASC 718. The grant date fair value of the Director RSUs was calculated by multiplying the closing price of our common stock on the Nasdaq Global Select Market on the date of grant by the number of Director RSUs granted. The fair value shown above may not be indicative of the value realized on the date the Director RSUs vest due to variability in the share price of our common stock. The number of unvested RSUs held by each independent Director as of the last day of fiscal year 2025 were as follows: Mr. Donahue: 7,000; Mr. Egan: 7,000; Mr. Grasso: 7,000; Mr. Hadzima: 7,000; Ms. Nash: 7,000; Ms. Pelage: 7,000; Mr. Perretta: 7,000; and Ms. Vitale: 7,000.

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ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with Section 14A of the Exchange Act, we are asking stockholders to vote on an advisory resolution to approve the compensation of our NEOs as described in the Compensation Discussion and Analysis and the compensation tables.

The stockholder vote is an annual advisory vote and is not binding on NetScout or its Board. Although the vote is nonbinding, the Compensation Committee and the Board values your opinions and considers the outcome of the vote in establishing our compensation philosophy and future compensation decisions.

The Board is asking our stockholders to approve the following advisory resolution at the 2025 Annual Meeting:

RESOLVED, that NetScout’s stockholders approve, on an advisory basis, the compensation of the named executive officers as disclosed in NetScout’s Proxy Statement for the 2025 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission.

It is expected that the next say-on-pay vote will occur at the 2026 Annual Meeting of Stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ADVISORY APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

NetScout Systems, Inc. | 2025 Proxy Statement | 28

Our current executive officers(1) and their ages as of July 14, 2025, are as follows:

Executive Officer	Age	Position

Anil K. Singhal(2)	71	Co-Founder, President, Chief Executive Officer, and Chairman of the Board

Sanjay Munshi	57	Chief Operating Officer

Anthony Piazza	54	Executive Vice President, Chief Financial Officer, and Treasurer

John W. Downing	67	Executive Vice President, Worldwide Sales

(1)

Effective May 31, 2025, Mr. Szabados and Ms. Bua resigned from their respective positions as Chief Operating Officer and Chief Financial Officer of the Company. In connection with their respective resignations and transitions toward retirement, we entered into transition agreements with Mr. Szabados and Ms. Bua, pursuant to which Mr. Szabados and Ms. Bua will each continue as an employee of the Company in the capacity of Senior Advisor through June 30, 2026. Effective June 1, 2025, Anthony Piazza was appointed as the Company’s Executive Vice President, Chief Financial Officer, and Treasurer and Sanjay Munshi was appointed as the Company’s Chief Operating Officer. For more information see the Company’s Current Report on Form 8-K filed with the SEC on May 5, 2025.

(2)	Anil K. Singhal’s biographical information can be found in the table under the section titled “Director Biographies.”

Anthony Piazza

Executive Vice President, Chief Financial Officer, and Treasurer

  Professional Experience and Biography

▪	Mr. Piazza has served as NetScout’s Executive Vice President, Chief Financial Officer, and Treasurer since June 2025. He served as Deputy Chief Financial Officer from May 2024 until May 2025 and as Senior Vice President of Corporate Finance from July 2022 to April 2024. He joined NetScout in 2015 as Vice President, Finance.

▪	Before joining NetScout, Mr. Piazza served in various roles at Iron Mountain, a company specializing in storage and information management services, from 1997 to 2014, rising to the level of Senior Vice President of Enterprise Finance. His previous roles at Iron Mountain included Senior Vice President of Global Real Estate, Vice President of Real Estate Finance & Operations, Assistant Treasurer, and Acquisition & SEC Reporting Accountant.

▪	From 1993 to 1997, Mr. Piazza was a senior auditor at Grant Thornton.

▪	Mr. Piazza received his B.S. in Accountancy and his M.B.A. both from Bentley University and is a Certified Public Accountant.

John W. Downing

Executive Vice President, Worldwide Sales

  Professional Experience and Biography

▪	Mr. Downing has served as NetScout’s Executive Vice President, Worldwide Sales Operations since September 2015, and served as Senior Vice President, Worldwide Sales Operations from 2007 until September 2015. He joined NetScout in 2000 as Vice President, Sales Operations, instituting and refining key go-to-market programs and sales processes.

▪	Prior to NetScout, from April 1998 until September 2000, Mr. Downing served as Vice President of Sales at Genrad Corporation, a manufacturer of electronic testing equipment and production solutions and was Vice President of North American Sales from January 1996 until March 1998.

▪	Mr. Downing earned a Bachelor of Science in Engineering (BSE) in Computer Science and Applied Mathematics from Tufts University and a Masters of Business Administration from Suffolk University.

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Executive Officers

Sanjay Munshi

Chief Operating Officer

  Professional Experience and Biography

▪	Mr. Munshi has served as NetScout’s Chief Operating Officer since June 2025. He served in various roles with increased responsibilities at NetScout, including as Deputy Chief Operating Officer from April 2024 to April 2025 and Senior Vice President, Products from February 2021 to April 2024. He joined NetScout in 2017 as Vice President, Product Management.

▪	Prior to joining NetScout, he served as Senior Director, Product Management and Marketing of Brocade Communications Systems, a networking company, from 2010 to 2017 and Director, Product Management of Extreme Networks, a networking company, from 2006 to 2010.

▪	Mr. Munshi received his Bachelor in Technology in Electronics and Communication Engineering from the National Institute of Technology in India and his Masters of Science in Computer Engineering from San Jose State University.

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This Compensation Discussion and Analysis, or CD&A, describes our fiscal year 2025 compensation program as it relates to the compensation of our Named Executive Officers (each, an “NEO”). The CD&A provides an overview and analysis of the key elements of our fiscal year 2025 compensation program, the compensation decisions made by the Compensation Committee under our fiscal year 2025 compensation program, and the factors that the Compensation Committee considered and the process it followed in making those decisions. For fiscal year 2025, our NEOs consisted of the following four executive officers:

Anil K. Singhal	Co-Founder, President, Chief Executive Officer and Chairman of the Board

Michael Szabados(1)	Vice Chairman of the Board, Senior Advisor, and Former Chief Operating Officer

Jean Bua(1)	Senior Advisor and Former Executive Vice President, Chief Financial Officer, Chief Accounting Officer, and Treasurer

John W. Downing	Executive Vice President, Worldwide Sales

(1)

Effective May 31, 2025, Mr. Szabados and Ms. Bua resigned from their respective positions as Chief Operating Officer and Chief Financial Officer of the Company. In connection with their respective resignations and transitions toward retirement, we entered into transition agreements with Mr. Szabados and Ms. Bua, pursuant to which Mr. Szabados and Ms. Bua will each continue as an employee of the Company in the capacity of Senior Advisor through June 30, 2026. Please see the section titled “Retirements of Chief Operating Officer and Chief Financial Officer” in this CD&A for more information regarding Mr. Szabados and Ms. Bua’s respective transition agreements.

Business Overview

We are an industry leader with nearly four decades of experience in providing service assurance and cybersecurity solutions that are based on our pioneering deep packet inspection technology at scale, which are used by many Fortune 500 companies to protect their digital business services against disruption. Service providers and enterprises, including local, state and federal government agencies, rely on our solutions to achieve the visibility and protection necessary to optimize network performance, ensure the delivery of high-quality, mission-critical applications and services, gain timely insight into the end user experience, and protect their networks from attack. With our offerings, customers can quickly, efficiently and effectively identify and resolve issues that result in downtime, interruptions to services, poor service quality or compromised data, thereby reducing mean time-to-resolution of issues and driving compelling returns on their investments in their networks and broader technology initiatives. Some of the more significant technology trends and catalysts for our business include the evolution of customers’ digital transformation initiatives such as the migration to cloud environments and the edges of their networks, the rapidly evolving cybersecurity threat landscape, artificial intelligence and business analytics advancements, and the 5G technology evolution in both the service provider and enterprise customer verticals.

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Compensation Discussion and Analysis

Corporate Performance Overview(1)

NetScout closed fiscal year 2025 with revenue of approximately $823 million, which was relatively consistent with the prior year when adjusted for the divestiture of the Test Optimization business. These results were in line with our expectations at the start of the fiscal year, as we anticipated continued momentum in our cybersecurity offerings, which delivered nearly 7% year-over-year revenue growth, alongside persistent headwinds in the domestic service provider area of our service assurance offerings, where carriers remain focused on balancing 5G investment and monetization challenges. These results are particularly meaningful when adjusting for the Test Optimization business divestiture and the prior year’s backlog-driven revenue gains, as they indicate the business would have achieved mid-single-digit revenue growth under more normalized conditions. While our fiscal year 2025 GAAP operating performance included non-cash goodwill impairment and restructuring charges that led to a net loss per share for fiscal year 2025, our diligent cost containment actions and flexible cost structure contributed to non-GAAP earnings per share growth year-over-year.

As we look to fiscal year 2026, we are focused on driving revenue growth, improving profitability, and continuing to invest in innovation. We expect to benefit from further adoption of our cybersecurity offerings and remain committed to maintaining our strong financial discipline. Longer term, we remain focused on delivering mission-critical solutions that ensure the performance, availability, and security of digital infrastructure for organizations around the world. As “Guardians of the Connected World,” we are uniquely positioned to help our customers succeed amid accelerating digital transformation, expanding cybersecurity threats, and the evolution of next-generation networks.

 Total Revenue

▪	Total revenue (GAAP and non-GAAP) in fiscal year 2025 was $822.7 million, representing an approximate 1% year-over-year decrease.

▪	Cybersecurity revenue (GAAP and non-GAAP) in fiscal year 2025 was $289.8 million, representing an approximate 7% year-over-year increase.

 Net Income/Loss and Net Income/Loss Per Share

▪	Net loss (GAAP) in fiscal year 2025 was $366.9 million, or $5.12 per share (diluted). The net loss was primarily related to a non-cash goodwill impairment charge of $427.0 million dollars in fiscal year 2025.

▪	Non-GAAP net income in fiscal year 2025 was $160.4 million, or $2.22 per share (diluted), representing an approximate 1% increase in diluted earnings per share year-over-year.

(1)	This section includes non-GAAP metrics. Please see Appendix A for additional information regarding how we define our non-GAAP metrics and the GAAP to non-GAAP reconciliations.

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Compensation Discussion and Analysis

Executive Summary: Fiscal Year 2025 Executive Compensation Highlights

Our executive compensation program is structured to provide strong pay-for-performance alignment. As discussed in detail below, the Compensation Committee, for our NEOs other than our CEO, and the Board, for our CEO, determined that our NEOs’ fiscal year 2025 annual incentive bonus awards would be based on the Company’s achievement with respect to (1) a total non-GAAP revenue target range of $800 million to $830 million, (2) a non-GAAP diluted EPS target range of $2.10 to $2.30, and (3) a year-over-year non-GAAP cybersecurity revenue growth target range of 10% to 15%. NetScout met the non-GAAP diluted EPS target by achieving $2.22 per diluted share and the total non-GAAP revenue target by delivering $822.7 million in total non-GAAP revenue, but missed the year-over-year non-GAAP cybersecurity revenue growth target by delivering 7% growth.

Based on these results, annual bonus payouts would have been earned at 134.4% of target. However, as it did last year, the Compensation Committee, for our NEOs other than our CEO, and the Board, for our CEO, exercised negative discretion in determining actual bonus payouts for our NEOs, ultimately providing each NEO with a bonus payout equal to 80.9% of target, in light of the Company missing its year-over-year non-GAAP cybersecurity revenue growth target even though the Company’s non-GAAP EPS and non-GAAP revenue performance were well above the minimum threshold. Consistent with our pay-for-performance philosophy and as more fully described below, for fiscal year 2025, we:

Maintained NEO base salaries and target bonus opportunities at their fiscal year 2024 levels; our NEOs’ base salaries have not been increased since fiscal year 2023

Granted the same number of PSUs and RSUs to each NEO as we did in fiscal year 2024

Awarded approximately 40% of our NEOs’ annual equity awards in the form of PSUs tied to a multi-year performance period in accordance with our long-term equity compensation objectives

Based on actual results, annual incentive bonus payouts would have been earned at 134.4% of target. However, as it did last year, the Compensation Committee, for our NEOs other than our CEO, and the Board, for our CEO, exercised negative discretion in determining actual bonus payouts for our NEOs, ultimately providing each NEO with a bonus payout equal to 80.9% of target, in light of the Company missing its year-over-year non-GAAP cybersecurity revenue growth target even though the Company’s non-GAAP EPS and non-GAAP revenue performance were well above the minimum threshold

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Compensation Discussion and Analysis

Listening to Our Stockholders

The Compensation Committee and the Board focus significant time and attention on the issues raised by our stockholders. In particular, the Compensation Committee reviews specific feedback when it is received from our investors and proxy advisory firms on certain compensation practices and related disclosures.

At our 2024 Annual Meeting of Stockholders, our stockholders supported our executive compensation with 87.4% of the total votes cast voting in favor.

In evaluating our compensation program for fiscal year 2025, the Compensation Committee was mindful of the support our stockholders expressed for the Company’s philosophy of linking compensation to company performance and the enhancement of stockholder value. As a result, the Compensation Committee has maintained its general approach to executive compensation and strengthened pay-for-performance principles and philosophy relative to prior fiscal years.

Compensation Governance Highlights

What We Do

We reward performance that meets our predetermined goals

A significant portion of our CEO and NEOs’ compensation is at risk and/or performance-based

We maintain robust stock ownership guidelines for our executives

We cap payouts under our plans to discourage inappropriate risk taking by our NEOs

The Compensation Committee retains an independent compensation consultant

The Compensation Committee is comprised entirely of independent Directors

We hold an annual advisory vote on executive compensation

We seek feedback on executive compensation through stockholder engagement

We have adopted a recoupment or “clawback” policy applicable to incentive-based compensation that is paid to our executive officers

CEO has a 12-month holding requirement for shares issued pursuant to option-like awards

What We Don’t Do

Pay bonuses if performance levels fall below pre-determined thresholds except in extraordinary cases

Permit short sales, hedging or pledging of our stock

Enter into employment agreements that provide for fixed terms or automatic compensation increases or equity grants

Provide excessive cash severance

Provide our executives with tax gross-ups or significant perquisites

Permit repricing or cashing out of underwater stock options without stockholder approval

Maintain any executive pension plans, or any retirement programs, that are not generally available to all employees

Pay dividends or dividend equivalents on unvested equity awards unless and until awards vest

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Compensation Discussion and Analysis

Executive Compensation Objectives

The Compensation Committee reviews our executive compensation program, including the mix of long-term versus short-term incentives and cash versus equity compensation, over the course of several meetings each year to evaluate whether the program supports the objectives below.

Attract and Retain	Pay-for-Performance

NEOs’ total compensation should be competitive with peer companies so that we can attract and retain high-performing key executive talent. To achieve this goal, the Compensation Committee periodically reviews the compensation practices of other companies in our peer group, as discussed below in the “Use of Third-Party Data/Peer Group Data” section below.

Total compensation should reflect a “pay-for-performance” philosophy in which a substantial portion of each NEO’s compensation should be tied to the achievement of Company performance objectives and individual performance.

Alignment with Stockholders’ Interests	Internal Parity

Compensation practices should align the interests of our executives with our stockholders by tying a significant portion of total compensation to our overall financial and operating performance and the creation of long-term stockholder value.

To the extent practicable, and based on individual performance and position, base salaries and short-term and long-term incentive targets for similarly situated NEOs within the Company should be comparable to avoid divisiveness and encourage teamwork, collaboration, and a cooperative working environment.

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Compensation Discussion and Analysis

Elements of Our Fiscal Year 2025

Executive Compensation Program

Compensation for our NEOs in fiscal year 2025 consisted of three principal elements that were designed to achieve our compensation objectives and reward performance in a simple and straightforward manner: base salaries, annual incentive bonus awards, and long-term equity awards. The graphic below reflects the approximate general distribution of these three core elements of NEO target total direct compensation awarded during fiscal year 2025 as determined by the Compensation Committee, with annual bonuses reflecting the target payout amount and equity awards reflecting the grant date fair value of such awards.

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Compensation Discussion and Analysis

The purpose and key characteristics of each of these elements, as well as the other elements of our fiscal year 2025 executive compensation program, are summarized below.

Element	Purpose	Key Characteristics

Base Salary

▪   Provides a fixed level of compensation for performing the essential day-to-day elements of the job.

▪   Reflects each NEO’s qualifications, experience, and responsibilities compared to executives at similar companies.

▪   Gives executives a degree of certainty in light of having a majority of their compensation at risk.

▪   The Compensation Committee determines base salary levels for NEOs other than our CEO and makes recommendations to the Board in the case of our CEO.

▪   For NEOs other than our CEO, base salary levels are determined by the Compensation Committee after considering the evaluations and recommendations made by our CEO, who applies his own judgment in making such recommendations.

▪   In making their recommendations and determinations for base salary levels, the Compensation Committee and CEO each review Company performance, the respective NEO’s individual performance, the NEO’s career with NetScout, the NEO’s current and long-term compensation, market data from our peer group and special circumstances such as strategic alliances or acquisitions.

Annual Incentive Bonus Awards (Cash)

▪   Provides an incentive to executives to achieve short-term Company performance goals that are designed to help accomplish our strategic plan.

▪   Company performance goals provide an effective way to measure our NEOs’ collective ability to create sustainable growth and profitability based on pre-established quantitative goals.

▪   Target bonus amounts generally established shortly after the start of each fiscal year and are consistent with our pay-for-performance approach.

▪   In no event will any NEO receive more than 200% of his or her annual incentive bonus target.

▪   Corporate performance goals generally consist of Board-approved non-GAAP EPS and revenue targets, and other financial objectives deemed strategically important.

▪   Executive officers are eligible for annual incentive bonus awards only after NetScout meets or exceeds a threshold profitability target (non-GAAP EPS), except for Mr. Downing, our Executive Vice President, Worldwide Sales Operations, with respect to the portion of his annual cash incentive compensation opportunity based on sales commissions.

▪   If NetScout meets or exceeds the threshold non-GAAP EPS target, executive officers’ annual incentive bonus awards are then determined based on contribution to NetScout-wide financial goals.

Long-Term Equity Incentives

▪   Motivates executive officers to achieve our business objectives and manage risk by tying compensation to the performance of our common stock over the long term, which aligns the interests of management and stockholders.

▪   Motivates our executive officers to remain with NetScout by mitigating swings in incentives during periods when market volatility affects our stock price.

▪   Attracts highly qualified individuals who can contribute to our success.

▪   Time-based RSU awards generally vest over four years; the ultimate value realized varies with our success as measured by our common stock price.

▪   RSUs are generally granted to executive officers at their appointment and then annually, depending upon performance.

▪   In fiscal year 2025, our NEOs received a significant portion (approximately 40%) of their long-term equity incentives in the form of PSUs tied to a multi-year performance period.

▪   The Compensation Committee also reviews, with the use of tally sheets, previous equity grants to executive officers and considers the level of outstanding awards as a factor in determining the amount of long-term equity incentives granted to NEOs.

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Compensation Discussion and Analysis

Element	Purpose	Key Characteristics

Other Compensation	▪ Provides benefits that promote employee health and welfare, which assist in attracting and retaining our executive officers.

▪   Provides benefits that are common and appropriate for similarly situated executives of public companies, including health insurance and our 401(k) plan.

▪   Executive officers are also eligible for life insurance policies that provide for three times cash compensation (salary and annual incentive bonus target) up to a $1.5 million cap; Mr. Singhal is entitled to other benefits discussed below.

Termination and Change of Control Protections

▪   Attract and retain executives.

▪   Align interests with stockholders, including in the event of a change in control of the Company.

▪   Mitigate any potential employer liability and avoid future disputes or litigation.

▪   Arrangements are generally designed to: (i) provide reasonable compensation to executive officers who leave our Company under certain circumstances to facilitate their transition to new employment, and (ii) require a departing executive officer to sign a separation and release agreement acceptable to us as a condition to receiving post-employment compensation payments or benefits.

▪   “Double-trigger” provisions preserve morale, stability, and productivity and encourage executive retention in the event of a change of control.

▪   These provisions are considered a typical component of a competitive executive compensation program for executives among our fiscal year 2025 peer group.

Base Salaries and Target Bonus Amounts

In June 2024, after reviewing Company and individual NEO performance in fiscal year 2024, as well as peer group market data, the Compensation Committee and the Board determined that the fiscal year 2024 base salaries and target bonus opportunities of our NEOs were appropriate and would remain unchanged for fiscal year 2025. The Compensation Committee considered that the target total cash compensation for each NEO other than the CEO was below the 25th percentile of the peer group market data, and the Board considered that the target total cash compensation was between the 25th and 50th percentiles for the CEO. The bonus opportunity cap remained at 200% of each NEO’s target bonus amount.

	FY24 Base	FY25 Base	FY24 Target Bonus	FY25 Target Bonus	FY24 Sum of Base Salary plus Target	FY25 Sum of Base Salary plus Target
Named Executive Officer	Salary	Salary	Amount	Amount	Bonus	Bonus

Anil K. Singhal	$594,825	$594,825	$647,194	$647,194	$1,242,019	$1,242,019

Michael Szabados	$423,500	$423,500	$316,812	$316,812	$740,312	$740,312

Jean Bua	$402,215	$402,215	$299,151	$299,151	$701,366	$701,366

John W. Downing (1)	$300,245	$300,245	$421,508	$421,508	$721,753	$721,753

(1)

The information presented for Mr. Downing under each of the “FY24 Bonus Target Amount” and “FY25 Bonus Target Amount” columns includes both (i) a target bonus amount under the FY25 Bonus Plan (as defined below) and (ii) a target bonus amount under Mr. Downing’s commission incentive plan.

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Compensation Discussion and Analysis

Annual Incentive Bonus Awards

Each year, we adopt an executive annual incentive bonus plan that provides for cash incentive payments to our NEOs upon the achievement of certain performance objectives. After considering stockholder feedback and the practices of our peers and with consideration of alignment with our core organizational goals and long-term value creation, we based our NEOs’ fiscal year 2025 bonus payouts entirely on the achievement of pre-determined financial performance goals. Accordingly, the amount to be earned by each NEO under the executive annual incentive bonus plan for fiscal year 2025 (the “FY25 Bonus Plan”) would be determined based on three variables:

▪	the executive officer’s annual incentive target opportunity as shown above;
▪	the Compensation Committee’s assessment and certification of NetScout’s performance compared with the corporate performance targets set forth below; and
▪	the relative weighting of each performance objective.

Further, following the determination above based on the achievement against the performance objectives, the Compensation Committee and the Board retain the ability to exercise discretion to increase or reduce the annual incentive bonus payout based on other criteria such as the Company’s overall performance, but in no event will annual incentive payments be greater than 200% of target bonus amount.

Corporate Performance Goals and Achievement

In July 2024, the Compensation Committee, for our NEOs other than the CEO, and the Board, for our CEO, adopted the FY25 Bonus Plan, which was comprised of three financial performance goals (the same goals used for our fiscal year 2024 bonus plan): (i) non-GAAP EPS; (ii) total non-GAAP revenue; and (iii) year-over-year cybersecurity non-GAAP revenue growth. The Compensation Committee and the Board continued to utilize these goals for fiscal year 2025 as they believed that they correlated strongly with stockholder value and that using this combination of metrics provided an effective way to measure our NEOs’ collective ability to create sustainable growth and profitability. For fiscal year 2025, the weighting of the non-GAAP EPS goal was reduced from 50% to 40%, the weighting of the total non-GAAP revenue goal was maintained at 40%, and the weighting of the year-over-year non-GAAP cybersecurity revenue growth goal was increased from 10% to 20% to reflect the Company’s strategic focus on the growth of its cybersecurity product line.

The following table sets forth the financial performance goals shared among all of our NEOs, as approved by the Compensation Committee and the Board in July 2024, and the actual levels achieved, calculated in accordance with the FY25

Bonus Plan. NEOs would only be eligible for annual incentive bonus awards if NetScout met or exceeded the minimum performance level for the non-GAAP EPS goal, except for Mr. Downing, our Executive Vice President, Worldwide Sales Operations, with respect to the portion of his annual cash incentive compensation opportunity based on sales commissions. Based on actual achievement of each of our bonus criteria, as shown below, payouts under the FY25 Bonus Plan would have been earned at 134.4% of target. However, as it did last year, the Compensation Committee and the Board exercised negative discretion in determining actual bonus payouts for our NEOs, ultimately providing each NEO with a bonus payout equal to 80.9% of target, in light of the Company missing its year-over-year non-GAAP cybersecurity revenue growth target even though the Company’s EPS and revenue performance were well above the minimum threshold.

Performance Levels (% of Attainment)	Non- GAAP EPS(1) (Weighted 40%)	Total Non-GAAP Revenue (millions) (Weighted 40%)	Cybersecurity Non-GAAP Revenue Growth (Weighted 20%)

Minimum (100%)	$2.10	$800	10%

Maximum (200%)	$2.30	$830	15%

Actual	$2.22	$822.7	7%

% Attainment	160%	176%	0%

% Weighted Attainment	64%	70.4%	0%

Total Potential Payout 134.4%

Total Actual Payout After Negative Discretion Applied 80.9%

(1)

Non-GAAP adjustments exclude the expenses related to the amortization of acquired intangible assets; share-based compensation expense; acquisition-related depreciation expense; restructuring charges; legal (benefit) expense related to civil judgements; goodwill impairment charges; gain on divestiture of a business; loss on extinguishment of debt; and change in fair value of derivative instrument, net of related income tax effects. Please see Appendix A for GAAP to non-GAAP reconciliations.

NetScout Systems, Inc. | 2025 Proxy Statement | 39

Compensation Discussion and Analysis

Annual Incentive Bonus Payout Amounts

Below are each NEO’s target and approved payouts under the FY25 Bonus Plan based on the achievements set forth above.

Named Executive Officer	FY25 Target Bonus Payout	Percent of Target Bonus Payout Awarded	FY25 Actual Bonus Payout(1)

Anil K. Singhal	$647,194	80.9%	$523,580

Michael Szabados	$316,812	80.9%	$256,301

Jean Bua	$299,151	80.9%	$242,014

John W. Downing (2)	$227,614	80.9%	$184,140

(1)

The amounts disclosed in the “FY25 Actual Bonus Payout” column may differ from the product of the amounts disclosed in the “FY25 Target Bonus Payout” and “Percent of Target Bonus Payout Awarded” columns due to rounding.

(2)

Mr. Downing’s annual cash incentive compensation for fiscal year 2025 consisted of two components: (1) an annual incentive bonus award with a target payout level of approximately 76% of his base salary based on achievement of the goals under the FY25 Bonus Plan, which is reflected in this table; and (2) an annual sales commission bonus award with a target payout level of approximately 65% of his base salary based on his sales performance. In addition to his payout under the FY25 Bonus Plan reflected in this table, Mr. Downing’s actual earned sales commission bonus for fiscal year 2025 was $174,773, representing 58% of his base salary, based on his sales performance during fiscal year 2025. Mr. Downing’s commission incentive plan is based on an individual revenue quota. We are not disclosing the payout formulas in his commission incentive plan due to confidentiality and competitive concerns.

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Compensation Discussion and Analysis

Long-Term Equity Awards

Long-Term Incentives

In fiscal year 2025, we used the following vehicles to ensure that our Long-Term Incentive Program (“LTI Program”) was balanced, performance-focused, and supportive of its objectives over a multi-year period:

▪	PSUs support the objectives of linking realized value to the achievement of critical performance objectives and stockholder alignment. PSUs granted under our LTI Program are earned based on achievement of long-term returns to stockholders as measured by NetScout’s total shareholder return, or TSR, relative to that of the Russell 2000 Index (“rTSR”), over a three-year period.

▪	RSUs keep our executive officers focused on the absolute performance of NetScout’s stock price. We believe RSUs encourage behavior and initiatives that support sustained long-term stock price growth and have retentive value, which benefits all stockholders.

To continue to align our NEOs’ compensation with stockholder value, the Compensation Committee, for our NEOs other than our CEO, and the Board, for our CEO, provided approximately 40% of each NEO’s fiscal year 2025 target long-term incentive opportunity in the form of PSUs. The Compensation Committee and the Board believe that the PSUs promote stockholder alignment and create an unambiguous link between compensation of our NEOs to long-term value creation since the payout is directly linked to the Company’s long-term total shareholder appreciation relative to the Russell 2000 Index. Further, these PSUs cliff-vest upon the conclusion of a three-year performance period, and potential payouts are capped at 100% of the target achievement.

The Compensation Committee, considering input from its compensation consultant, concluded that use of the Russell 2000 Index was an appropriate benchmark given the broad-based nature of the index, and because the Russell 2000 Index represents a robust, broad representation of the potential opportunity cost of investing in the Company from an investor’s perspective.

The following table shows the long-term incentive awards granted in fiscal year 2025 to the NEOs. The number of PSUs and RSUs granted to each NEO did not change from fiscal year 2024.

Name	Performance Stock Units	Restricted Stock Units	Total	Grant Date Fair Value

Anil K. Singhal	28,800	43,200	72,000	$1,193,760

Michael Szabados	16,800	25,200	42,000	$696,360

John W. Downing	14,400	21,600	36,000	$596,880

Jean Bua	14,400	21,600	36,000	$596,880

Restricted Stock Units Granted in Fiscal Year 2025

The Compensation Committee, for our NEOs other than our CEO, and the Board, for our CEO, grants RSU awards for retention purposes as they provide a payout opportunity to the NEOs only if they remain employed through the applicable vesting dates. The payout opportunity is directly linked with stockholder value and executive efforts over a multi-year time frame. Subject to continued service to NetScout through the applicable vesting date, RSUs vest in four equal annual installments beginning on the first anniversary of the grant date.

Performance Stock Units Granted in Fiscal Year 2025

The PSUs are wholly “at risk” compensation as our performance must be at or above the threshold of the rTSR goal for the NEOs to earn any shares of our common stock subject to their PSUs. The PSUs will be measured over and paid out after a three-year performance period, beginning on June 6, 2024 and ending on June 5, 2027 (the “FY25 PSU Measurement Period”). A 30 trading-day averaging period will be used to determine the beginning and ending stock price values used to calculate the TSR of NetScout and the Russell 2000 Index. Our rTSR will be calculated at the end of the FY25 PSU Measurement Period by subtracting the TSR of the Russell 2000 Index from NetScout’s TSR, and then rounding such figure to the nearest whole number. It is important to note that for our executives to earn their target number of PSUs, our TSR must exceed that of the Russell 2000 Index over the FY25 PSU Measurement Period by at least five percentage points. In addition, the number of PSUs that can be earned under our program is capped at 100% of the target award amount. For every percentage point that NetScout’s TSR is below the target performance level, the payout of shares will be reduced by 2%. The Compensation Committee did not establish an absolute TSR target as it believed that performance would be best measured on a relative basis against the Russell 2000 Index. The payout of shares

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Compensation Discussion and Analysis

resulting from the PSUs cannot be more than 100% of the NEO’s target amount.

	Payout as % of Target

Threshold	44 percentage points below Russell 2000 Index	2%

Target/Maximum	5 percentage points above the Russell 2000 Index	100%

Payout of Performance Stock Units Granted in Fiscal Year 2022

In June 2021, the Compensation Committee granted PSUs (“FY22 PSUs”) to our NEOs, which were measured over and paid out after a three-year performance period, beginning on June 4, 2021 and ending on June 3, 2024 (the “FY22 PSU Measurement Period”), using the same performance criteria described above for the PSUs granted in fiscal year 2025, except with respect to the measurement period. NetScout’s TSR was 17% below the target performance level, which resulted in the payout of shares being reduced by 24% and a total payout of 56%.

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Compensation Discussion and Analysis

Retirements of Chief Operating Officer and Chief Financial Officer

Effective May 31, 2025, Mr. Szabados and Ms. Bua resigned from their respective positions as Chief Operating Officer and Chief Financial Officer of the Company. In connection with their respective resignations and transitions toward retirement, we entered into transition agreements with Mr. Szabados and Ms. Bua (each, a “Transition Agreement”), pursuant to which Mr. Szabados and Ms. Bua will each continue as an employee of the Company in the capacity of Senior Advisor through June 30, 2026, subject to their earlier termination or resignation (the “Employment Separation Date”). Pursuant to their respective Transition Agreements, Mr. Szabados and Ms. Bua will each (1) continue to receive their existing base compensation and benefits through their Employment Separation Date, (2) be ineligible to receive an annual incentive bonus for the fiscal year ending March 31, 2026 or any other future years, (3) continue vesting in any of their outstanding time-based RSUs in accordance with such awards’ original terms through their Employment Separation Date, subject to their continued service through the applicable vesting dates, and (4) continue to be eligible to vest in any of their outstanding PSUs through their Employment Separation Date, subject to achievement of the applicable performance goals over the relevant performance periods, if and as certified by the Compensation Committee, and subject to their continued service with the Company through the dates on which the Compensation Committee certifies achievement of the performance goals.

As a member of the Board, Mr. Szabados will not be eligible to receive compensation under the Company’s non-employee director compensation policy until after the conclusion of his full-time employment as a Senior Advisor with the Company and he will not receive equity awards under the non-employee director compensation policy until all RSUs granted prior to his Employment Separation Date have fully vested.

After Ms. Bua’s Employment Separation Date, it is expected that Ms. Bua will remain a non-employee advisor to the Company with the same duties and responsibilities as set forth in her Transition Agreement and she will not receive further compensation other than continued vesting of her RSUs in accordance with their terms. Such non-employee advisory period will end when all of her outstanding RSUs have fully vested.

In the event that, prior to their respective Employment Separation Dates, Mr. Szabados or Ms. Bua’s employment is terminated without Cause (as defined in the 2019 Plan) following a Change in Control (as defined in the 2019 Plan), such terminated individual will be entitled to (i) continued payment of base salary through June 30, 2026, less applicable withholdings and deductions, and (ii) continued eligibility for vesting of PSUs through June 30, 2026 (and payment thereunder to the extent the Compensation Committee certifies performance achievement on or before such date). In the event there is a Change in Control (as defined in the 2019 Plan) while Mr. Szabados or Ms. Bua is serving as an employee or non-employee advisor of the Company or, in the case of Mr. Szabados, as a member of the Board, all of their unvested RSUs, to the extent not otherwise accelerated under the terms of the 2019 Plan, will automatically vest in full simultaneously with such Change in Control. Mr. Szabados and Ms. Bua’s respective amended and restated severance agreements, which are described in the following section, were terminated upon Mr. Szabados and Ms. Bua entering into their respective Transition Agreements.

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Compensation Discussion and Analysis

Post-Termination Compensation

Post-Termination Terms

Anil K. Singhal

Mr. Singhal’s 2007 employment agreement, as amended, provides that if any of the following three events occur—(1) NetScout terminates Mr. Singhal’s employment for any reason other than due cause (as defined in the agreement), (2) Mr. Singhal terminates his employment for any reason at any time following the consummation of a sale of NetScout, or (3) upon the death or disability of Mr. Singhal—then Mr. Singhal, or his estate, is entitled to receive in a lump sum a payment equal to the net present value of $16,208 per month for a period of seven years. If Mr. Singhal terminates his employment with NetScout for any reason prior to the consummation of a sale of NetScout, he is entitled to such lump sum payment for seven years. Mr. Singhal will also receive continued health and dental benefits during such period. Mr. Singhal’s severance benefits, including health and dental benefits, are fully vested, and we have projected future payments for the unfunded severance benefit obligation at approximately $1,214,689.

Other Named Executive Officers

In May 2012, NetScout entered into amended and restated severance agreements with its NEOs, other than its CEO. These agreements are intended to help NetScout retain key executives and to reinforce the continued attention and dedication of management in the event of a change of control and to provide protection so that such executives can act in the best interests of NetScout without distraction. The amended and restated severance agreements provide certain payments in the event that such executive officer is terminated without cause (as defined in the applicable agreement) or resigns for good reason (as defined in the applicable agreement) at any time prior to a change in control of NetScout (as defined in the applicable agreement) or within one year thereafter. In such event, such executive officer will receive 12 months of his or her then-current salary, and if such termination occurs after a change of control, such executive officer will also receive a prorated amount of his or her annual incentive bonus target, based on the months elapsed in such year that in any event will not be less than 50% of his or her annual incentive bonus target and accelerated vesting of any outstanding unvested equity awards under the 2019 Plan, or any successors thereto, that would have vested or become exercisable within one year of such termination.

With respect to the severance agreement with Mr. Downing, if such termination occurs after a change of control, such payments will also include accrued but unpaid sales commissions plus a prorated amount of his maximum target sales commissions (without double counting for previously paid commissions) that in any event will not be less than 50% of his maximum target sales commissions.

Each of the amended and restated severance agreements listed above contains one-year automatic renewal terms unless NetScout or the respective executive officer elects not to renew the agreement.

The agreements also contain forfeiture or “clawback” provisions requiring repayment of severance amounts if it is ultimately determined that the executive officer committed certain prohibited conduct while employed by NetScout or materially breached any of the executive officer’s agreements with NetScout.

As described above in the section titled “Retirements of Chief Operating Officer and Chief Financial Officer,” Mr. Szabados and Ms. Bua’s respective amended and restated severance agreements were terminated upon Mr. Szabados and Ms. Bua entering into their respective Transition Agreements in May 2025, which set forth each individual’s post-termination compensation arrangements.

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Compensation Discussion and Analysis

Other Benefits

Acceleration Upon Death or Disability

Under the 2019 Plan, consistent with the practice of many of our peers and to encourage our employees to remain employed with us, unless specifically provided otherwise in the applicable award agreement, if an executive officer’s service relationship with us or any of our affiliates terminates as a result of the executive officer’s death or disability, each of the executive officer’s equity awards will become fully vested (and exercisable, if applicable) as of the date of such termination, to the extent that such awards are outstanding and unvested as of such date. Notwithstanding the foregoing and unless otherwise provided, all PSUs held by our NEOs will be forfeited after a termination of service due to death or disability pursuant to the applicable PSU award agreements.

General Health, Welfare, and Other Benefit Plans

Our NEOs are eligible to participate in a variety of employee benefit plans on the same terms as our other employees, including medical, dental and vision plans, our tax-qualified 401(k) plan, and our stock purchase plan.

One exception to this broad-based eligibility is that executive officers at the vice president level and above are eligible for life insurance policies that provide for three times cash compensation (salary and annual incentive bonus target) up to a $1.5 million cap with evidence of insurability, which differs from the two times salary and annual incentive bonus target and $750,000 cap available to non-sales employees and two times salary and commission and $750,000 cap available to sales employees.

We believe these benefits are consistent with benefits provided by our peer group and help us to attract and retain high-quality executives.

Perquisites and Other Benefits

We provide limited perquisites that we believe are reasonable and consistent with market practices, helping us remain competitive with our peers in attracting and retaining key executive talent. In fiscal year 2025, our CEO was provided Company-paid automobile and automobile insurance allowances, financial and charitable planning services, tax preparation services, and tickets to entertainment events. Our other NEOs were offered modest allowances for tax preparation services. We do not provide any tax gross ups for any of our executive officers. We acknowledge the considerable time, effort and focus required of our NEOs by their work duties and believe that it is important to compensate our executive officers for these expenses to allow our NEOs to concentrate on their responsibilities and our future success while offering competitive benefits.

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Compensation Discussion and Analysis

Executive Compensation Review and Process

General

Each year, the Compensation Committee reviews compensation objectives and practices in connection with the annual review and approval of executive officer compensation. The Compensation Committee exercises discretion and has ultimate authority with respect to executive compensation matters, except in the case of the compensation of the CEO, which is approved by the full Board after receiving a recommendation from the Compensation Committee.

Role of Senior Management

The Compensation Committee views the compensation determination process as an important opportunity to engage in strategic discussions with the CEO on the appropriate factors and criteria that should be focused on for the attainment of long-term stockholder value. Our CEO often participates in discussions and deliberations regarding the compensation of our executive officers, and he provides recommendations with respect to such executives. The other executives do not play a role in determining their compensation other than in discussing their performance with the CEO and the COO, who makes his own recommendations to the CEO for the CEO’s consideration. The COO has no role in determining his own compensation other than providing the CEO with an assessment of his own performance. Our CEO is not present and does not participate in discussions or deliberations regarding his own compensation, performance, or objectives, whether at the Compensation Committee or Board meetings.

Role of Compensation Consultants

In fiscal year 2025, the Compensation Committee engaged Pay Governance LLC, an independent compensation consulting firm, to assist with peer group analysis and to collect compensation information pertaining to executive and Director compensation matters. The Compensation Committee has determined that Pay Governance LLC is free from conflicts of interest.

Use of Third-Party Data/Peer Group Data

The Compensation Committee determines and periodically reevaluates our peer group based on the following criteria: company type, location, revenue, market capitalization, net income, number of employees, similar industry/related technology, and certain other qualitative factors.

The Compensation Committee considers peer group data as one of several factors when examining and making decisions about executive compensation. The Compensation Committee believes the data is helpful but considers such information as part of a range of factors in determining appropriate compensation levels, including individual performance, role expertise, experience, recruiting needs, internal equity, retention requirements, succession planning, and best compensation governance practices. Generally, peer group data is used to compare the compensation of our executive officers with that of the executive officers of our peer group companies. The comparison is not intended to determine compensation in any formulaic way. Please see “Fiscal Year 2025 Peer Group” below for more information.

Evaluation of Executive Performance

The Compensation Committee reviews annually, over a series of meetings, the performance and compensation of each of our executive officers. The Compensation Committee takes into account our financial performance and future expectations, individual performance and experience, and overall compensation levels. The Compensation Committee has not typically assigned specific weights, formulas, or rankings to these factors other than the financial performance goals, but instead makes a determination based on consideration of all of these factors as well as the progress made with respect to our long-term goals and strategies. However, the Compensation Committee places greater emphasis on the achievement of our overall corporate financial targets in making its determinations and has set those financial targets, with weightings, as shared objectives for all executives.

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Compensation Discussion and Analysis

Establishing Performance Goals for Annual Incentive Bonus Plan

Discussions of the next fiscal year’s annual incentive bonus plan goals typically begin during the fourth quarter of the then-current fiscal year, in conjunction with management’s development of proposed strategic and operating plans and a proposed budget for the next fiscal year. The Compensation Committee establishes goals for the NEOs other than the CEO and recommends to the Board and the Board establishes goals for the CEO consistent with NetScout’s strategic plan, financial goals, and operating budget for the year. Accordingly, the Compensation Committee and the Board generally have the expectation that achievement of the established performance goals will be challenging but achievable.

With respect to corporate performance goals, the Compensation Committee, for our NEOs other than our CEO, and the Board, for our CEO, establishes a threshold performance goal, which is typically a profitability (non-GAAP EPS) target, which we must achieve before full Company-wide bonus accruals are made for the fiscal year. NetScout typically focuses its profitability target on our publicly communicated EPS guidance for the fiscal year. If EPS performance falls below guidance, the total Company-wide bonus pool will generally be reduced to zero if necessary.

In the event of over-performance with respect to profitability, either due to higher non-GAAP revenue, changes in product mix, decisions to reduce investment in certain areas, or unanticipated one-time events such as tax refunds, the additional funds will be allocated between a NetScout-wide bonus pool and stockholders in the form of increases to EPS.

In addition, the CEO works with the NEOs to establish corporate financial targets and then presents those proposed shared financial targets to the Compensation Committee for review and evaluation.

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Compensation Discussion and Analysis

Fiscal Year 2025 Peer Group

Peer Group

As one of the considerations in its deliberations on compensation matters, the Compensation Committee reviews competitive market data for executive compensation levels from a peer group of companies. While the Compensation Committee believes it is in the best interests of our stockholders to ensure that our executive compensation is competitive with that of other companies of similar size and complexity, the Compensation Committee does not use peer group data to set compensation levels at specific percentiles.

Consistent with industry best practices, peer companies are identified based on comparability to NetScout across a range of factors, including revenue, market capitalization, net income, number of employees, and similar industry/related technology. We also seek to maintain a sufficient number of companies in our peer group to provide robust market comparisons.

In selecting the peer group, the Compensation Committee generally targets companies with revenues ranging from approximately 0.4 to 2.5 times that of NetScout and market capitalizations ranging from approximately 0.25 to 4.0 times that of NetScout. For fiscal year 2025, we revised our peer group to (i) exclude National Instruments Corporation, which was acquired by Emerson Electric Co., and PTC Inc., based on market capitalization considerations, and (ii) add A10 Networks, Inc., ADTRAN Holdings, Inc., and Harmonic Inc., based on their comparability in terms of revenue, market capitalization, and technology focus. These changes align NetScout closer to the median revenue of the fiscal year 2025 peer group. Our fiscal year 2025 peer group consisted of the 19 companies set forth in the table below. At the time the Compensation Committee approved this peer group for fiscal year 2025, our revenue and market capitalization were at median and 31% below the peer group median, respectively.

NetScout’s Peer Group For Fiscal Year 2025

A10 Networks, Inc. (ATEN)	Everbridge, Inc. (EVBG)	SecureWorks Corp. (SCWX)

ACI Worldwide, Inc. (ACIW)	Extreme Networks Inc. (EXTR)	Tenable Holdings, Inc. (TENB)

ADTRAN Holdings, Inc. (ADTN)	Harmonic Inc. (HLIT)	Verint Systems Inc. (VRNT)

Blackbaud, Inc. (BLKB)	Infinera Corporation (INFN)	ViaSat Inc. (VSAT)

Box, Inc. (BOX)	InterDigital, Inc. (IDCC)	Viavi Solutions Inc. (VIAV)

Calix, Inc. (CALX)	NETGEAR, Inc. (NTGR)

Commvault Systems, Inc. (CVLT)	Rapid7, Inc. (RPD)

For fiscal year 2026, we revised our peer group to (i) exclude Everbridge, Inc., Infinera Corporation, and SecureWorks Corp., based on completed or pending M&A activity, and ViaSat Inc. and ACI Worldwide, Inc., based on revenue and market capitalization considerations, and (ii) add Ribbon Communications Inc., 8X8, Inc., Fastly, Inc., PagerDuty, Inc., and Digi International Inc., based on their comparability in terms of revenue, market capitalization, and business focus. These changes align NetScout closer to the median revenue and market capitalization of the fiscal year 2026 peer group.

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Compensation Discussion and Analysis

Regulatory Requirements and Risk Management

Tax Deductibility of Executive Compensation

While Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), places a limit of $1 million (per individual) on the amount of compensation that we may deduct as a business expense in any year with respect to certain of our most highly paid executive officers, the Compensation Committee retains the discretion to award compensation that is not deductible in order to structure a program that we consider to be the most effective in attracting, motivating, and retaining key executives.

Other Key Regulations Affecting Compensation Plans

Post-termination compensation is designed to minimize the effect of additional taxes imposed by Section 409A of the Code.

Management of Risk

Following review and discussion, the Compensation Committee believes that any risks arising from our compensation policies and practices for our employees will not have a material adverse effect on NetScout. In addition, the Compensation Committee believes that the mix and design of the elements of executive compensation do not encourage management to assume excessive risks. The considerations which led the Compensation Committee to this conclusion include the following:

▪

We provide executives with a reasonable base salary. We believe these base salary levels mitigate risk-taking behavior by providing reasonable predictability in the level of income earned by each executive and alleviating pressure on executives to focus exclusively on stock price performance to the detriment of other important business metrics.

▪

We use a mixture of compensation elements with performance measured across a range of timeframes that is intended to discourage short-term risk taking. Further, our executive team overall has a long tenure and significant experience, enabling it to deal with business cycles.

▪

Short-term incentives in the form of annual incentive bonus payouts are established at 100% of the target amount only after NetScout meets or exceeds a threshold profitability target. The Compensation Committee or the Board then determines whether, in the Compensation Committee’s or the Board’s discretion, performance or other criteria warrants a higher or lower payout, but in no event will annual incentive bonus payouts be more than 200% of an officer’s target. The Compensation Committee believes this process mitigates the likelihood that our executives will take excessive risks.

▪

Equity incentive awards are generally granted annually and generally vest over three to four years, so executives have a significant number of unvested awards that could decrease significantly in value if our business is not managed for the long-term. We have Director and Officer Stock Ownership Guidelines designed to reinforce such long-term view.

▪

We have a robust system of internal controls and a comprehensive compliance program, which includes extensive training of all employees, which promotes a culture of ethical behavior and compliance, as well as an appropriate attitude toward risk-taking. The Compensation Committee retains discretion to adjust compensation based on adherence to our values and compliance with programs, among other things.

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Compensation Discussion and Analysis

Policies for Compensation Risk Mitigation

Recoupment (“Clawback”) Policy

In October 2023, we adopted the NetScout Systems, Inc. Executive Compensation Recovery Policy that complies with Nasdaq’s listing standards for recoupment, or “clawback” of erroneously awarded incentive-based compensation. Our policy provides that in the event the Company is required to prepare certain accounting restatements of its financial statements, the Company must recover from certain current or former executive officers the amount of erroneously awarded incentive-based compensation that exceeds the amount that the executive officers would have received based on the restated financial statements, subject to limited exceptions. During fiscal year 2025, the Company was not required to prepare an accounting restatement that required recovery of erroneously awarded incentive-based compensation pursuant to the Company’s Executive Compensation Recovery Policy.
Stock Ownership Guidelines and CEO Holding Requirements

Our Director and Officer Stock Ownership Guidelines are designed to encourage our executive officers and Directors to achieve and maintain a significant equity stake in NetScout to closely align their interests with those of our stockholders. The guidelines are as set forth below.

Title	Ownership Guidelines (1)

Chief Executive Officer	5x annual base salary

Chief Operating Officer	3x annual base salary

Officers who are Executive Vice Presidents	2x annual base salary

Non-Employee Directors	5x annual board retainer

(1)
The ownership guideline for each individual will be converted into a number of shares on the first day of each fiscal year based on the average closing price of a share of NetScout stock for the previous fiscal year.

Shares owned outright by executive officers and Directors, shares held in trust for the benefit of executive officers and Directors or their family members, and unvested time-based restricted stock units count towards this ownership requirement. Unexercised stock options (whether vested or unvested) and unearned performance-based awards do not count towards this ownership requirement. Each executive officer is required to achieve the applicable level of ownership within four (4) years of the date such individual began serving in the listed position above, while each Director is required to achieve the applicable level of ownership within four (4) years of the date such individual was appointed or elected (if earlier) or elected as a Director.
In June 2024, the Board further revised our guidelines to provide that, to the extent applicable in the future, with respect to any stock options or option-like awards granted to our CEO, any net shares received by our CEO upon exercise of such equity awards will be subject to a post-exercise holding period of 12 months from the date of exercise, provided that such holding requirement will not apply to any person who is no longer serving as our CEO.
The Compensation Committee is responsible for monitoring compliance with the guidelines. As of March 31, 2025, each officer and non-employee
Director had met the requirements of the Director and Officer Stock Ownership Guidelines or was within the compliance period.
Prohibition on Hedging, Pledging, and Insider Trading

We maintain insider trading policies and procedures governing the purchase, sale, and/or other dispositions of Company securities by Directors, executive officers, and employees, that we believe are reasonably designed to promote compliance with insider trading laws, rules, and regulations, as well as the Nasdaq corporate governance rules. Persons subject to the policies and procedures are prohibited from trading while aware of material, nonpublic information. These policies and procedures provide for restricted periods and pre-clearance
procedures for insiders. In addition, our Amended and Restated Insider Trading and Trading Window Policy expressly states that our Directors, officers, and employees are prohibited from trading in derivative securities of NetScout at any time. This prohibition includes purchasing any financial instrument or entering into any transaction that is designed to hedge or offset any decrease in the market value of our common stock or other equity securities, including, but not limited to, put options, call options, exchange funds, prepaid variable forward contracts, equity swaps, collars, and other derivative instruments, as well as through the establishment of a short position in NetScout securities. In addition, the policy prohibits short sales and pledges of NetScout securities, the purchase of NetScout securities on margin, and the purchase or sales of NetScout securities while in possession of material nonpublic information.

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Compensation and Other Information Concerning Executive Officers

The following Report of the Compensation Committee is not “soliciting material,” is furnished to, but not deemed “filed” with, the SEC and is to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Exchange Act, other than the Company’s Annual Report on Form 10-K, where it shall be deemed to be “furnished,” whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

The Compensation Committee has reviewed the Compensation Discussion and Analysis portion of this Proxy Statement and discussed such section with management. Based on its review and discussions and its ongoing involvement with executive compensation matters, the Compensation Committee recommended to the Board that the CD&A portion of this Proxy Statement be included in NetScout’s proxy statement and incorporated into NetScout’s Annual Report on Form 10-K for the fiscal year ended March 31, 2025. This report is provided by the following independent Directors, who comprise the Compensation Committee:

Vivian Vitale, Chair

Robert E. Donahue

Alfred Grasso

Christopher Perretta

None of Ms. Vitale or Messrs. Donahue, Grasso, or Perretta was, during the past fiscal year, an officer or employee of NetScout or any of our subsidiaries, was formerly an officer of NetScout or any of our subsidiaries, or had any relationship with us requiring disclosure under Item 404 of Regulation S-K under the Exchange Act. During the past fiscal year, none of our executive officers served as:

▪

A member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, of whose executive officers served on our Compensation Committee;

▪	A director of another entity, one of whose executive officers served on our Compensation Committee; or

▪

A member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as one of our Directors.

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The following summary compensation table sets forth the total compensation paid or accrued for the last three fiscal years to our NEOs.

Summary Compensation Table for Fiscal Year 2025

Name and Principal Position	Fiscal Year	Salary(1)($)	Stock Awards(2)($)	Non-Equity Incentive Plan Compensation(3)($)	All Other Compensation(4)($)	Total ($)

Anil K. Singhal	2025	594,825	1,193,760	523,580	125,314	2,437,479
Co-Founder, President, Chief Executive Officer and Chairman of the Board	2024	594,825	1,830,096	323,585	104,460	2,852,966
	2023	594,825	2,901,420	911,464	101,889	4,509,598

Michael Szabados(5)	2025	423,500	696,360	256,301	28,655	1,404,816
Vice Chairman of the Board, Senior Advisor, and Former Chief Operating Officer	2024	423,500	1,067,556	158,410	28,926	1,678,392
	2023	423,500	1,610,595	446,177	27,454	2,507,726

Jean Bua(6)	2025	402,215	596,880	242,014	21,018	1,262,127
Senior Advisor and Former Chief Financial Officer	2024	402,215	915,048	149,584	20,568	1,487,415
	2023	402,215	1,450,710	421,305	16,063	2,290,293

John W. Downing(7)	2025	300,245	596,880	358,913	23,094	1,279,131
Executive Vice President, Worldwide Sales Operations	2024	300,245	915,048	268,651	22,688	1,506,632
	2023	300,245	1,450,710	460,778	17,063	2,228,796

(1)	Includes salary earned during the fiscal year.

(2)

The amounts shown in this column reflect the aggregate grant date fair value for PSU and RSU awards granted to the NEOs in each applicable fiscal year under the 2019 Plan in accordance with FASB ASC Topic 718. Accordingly, the amounts reflected in this column do not reflect actual value realized by the NEO. Such amounts also assume none of the PSUs and RSUs will be forfeited. The grant date fair value of all RSU awards granted was calculated by multiplying the closing price of our common stock on the Nasdaq Global Select Market on the date of grant ($18.92) by the number of RSUs granted. The grant date fair value of the PSU awards granted in fiscal year 2025 was $13.07 per share, determined using a Monte Carlo simulation model in a risk-neutral framework which simulates a range of possible future stock prices and estimates the probabilities of the potential payouts. The Monte Carlo inputs for the grant date fair value of the PSUs granted in fiscal year 2025 include: (i) an expected life of 3.0 years, based on the period between the grant date and the end of the performance period; (ii) a risk-free rate of 4.39%, based on applicable U.S. treasury yields; (iii) a volatility of 32.9% based on the historical volatility of our common stock; (iv) a dividend rate of 0.0% based on our dividend payment history; and (v) a starting common stock price of $18.92 which was the closing price of our common stock on the Nasdaq Global Select Market on the date of grant. In all cases, the amounts reflected above for PSU awards represent the maximum fair value of the performance-based portion of such awards as of the date of grant, assuming payout were to occur based on the achievement of maximum performance.

(3)	The amounts shown in the “Non-Equity Incentive Plan Compensation” column reflect the cash awards paid to NEOs under the annual incentive bonus plan for performance in the applicable fiscal year.

(4)	See the “All Other Compensation Table for Fiscal Year 2025” below for information regarding the amounts reported in this column.

(5)	Mr. Szabados resigned as our Chief Operating Officer, effective May 31, 2025.

(6)	Ms. Bua resigned as our Chief Financial Officer, effective May 31, 2025.

(7)

The information presented for Mr. Downing under the “Non-Equity Incentive Plan Compensation” column consists of both sales commissions and annual incentive bonus awards for the fiscal year ended March 31, 2025, 2024, and 2023.

NetScout Systems, Inc. | 2025 Proxy Statement | 52

Compensation and Other Information Concerning Executive Officers

All Other Compensation Table for Fiscal Year 2025

Name	Fiscal Year	Car Usage($)	Entertainment($)		Financial and Charitable Planning and Tax Preparation($)		401(k) Match($)	Supplemental Life Insurance($)	Total($)

Anil K. Singhal	2025	26,531	5,496	(1)	65,632	(2)	10,350	17,305	125,314

Michael Szabados	2025	—	—		1,000		10,350	17,305	28,655

Jean Bua	2025	—	—		—		10,350	10,668	21,018

John W. Downing	2025	—	—		—		10,616	12,478	23,094

(1)	Consists of amounts related to tickets for entertainment events.

(2)	Includes $65,124.50 of tax preparation services.

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Compensation and Other Information Concerning Executive Officers

Grants of Plan-Based Awards in Fiscal Year 2025

The following table sets forth grants of plan-based awards to each of our NEOs for the fiscal year ended March 31, 2025:

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(#)(3)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Name	Grant Date	Grant Type	Threshold ($)	Target ($)	Maximum ($)(1)	Threshold (#)	Target (#)	Maximum (#)

Anil K. Singhal	6/6/2024	RSU							43,200	817,344
	6/6/2024	PSU				576	28,800	—		376,416
		Cash	—	647,194	1,294,388

Michael Szabados	6/6/2024	RSU							25,200	476,784
	6/6/2024	PSU				336	16,800	—		219,576
		Cash	—	316,812	633,624

Jean Bua	6/6/2024	RSU							21,600	408,672
	6/6/2024	PSU				288	14,400	—		188,208
		Cash	—	299,151	598,302

John W. Downing	6/6/2024	RSU							21,600	408,672
	6/6/2024	PSU				288	14,400	—		188,208
		Cash	—	421,508(5)	649,185

(1)

The amounts shown in this column reflect cash awards granted under the annual incentive bonus plan. Actual annual incentive bonus plan awards are paid out based on various factors, including NetScout’s overall performance, as described more fully in the section titled “Annual Incentive Bonus Awards” in the Compensation Discussion and Analysis. The possible award could exceed 100% of an executive officer’s target annual incentive bonus if NetScout exceeded its goals, but in no event could any executive officer receive more than 200% of his or her target annual incentive bonus.

(2)

The amounts shown in this column reflect PSUs granted pursuant to the 2019 Plan and vest based on NetScout’s total shareholder return relative to that of the Russell 2000 Index, at the end of a three-year measurement period ending on June 5, 2027. For a summary of the performance vesting conditions for fiscal year 2025, see section titled “Long-Term Equity Awards” in the Compensation Discussion and Analysis.

(3)	The amounts shown in this column reflect RSUs granted pursuant to the 2019 Plan and vest in four equal annual installments with the first installment vesting on June 6, 2025.

(4)	The amounts shown in this column reflect the aggregate grant date fair value calculated in accordance with FASB ASC 718. See footnote (2) to the Summary Compensation Table for more information.

(5)

Represents a target annual incentive bonus of $227,614 and target commission payment of $193,894. Mr. Downing can earn up to 200% of the annual incentive bonus portion of his non-equity incentive plan award.

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Compensation and Other Information Concerning Executive Officers

Outstanding Equity Awards at Fiscal Year 2025 End Table

Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested(#)(1)	Market Value of Shares or Units of Stock That Have Not Vested($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested(#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested($)(3)

Anil K. Singhal	6/6/2024	43,200	907,632

	6/6/2024			28,800(4)	605,088

	6/15/2023	32,400	680,724

	6/15/2023			576(5)	12,102

	10/26/2022	27,000	567,270

	10/26/2022			720(6)	15,127

	6/4/2021	13,500	283,635

Michael Szabados	6/6/2024	25,200	529,452

	6/6/2024			16,800(4)	352,968

	6/15/2023	18,900	397,089

	6/15/2023			336(5)	7,059

	10/26/2022	15,750	330,908

	10/26/2022			360(6)	7,564

	6/4/2021	7,875	165,454

Jean Bua	6/6/2024	21,600	453,816

	6/6/2024			14,400(4)	302,544

	6/15/2023	16,200	340,362

	6/15/2023			288(5)	6,051

	10/26/2022	13,500	283,635

	10/26/2022			360(6)	7,564

	6/4/2021	6,750	141,818

John W. Downing	6/6/2024	21,600	453,816

	6/6/2024			14,400(4)	302,544

	6/15/2023	16,200	340,362

	6/15/2023			288(5)	6,051

	10/26/2022	13,500	283,635

	10/26/2022			360(6)	7,564

	6/4/2021	6,750	141,818

(1)

The amounts shown in this column reflect RSUs that vest based on service. The RSUs were granted pursuant to the 2019 Plan and vest in four equal annual installments with the first installment vesting on the one-year anniversary of the grant date.

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Compensation and Other Information Concerning Executive Officers

(2)

The amounts shown in this column reflect the aggregate market value of RSUs that remained unvested as of March 31, 2025. The market value of the RSU awards was calculated by multiplying the closing price of our common stock on the Nasdaq Global Select Market on March 31, 2025 (the last trading day of fiscal year 2025), by the number of RSUs that remained unvested as of March 31, 2025. The value shown above may not be indicative of the value realized on the date the RSUs vest due to variability in the share price of our common stock.

(3)

The amounts shown in this column reflect the aggregate payout value of PSUs that remained unvested under the awards as of March 31, 2025. The payout value of the PSU awards was calculated by multiplying the closing price of our common stock on the Nasdaq Global Select Market on March 31, 2025, (the last trading day of fiscal year 2025) by the number of PSUs disclosed in this table that remained unvested as of March 31, 2025. The value shown above may not be indicative of the value realized on the date the PSUs vest due to variability in the share price of our common stock.

(4)

The reported PSUs were granted pursuant to the 2019 Plan and vest based on NetScout’s total shareholder return relative to that of the Russell 2000 Index, at the end of a three-year measurement period ending on June 5, 2027. For a summary of the performance vesting conditions for the PSUs, see section titled “Long-Term Equity Awards” in the Compensation Discussion and Analysis. The number of PSUs disclosed in the table above were unvested as of the last day of fiscal year 2025 and, pursuant to SEC rules, reflects vesting at the target amount, as the Company’s performance through the last day of fiscal year 2025 exceeded the threshold performance level for such PSUs. The actual number of shares that will vest ranges from 2% to 100% of the target amount (assuming threshold performance is achieved), subject to completion of the applicable measurement period.

(5)

The reported PSUs were granted pursuant to the 2019 Plan and vest based on NetScout’s total shareholder return relative to that of the Russell 2000 Index, at the end of a three-year measurement period ending on June 14, 2026. For a summary of the performance vesting conditions for the PSUs, see section titled “Long-Term Equity Awards” in the Compensation Discussion and Analysis. The number of PSUs disclosed in the table above were unvested as of the last day of fiscal year 2025 and, pursuant to SEC rules, reflects vesting at the threshold amount, as the Company’s performance through the last day of fiscal year 2025 was at the threshold performance level for such PSUs. The actual number of shares that will vest ranges from 2% to 100% of the target amount (assuming threshold performance is achieved), subject to completion of the applicable measurement period.

(6)

The reported PSUs were granted pursuant to the 2019 Plan and vest based on NetScout’s total shareholder return relative to that of the Russell 2000 Index, at the end of a three-year measurement period ending on October 25, 2025. For a summary of the performance vesting conditions for the PSUs, see section titled “Long-Term Equity Awards” in the Compensation Discussion and Analysis. The number of PSUs disclosed in the table above were unvested as of the last day of fiscal year 2025 and, pursuant to SEC rules, reflects vesting at the threshold amount, as the Company’s performance through the last day of fiscal year 2025 was below the threshold performance level for such PSUs. The actual number of shares that will vest ranges from 2% to 100% of the target amount (assuming threshold performance is achieved), subject to completion of the applicable measurement period.

NetScout Systems, Inc. | 2025 Proxy Statement | 56

Compensation and Other Information Concerning Executive Officers

Option Exercises and Stock Vested in Fiscal Year 2025 Table

The following table sets forth option exercises and vested stock awards for each of our NEOs for the fiscal year ended March 31, 2025:

	Stock Awards

Name	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting($)(1)

Anil K. Singhal	13,500	278,640

	10,800	190,620

	20,160	381,427

	13,500	259,065

	15,000	285,600

Michael Szabados	7,875	162,540

	6,300	111,195

	11,760	222,499

	7,875	151,121

	8,750	166,600

Jean Bua	6,750	139,320

	5,400	95,310

	10,080	190,714

	6,750	129,533

	7,500	142,800

John W. Downing	6,750	139,320

	5,400	95,310

	10,080	190,714

	6,750	129,533

(1)

The amounts reflected in this column are calculated by multiplying the number of vested shares by the closing price of a share of our common stock on the Nasdaq Global Select Market on the vesting date.

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Compensation and Other Information Concerning Executive Officers

Pension Benefits Table for Fiscal Year 2025

We do not provide any benefits under any tax-qualified defined benefit plan, supplemental executive retirement plan or any other plan that provides for specified retirement benefits or other payments and benefits that will be provided primarily following retirement to any of our NEOs and have therefore omitted this table.

Non-Qualified Deferred Compensation for Fiscal Year 2025

We do not provide a non-qualified defined contribution plan or other deferred compensation plan to any of our NEOs and have therefore omitted this table.

Employment and Other Agreements

We entered into an employment agreement with Mr. Singhal, which has been in effect, as amended, since 2007, which provides that he will receive an annual base salary of at least $300,000. The employment agreement provides for automatic one-year renewals. During the term of this agreement, Mr. Singhal is also eligible to receive an annual incentive bonus award based on Company performance and individual objectives. The employment agreement is terminable at will by either party and provides that if we elect not to renew the agreement for any reason, or if Mr. Singhal’s employment is terminated by us without due cause as defined in the agreement, by Mr. Singhal at any time following the consummation of a sale of NetScout, or upon the death or disability of Mr. Singhal, then Mr. Singhal, or his estate, is entitled to receive in a lump sum a payment equal to the net present value of $16,208 per month for seven years. If Mr. Singhal terminates his employment with us for any reason prior to the consummation of a sale of NetScout, he is entitled to such lump sum payment. Mr. Singhal will also receive continued health and dental benefits during such period.

We also entered into amended and restated severance agreements with our NEOs other than Mr. Singhal, each of which are described under the heading “Post-Termination Compensation” in the Compensation Discussion and Analysis.

As further described under the heading “Retirements of Chief Operating Officer and Chief Financial Officer” in the Compensation Discussion and Analysis, Mr. Szabados and Ms. Bua’s respective amended and restated severance agreements were terminated upon Mr. Szabados and Ms. Bua entering into their respective transition agreements in May 2025. Please see the section titled “Retirements of Chief Operating Officer and Chief Financial Officer” in the Compensation Discussion and Analysis for more information regarding Mr. Szabados and Ms. Bua’s respective transition agreements.

Potential Payments Upon Termination or Change of Control

The table below sets forth the estimated amount of payments and other benefits each NEO would be entitled to receive upon the occurrence of the indicated event, assuming that the event occurred on March 31, 2025. The table below does not include the payments and other benefits that Ms. Bua and Mr. Szabados are entitled to receive under their transition agreements, which were entered into following the end of fiscal year 2025 but rather sets forth the amount of payments and other benefits that they were entitled to receive under their amended and restated severance agreements and other arrangements that were in effect as of March 31, 2025.

The values relating to vesting of restricted stock unit awards are based upon a per share fair market value of our common stock of $21.01, the closing price reported on the Nasdaq Global Select Market on March 31, 2025 (the last trading day of fiscal year 2025). Actual payments made at any future date will vary based on various factors, including salary and annual incentive bonus levels, the vesting schedules of the various equity-based awards, and the price of our common stock at the time of termination or change of control. For purposes of the payments associated with a change of control set forth in the following table, we have assumed that the respective NEO was terminated on March 31, 2025, and that such arrangements were actually in effect as of such date.

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Compensation and Other Information Concerning Executive Officers

Please refer to the section titled “Post-Termination Compensation” in the Compensation Discussion and Analysis for a discussion of the particular terms of the applicable termination or change of control arrangements reflected in the table below.

Name	Termination Event*	Salary and Other Cash Payments ($)(1)		Vesting of RSUs/PSUs ($)(2)(3)	Health and Dental Benefits ($)

Anil K. Singhal	Termination without cause by NetScout at any time or termination by Mr. Singhal for any reason	1,057,694		—	156,995

	Death or Disability	—		2,745,288	—

Michael Szabados	Termination without cause or resignation for good reason other than in the context of a change of control	423,500	(4)	—	—

	Termination without cause or resignation for good reason within one year following a change of control	740,312	(5)	672,672	—

	Death or Disability	—		1,601,418	—

Jean Bua	Termination without cause or resignation for good reason other than in the context of a change of control	402,215	(4)	—	—

	Termination without cause or resignation for good reason within one year following a change of control	701,366	(5)	576,576	—

	Death or Disability	—		1,372,644	—

John W. Downing	Termination without cause or resignation for good reason other than in the context of a change of control	300,245	(4)	—

	Termination without cause or resignation for good reason within one year following a change of control	721,753	(5)	576,576	—

	Death or Disability	—		1,372,644	—

*

In addition to the Company’s Executive Compensation Recovery Policy, discussed in the Compensation Discussion and Analysis, Mr. Singhal’s employment agreement, as amended, and each of the amended and restated severance agreements with our NEOs other than Mr. Singhal include a clawback provision releasing the Company from its obligation to make additional payments and requiring the relevant executive to repay the Company for amounts paid in the event an investigation by the Company reveals the executive engaged in fraudulent, dishonest, or criminal acts. The agreements provide for notice and an opportunity to cure.

(1)

For a description of Mr. Singhal’s employment arrangement and the other NEOs’ amended and restated severance agreements, as well as further details regarding potential payments to the NEOs, please see the section titled “Post-Termination Compensation” in the Compensation Discussion and Analysis. Effective May 31, 2025, Ms. Bua stepped down as Chief Financial Officer and Mr. Szabados stepped down as Chief Operating Officer and their amended and restated severance agreements terminated in connection with their entering into Transition Agreements. For more information on the payments and benefits Ms. Bua and Mr. Szabados are entitled to under their Transition Agreements, please see the section titled “Retirements of Chief Operating Officer and Chief Financial Officer” in the Compensation Discussion and Analysis.

(2)

As of March 31, 2025, upon a termination without cause or a resignation for good reason within one year following a change in control, Ms. Bua and Messrs. Szabados and Downing were entitled to acceleration of unvested equity-based awards granted under the 2019 Plan, or any successors thereto, that would have vested or become exercisable within one year of such termination. There were no outstanding stock options for the NEOs on March 31, 2025. For vesting of such unvested equity-based awards, the amount shown in this column represents the fair market value of such equity-based awards (assuming target

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Compensation and Other Information Concerning Executive Officers

performance for PSUs) based on $21.01, the closing price of our common stock on the Nasdaq Global Select Market on March 31, 2025 (the last trading day of fiscal year 2025). Effective May 31, 2025, Ms. Bua stepped down as Chief Financial Officer and Mr. Szabados stepped down as Chief Operating Officer and their amended and restated severance agreements were terminated in connection with their entering into Transition Agreements. For more information on the payments and benefits Ms. Bua and Mr. Szabados are entitled to under their Transition Agreements, please see the section titled “Retirements of Chief Operating Officer and Chief Financial Officer” in the Compensation Discussion and Analysis.

(3)

Pursuant to the 2019 Plan, unless otherwise provided in the applicable award agreement, if an executive officer’s service relationship with us or any of our affiliates terminates as a result of the executive officer’s death or disability, each of the executive officer’s equity based awards will become fully vested (and exercisable, if applicable) as of the date of such termination, to the extent that such awards are outstanding and unvested as of such date. There were no outstanding stock options for the NEOs on March 31, 2025, and all PSUs held by the NEOs will be forfeited after a termination of service due to death or disability pursuant to the applicable PSU award agreements. For vesting of RSUs, the amount shown in this column represents the fair market value of unvested RSUs based on $21.01, the closing price of our common stock on the Nasdaq Global Select Market on March 31, 2025 (the last trading day of fiscal year 2025).

(4)

These payouts are payable in equal installments over a 12-month period following termination. In the event of death within the 12-month period, payments will be accelerated and made in a lump sum payment to the deceased’s estate within 30 days.

(5)

Represents a one-year current base salary plus the prorated amount of the NEO’s annual incentive bonus target, based on the months elapsed in the year of termination (which may not be less than 50% of such NEO’s annual incentive bonus target) and assumes the termination occurred on March 31, 2025. These amounts are payable in equal installments over the 12-month period following termination. In the event of death within the 12-month period, payments will be accelerated and made in lump sum payment to the deceased’s estate within 30 days.

CEO Pay Ratio

Under SEC rules, we are providing information regarding the relationship between the annual total compensation of Mr. Singhal, in his role as CEO, and the annual total compensation of our “median employee.” We have used the same median employee we identified for the fiscal year 2023 disclosure as there has not been a material change in our employee population or employee compensation arrangements since fiscal year 2023 that we reasonably believe would result in a significant change in our pay ratio disclosure. For our last completed fiscal year, which ended March 31, 2025, a re-calculation of the median employee’s 2025 annual total compensation was conducted as required:

▪	The median of the annual total compensation of all employees (other than Mr. Singhal and including our consolidated subsidiaries) was approximately $150,203.

▪	Mr. Singhal’s annual total compensation, as reported in the Summary Compensation Table included in this Proxy Statement, was $2,437,479.

▪	Based on the above, for fiscal year 2025, the ratio of Mr. Singhal’s annual total compensation to the median of the annual total compensation of all employees was approximately 16.23 to 1.

This pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K and based upon our reasonable judgment and assumptions. The SEC rules do not specify a single methodology for identification of the median employee or calculation of the pay ratio, and other companies may use assumptions and methodologies that are different from those used by us in calculating their pay ratio. Accordingly, the pay ratio disclosed by other companies may not be comparable to our pay ratio as disclosed above.

Consistent with the process we adopted for prior fiscal years, we used the following methodology to identify our median employee.

▪	To determine our employee population, we included all full-time and part-time employees as of January 1, 2023.

▪	To identify our median employee from our employee population, we calculated the aggregate amount of each employee’s annual base salary or wages for fiscal year 2023, the actual value of annual incentive or commission bonus awards, as applicable, earned for fiscal year 2023, and the aggregate grant date fair value of equity awards granted in fiscal year 2023 (using the same methodology we use for estimating the value of the equity awards granted to our NEOs and reported in the Summary Compensation Table). Compensation paid in foreign currency was converted to U.S. dollars using a spot exchange rate.

▪	In making this determination, we annualized the compensation elements listed above for those employees who were employed by us for less than the entire fiscal year.

Once we identified our median employee, we calculated the median employee’s annual total compensation in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in the median annual total compensation disclosed above.

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Policies and Practices Related to the Grant of Certain Equity Awards

We do not grant stock options, stock appreciation rights, or similar instruments with option-like features and have no policies or practices to disclose pursuant to Item 402(x)(1) of Regulation
S-K.
Equity Compensation Plan Information

The following table sets forth securities authorized for issuance under our stock equity incentive plans as of fiscal year ended March 31, 2025:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted- average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

	(a)	(b)	(c)

Equity compensation plans approved by security holders (1)	5,745,989	0.00	9,839,183

Equity compensation plans not approved by security holders	—	—	—

Total	5,745,989	0.00	9,839,183

(1)
As of March 31, 2025, there were 5,745,989 shares of common stock subject to issuance upon the vesting of RSUs under the 2019 Plan. As of March 31, 2025, there were 8,148,385 shares of common stock available for future issuance under the Amended 2019 Plan and 1,690,798 shares of common stock available for future issuance under the 2011 Employee Stock Purchase Plan, including shares subject to purchase during the current offering period, which commenced on March 1, 2025 (the exact number of which will not be known until the purchase date on August 31, 2025).

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Compensation and Other Information Concerning Executive Officers

Pay Versus Performance

This section provides disclosure about the relationship between executive compensation actually paid to our principal executive officer (PEO) and non-PEO
NEOs and certain financial performance measures of the Company for the fiscal years listed below. As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation
S-K,
we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of the Company. For further information concerning the Company’s variable pay-for-performance
philosophy and how the Company aligns executive compensation with the Company’s performance, please refer to the section titled “Compensation Discussion and Analysis.”

Year	Summary Compensation Table Total for PEO 1	Compensation Actually Paid to PEO 2	Average Summary Compensation Table Total for Non-PEO NEOs 3	Average Compensation Actually Paid to Non-PEO NEOs 4	Value of Initial Fixed $100 Investment Based On:		Net Income (millions) 7	Non- GAAP EPS 8
					Total Shareholder Return 5	Peer Group Total Shareholder Return 6

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)

2025	$2,437,479	$2,250,215	$1,315,358	$1,218,885	$88.76	$187.44	($366.9)	$2.22

2024	$2,852,966	$520,595	$1,557,480	$339,596	$92.27	$171.22	($147.7)	$2.20

2023	$4,509,598	$3,588,493	$2,342,272	$1,866,383	$121.04	$135.40	$59.6	$2.18

2022	$3,908,422	$4,553,782	$2,077,840	$2,418,447	$135.53	$161.07	$35.9	$1.84

2021	$2,926,747	$3,528,997	$1,547,070	$1,864,924	$118.97	$156.36	$19.4	$1.70

1
The dollar amounts reported in column (b) are the amounts of total compensation reported for Mr. Singhal (our President, Chief Executive Officer, and Chairman of the Board) for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to “Summary Compensation Table for Fiscal Year 2025.”

2
The dollar amounts reported in column (c) represent the amount of “compensation actually paid” to Mr. Singhal, as defined and computed in accordance with Item 402(v) of Regulation
S-K.
The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Singhal during the applicable fiscal year. In accordance with the requirements of Item 402(v) of
Regulation S-K,
the following adjustments were made to Mr. Singhal’s total compensation as reported in the Summary Compensation Table for each fiscal year to determine the compensation actually paid:

Year	Reported Summary Compensation Table Total for PEO	Reported Value of Equity Awards (a)	Equity Award Adjustments (b)	Compensation Actually Paid to PEO

2025	$2,437,479	($1,193,760)	$1,006,496	$2,250,215

2024	$2,852,966	($1,830,096)	($502,275)	$520,595

2023	$4,509,598	($2,901,420)	$1,980,315	$3,588,493

2022	$3,908,422	($2,504,520)	$3,149,880	$4,553,782

2021	$2,926,747	($1,653,000)	$2,255,250	$3,528,997

(a)	Represents the grant date fair value of equity awards granted in each fiscal year presented, as reported in the “Stock Awards” column of the Summary Compensation Table.

(b)	The equity award adjustments for each applicable fiscal year include the addition (or subtraction, as applicable) of the following:

(i)
the
year-end
fair value (computed consistent with the methodology used for share-based payments under U.S. GAAP) of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year;

(ii)
the amount of change as of the end of the applicable fiscal year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable fiscal year;

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Compensation and Other Information Concerning Executive Officers

(iii)	for awards that are granted and vest in the same applicable fiscal year, the fair value as of the vesting date;

(iv)	for awards granted in prior fiscal years that vest in the applicable fiscal year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value;

(v)
for awards granted in prior fiscal years that are determined to fail to meet the applicable vesting conditions during the applicable fiscal year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and

(vi)
the dollar value of any dividends or other earnings paid on stock or option awards in the applicable fiscal year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable fiscal year.

The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	(i) Year End Fair Value of Outstanding and Unvested Equity Awards	(ii) Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	(iii) Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	(iv) Change in Fair Value from End of the Prior Year to the Vesting Date of Equity Awards Granted in Prior Years that Vested in the Year	(v) Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	(vi) Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments
2025	$1,370,448	($192,411)	$0	($171,541)	$0	$0	$1,006,496
2024	$1,144,800	($1,574,505)	$0	($72,570)	$0	$0	($502,275)
2023	$2,160,900	($351,225)	$0	$170,640	$0	$0	$1,980,315
2022	$2,747,880	$352,800	$0	$49,200	$0	$0	$3,149,880
2021	$1,689,600	$404,100	$0	$161,550	$0	$0	$2,255,250

3
The dollar amounts reported in column (d) represent the average of the amounts reported for the NEOs as a group (excluding Mr. Singhal) in the “Total” column of the Summary Compensation Table in each applicable fiscal year. The names of each of the NEOs (excluding Mr. Singhal) included for purposes of calculating the average amounts in each applicable year are as follows: Michael Szabados, Jean Bua, and John W. Downing.

4
The dollar amounts reported in column (e) represent the average amount of “compensation actually paid” to the NEOs as a group (excluding Mr. Singhal), as defined and computed in accordance with Item 402(v) of Regulation
S-K.
The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group (excluding Mr. Singhal) during the applicable year. In accordance with the requirements of Item 402(v) of Regulation
S-K,
the following adjustments were made to average total compensation as reported in the Summary Compensation Table for the NEOs as a group (excluding Mr. Singhal) for each fiscal year to determine the compensation actually paid, using the same methodology described above in Note 2:

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs	Average Reported Value of Equity Awards	Average Equity Award Adjustments (a)	Average Compensation Actually Paid to Non-PEO NEOs

2025	$1,315,358	($630,040)	$533,567	$1,218,885

2024	$1,557,480	($965,884)	($252,000)	$339,596

2023	$2,342,272	($1,504,005)	$1,028,116	$1,866,383

2022	$2,077,840	($1,321,830)	$1,662,437	$2,418,447

2021	$1,547,070	($872,417)	$1,190,271	$1,864,924

NetScout Systems, Inc. | 2025 Proxy Statement | 63

Compensation and Other Information Concerning Executive Officers

(a)	The amounts deducted or added in calculating the total average equity award adjustments are as follows:

Year	(i) Average Year End Fair Value of Equity Awards	(ii) Year over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards	(iii) Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	(iv) Average Change in Fair Value from End of the Prior Year to the Vesting Date of Equity Awards Granted in Prior Years that Vested in the Year	(v) Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	(vi) Average Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Average Equity Award Adjustments

2025	$723,292	($99,190)	$0	($90,535)	$0	$0	$533,567

2024	$604,200	($817,899)	$0	($38,301)	$0	$0	($252,000)

2023	$1,123,425	($185,369)	$0	$90,060	$0	$0	$1,028,116

2022	$1,450,270	$186,200	$0	$25,967	$0	$0	$1,662,437

2021	$891,733	$213,275	$0	$85,263	$0	$0	$1,190,271

5
Cumulative total shareholder return, or TSR, is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period.

6
Represents the weighted peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is the following published industry index: Nasdaq U.S. Benchmark Computer Services TR Index.

7	The dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for the applicable fiscal year.

8
Non-GAAP
EPS refers to the Company’s diluted EPS as adjusted to eliminate the GAAP effects of: removing the expenses related to the amortization of acquired intangible assets; share-based compensation expense; acquisition-related depreciation expense; restructuring charges; legal (benefit) expense related to civil judgements; goodwill impairment charges; gain on divestiture of a business; loss on extinguishment of debt; and change in fair value of derivative instrument, net of related income tax effects. The Company has determined that non-GAAP
EPS is the financial performance measure that, in the Company’s assessment, represents the most important performance measure used by the Company to link compensation actually paid to the NEOs, for the most recently completed fiscal year, to the Company’s performance.

NetScout Systems, Inc. | 2025 Proxy Statement | 64

Compensation and Other Information Concerning Executive Officers

Tabular List of Financial Performance Measures

As described in greater detail in the “Compensation Discussion and Analysis,” the Company’s executive compensation program reflects a variable pay-for-performance
philosophy. The performance measures that the Company uses for both our long-term and short-term incentive awards are selected based on an objective of incentivizing our NEOs to increase the value of our enterprise for our stockholders. The most important financial performance measures used by the Company to link executive compensation actually paid to the NEOs, for the most recently completed fiscal year, to the Company’s performance are as follows:

•	Non-GAAP EPS
•	Total Non-GAAP Revenue
•	Year-Over-Year Non-GAAP Cybersecurity Revenue Growth
•	Relative TSR Compared to the Russell 2000 Index
Analysis of the Information Presented in the Pay versus Performance Table
In accordance with Item 402(v) of Regulation
S-K,
the charts below illustrate how “compensation actually paid” to our NEOs aligns with our financial performance as measured by our TSR, our peer group TSR, our net income, and non-GAAP
EPS.
Our stock price performance is the predominant factor that determines whether “compensation actually paid” to our NEOs is at, above, or below the amounts reported in our summary compensation table. “Compensation actually paid” directly correlates with our TSR since most of our executive compensation is delivered through long-term equity awards in the form of PSUs and RSUs, which vary in value with changes to our stock price, and in the case of PSUs, are ultimately earned based on our TSR relative to that of the Russell 2000 Index.
Net income and
non-GAAP
EPS are measures of our overall profitability that we believe are factors that can drive our stock price performance. However, “compensation actually paid” is less sensitive to our annual net income and non-GAAP
EPS because our executive compensation program is weighted toward long-term incentives that directly link executive compensation to our stock price performance, as described above. Similarly, while non-GAAP
EPS is one of the primary performance factors for determining payouts under our executive bonus plan for each of the covered fiscal years, it also does not necessarily correlate to “compensation actually paid” because the amounts paid under our executive bonus plan generally represent a much smaller percentage of the “compensation actually paid” to our CEO and the average “compensation actually paid” to our non-CEO
NEOs when compared to the long-term equity awards.

Compensation Actually Paid and Cumulative TSR of the Company and Peer Group	Compensation Actually Paid and Net Income

Compensation Actually Paid and Non-GAAP EPS

Net
Sco
ut Systems, Inc. | 2025 P
rox
y Statement | 65

Introduction

The Board amended the NetScout Systems, Inc. 2019 Equity Incentive Plan (the “2019 Plan”) on July 17, 2025 to increase the number of shares that may be issued under the 2019 Plan by 3,500,000 shares, subject to approval by our stockholders. Throughout this Proposal 3, we refer to the 2019 Plan, as most recently amended by the Board, as the “Amended 2019 Plan.”

APPROVAL OF THE NETSCOUT SYSTEMS, INC. 2019 EQUITY INCENTIVE PLAN, AS AMENDED

Why We Are Asking Our Stockholders to Approve the Amended 2019 Plan

We are market leaders in highly competitive technology markets. To continue to fortify and extend our leadership, we must continue to attract and retain talented employees at all levels of our Company. Like many other technology companies, equity awards are a critical component of our compensation philosophy and our annual compensation structure. Having the ability to grant equity awards is essential for us to be able to attract, motivate, and retain a talented workforce.

We are seeking stockholder approval of the Amended 2019 Plan to increase the number of shares available for the grant of restricted stock unit awards and other equity awards to enable us to have a competitive equity incentive program to compete for, retain, and reward key talent.

Approval of the Amended 2019 Plan by our stockholders will allow us to continue to grant PSUs, RSUs, and other equity awards at levels determined appropriate by our Board or Compensation Committee to secure and retain the services of our employees and to continue to provide long-term incentives that align the interests of our employees with the interests of our stockholders.

If the Amended 2019 Plan is not approved, the share increase will not become effective, and we would expect to exhaust the shares reserved for issuance under the 2019 Plan by the middle of fiscal year 2027. As a result, we would need to replace components of compensation previously awarded in equity with cash or with other instruments that may not necessarily support our goals of strengthening longer-term retention and aligning employee interests with those of our stockholders. Additionally, replacing equity with cash would increase our cash compensation expense and significantly deplete cash that could be better utilized towards other strategic purposes or returned to stockholders.

Why You Should Vote for the Amended 2019 Plan

Our Equity Award Practice is Carefully Designed to Attract and Retain, and Align Employee Incentive with Long-Term Value Creation

In fiscal year 2023, in addition to our historical practice of granting equity awards to senior management and executives, we began granting RSUs to all eligible employees throughout the Company, subject to applicable law. While the pace at which we grant equity awards (referred to as the “burn rate”) increased as a result of this practice, we believe that granting equity awards to all eligible employees helps to attract and retain top talent at all levels. We also believe that awarding our employees with an ownership stake in the Company will improve our ability to achieve long-term value creation for all of our stockholders.

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Proposal 3

While we recognize that this practice may have a dilutive impact on existing stockholders, we believe that our current level of dilution and burn rate is carefully balanced to provide the greatest overall long-term benefit to all of our stockholders.

The following tables provide certain information regarding all of our equity incentive programs (other than our 2011 Employee Stock Purchase Plan):

As of the Record Date

Total number of shares of common stock subject to outstanding Appreciation Awards(1)	0

Total number of shares of common stock subject to outstanding Full Value Awards(2)	5,845,185

Total number of shares of common stock available for grant under the 2019 Plan(3)	4,525,844

Total number of shares of common stock outstanding	72,418,147

Per-share closing price of common stock as reported on Nasdaq Global Select Market	$22.16

(1)	“Appreciation Awards” refer to any stock options or stock appreciation rights with an exercise or strike price that is at least 100% of the fair market value of our common stock on the date of grant.

(2)	“Full Value Awards” refer to equity awards that are not Appreciation Awards.

(3)	As of the Record Date, there were no shares of common stock available for grant under any of our other equity incentive plans.

The following table shows our historical dilution and burn rate percentages.

	Fiscal Year 2023	Fiscal Year 2024	Fiscal Year 2025

Full Dilution (1)	14.31%	16.68%	16.32%

Gross Burn Rate (as discussed in greater detail below) (2)	4.31%	3.42%	3.42%

Net Burn Rate (3)	4.04%	3.13%	2.90%

(1)

Full Dilution is calculated as (shares available for grant + shares subject to outstanding equity awards)/(weighted average common stock outstanding + shares available for grant + shares subject to outstanding equity awards).

(2)	Gross Burn Rate is calculated as (shares subject to equity awards granted)/weighted average common stock outstanding.

(3)	Net Burn Rate is calculated as (the number of new stock awards granted under the 2019 Plan, net of stock awards cancelled and forfeited)/weighted average common stock outstanding.

The following table provides detailed information regarding the activity of our 2019 Plan for fiscal years 2023, 2024, and 2025.

Fiscal Year	Appreciation Awards Granted (1)	Total Full- Value Awards Granted	Time- Based Full- Value Awards Granted	Performance- Based Full- Value Awards Granted (2)	Performance- Based Full- Value Awards Earned (3)

2025	0	2,449,057	2,374,657	74,400	52,080

2024	0	2,446,494	2,372,094	74,400	0

2023	0	3,096,295	3,006,295	90,000	0

(1)	We have not granted any Appreciation Awards under the 2019 Plan through fiscal year end 2025.

(2)	Reflects the number of shares subject to performance-based full value awards granted during the applicable year, assuming achievement of performance goals at target levels.

(3)	Reflects the number of shares subject to performance-based full value awards that were earned during the applicable year.

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Proposal 3

The Size of Our Share Reserve Increase Request Is Reasonable

If this Proposal 3 is approved by our stockholders, then subject to adjustment for certain changes in our capitalization, we will have 3,500,000 new shares available for grant after the Annual Meeting. Absent any unforeseen circumstances and based on our anticipated grant practices and estimates, including our new practice of granting RSUs to all eligible employees discussed above, we expect these additional shares to allow us to grant equity awards through the end of fiscal year 2027 and expect to return to stockholders for additional shares in 2026.

The Amended 2019 Plan Combines Compensation and Corporate Governance Best Practices

The Amended 2019 Plan includes provisions that are designed to protect our stockholders’ interests and to reflect corporate governance best practices. These provisions include the following:

•	Repricing is not allowed. The Amended 2019 Plan prohibits the repricing of outstanding stock options and stock appreciation rights and the cancellation of any outstanding stock options or stock appreciation rights that have an exercise or strike price greater than the then-current fair market value of our common stock in exchange for cash or other awards under the Amended 2019 Plan without prior stockholder approval.

•	Stockholder approval is required for additional shares. The Amended 2019 Plan does not contain an annual “evergreen” provision. The Amended 2019 Plan authorizes a fixed number of shares, so that stockholder approval is required to issue any additional shares, thereby allowing our stockholders to have direct input on our equity compensation programs.

•	Fungible share counting structure. The Amended 2019 Plan contains a “fungible share counting” structure, whereby the number of shares of our common stock available for issuance under the Amended 2019 Plan will be reduced by: (i) one share for each share issued pursuant to an Appreciation Award; (ii) 2.76 shares for each share issued pursuant to a Full Value Award granted prior to September 10, 2020; (iii) 2.32 shares for each share issued pursuant to a Full Value Award granted on or after September 10, 2020, but prior to August 24, 2022; (iv) 2.34 shares for each share issued pursuant to a Full Value Award granted on or after August 24, 2022, but prior to September 14, 2023; and (v) 2.67 shares for each share issued pursuant to a Full Value Award granted on or after September 14, 2023. This structure helps to ensure that we are using our share reserve effectively and with regard to the value of each type of equity award.

•	No liberal share counting of Appreciation Awards. The following shares do not become available again for issuance under the Amended 2019 Plan: (i) shares that are reacquired or withheld (or not issued) by us to satisfy the exercise or strike price of an Appreciation Award;

(ii) shares that are reacquired or withheld (or not issued) by us to satisfy a tax withholding obligation in connection with an Appreciation Award; (iii) shares repurchased by us on the open market with the proceeds of the exercise or strike price of an Appreciation Award; and (iv) in the event that a stock appreciation right is settled in shares, the gross number of shares subject to such stock appreciation right.

•	No discounted stock options or stock appreciation rights. All stock options and stock appreciation rights granted under the Amended 2019 Plan must have an exercise or strike price equal to or greater than the fair market value of our common stock on the date the stock option or stock appreciation right is granted.

•	Limit on non-employee Director compensation. The aggregate value of all cash and equity-based compensation paid or granted by us to any individual for service as a non-employee Director of our Board with respect to any fiscal year of NetScout will not exceed $750,000, calculating the value of any equity awards based on the grant date fair value of such awards for financial reporting purposes.

•	Restrictions on dividends and dividend equivalents. The Amended 2019 Plan provides that (i) no dividends or dividend equivalents may be paid with respect to any shares of our common stock subject to an equity award before the date such shares have vested, (ii) any dividends or dividend equivalents that are credited with respect to any such shares will be subject to all of the terms and conditions applicable to such shares under the terms of the applicable equity award agreement (including any vesting conditions), and (iii) any dividends or dividend equivalents that are credited with respect to any such shares will be forfeited to us on the date such shares are forfeited to or repurchased by us due to a failure to vest.

•	Specific disclosure of equity award vesting upon a change in control. The Amended 2019 Plan specifically provides that in the event of a change in control of NetScout, if the surviving or acquiring corporation (or its parent company) does not assume or continue outstanding equity awards under the Amended 2019 Plan, or substitute similar equity awards for such outstanding equity awards, then with respect to any such equity awards that have not been assumed, continued, or substituted and that are held by participants whose continuous service has not terminated prior to the change in control, the vesting of such equity awards will be accelerated in full (and with respect to any performance-based equity awards, vesting will be deemed to be satisfied at the greater of (i) the target level of performance or (ii) the actual level of performance measured in accordance with the applicable performance goals as of the date of the change in control).

•	No liberal change in control definition. The definition of a “change in control” in the Amended 2019 Plan requires the consummation of an actual transaction in order for the change in control provisions in the Amended 2019 Plan to be triggered.

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Proposal 3

•	Minimum vesting requirements. The Amended 2019 Plan provides that no award granted on or after September 10, 2020, may vest until at least 12 months following the date of grant of such award, except that shares up to 5% of the share reserve of the Amended 2019 Plan may be issued pursuant to awards granted on or after September 10, 2020, that do not meet such vesting requirements.

In addition to the foregoing provisions, we also maintain a number of equity grant governance practices as described in more detail in our “Compensation Discussion and Analysis,” including, but not limited to, our use of performance-based awards, our recoupment policy, our stock ownership guidelines, and our post-exercise holding period for any Appreciation Awards granted to our CEO.

Stockholder Approval

If this Proposal 3 is approved by our stockholders, the Amended 2019 Plan will become effective as of the date of the Annual Meeting. In the event that our stockholders do not approve this Proposal 3, the Amended 2019 Plan will not become effective and the 2019 Plan will continue in its current form.

Description of the Amended 2019 Plan

The material features of the Amended 2019 Plan are described below. The following description of the Amended 2019 Plan is a summary only and is qualified in its entirety by reference to the complete text of the Amended 2019 Plan. Stockholders are urged to read the actual text of the Amended 2019 Plan in its entirety, which is attached to this proxy statement as Appendix B.

Purpose

The Amended 2019 Plan is designed to secure and retain the services of our employees, Directors, and consultants, and to provide incentives for such individuals to exert maximum efforts for the success of NetScout and its affiliates while providing a means by which such individuals may be given an opportunity to benefit from increases in the value of our common stock. We also believe that such long-term equity awards align the interests of employees with the interests of our stockholders.

Types of Awards

The Amended 2019 Plan provides for the grant of incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, and other stock awards.

Shares Available for Awards

Subject to adjustment for certain changes in our capitalization, the aggregate number of shares of our common stock that may be issued under the Amended 2019 Plan will not exceed 31,294,651 shares (which is the sum of (i) 1,294,651 shares (the number of unallocated shares that were available for grant under the NetScout Systems, Inc. 2007 Equity Incentive Plan (the “2007 Plan”) as of the effective date of the 2019 Plan), (ii) 5,500,000 additional shares that were reserved as of the effective date of the 2019 Plan, (iii) 4,700,000 additional shares that were approved at the 2020 Annual Meeting of Stockholders,

(iv) 7,000,000 additional shares that were approved at the 2022 Annual Meeting of Stockholders, (v) 5,900,000 additional shares that were approved at the 2023 Annual Meeting of Stockholders, (vi) 3,400,000 additional shares that were approved at the 2024 Annual Meeting of Stockholders, and (vi) 3,500,000 newly requested shares), plus the 2007 Plan Returning Shares (as defined below), as such shares become available from time to time.

The term “2007 Plan Returning Shares” refers to the following shares of our common stock subject to any outstanding award granted under the 2007 Plan: (i) any shares subject to such award that are not issued because such award expires or otherwise terminates without all of the shares covered by such award having been issued; (ii) any shares subject to such award that are not issued because such award is settled in cash; (iii) any shares issued pursuant to such award that are forfeited back to or repurchased by us because of a failure to vest; and (iv) any shares that are reacquired or withheld (or not issued) by us to satisfy a tax withholding obligation in connection with any such award that is a Full Value Award.

The following shares of our common stock (collectively, the “Amended 2019 Plan Returning Shares”) will also become available again for issuance under the Amended 2019 Plan: (i) any shares subject to an award granted under the Amended 2019 Plan that are not issued because such award expires or otherwise terminates without all of the shares covered by such award having been issued; (ii) any shares subject to an award granted under the Amended 2019 Plan that are not issued because such award is settled in cash; (iii) any shares issued pursuant to an award granted under the Amended 2019 Plan that are forfeited back to or repurchased by us because of a failure to vest; and (iv) any shares that are reacquired or withheld (or not issued) by us to satisfy a tax withholding obligation in connection with any such award granted under the Amended 2019 Plan that is a Full Value Award.

The following shares of our common stock will not become available again for issuance under the Amended 2019 Plan: (i) any shares that are reacquired or withheld (or not issued) by us to satisfy the exercise or strike price of an Appreciation Award granted under the Amended 2019 Plan or the 2007 Plan (including any shares subject to such award that are not delivered because such award is exercised through a reduction of shares subject to such award); (ii) any shares that are reacquired or withheld (or not issued) by us to satisfy a tax withholding obligation in connection with an Appreciation Award granted under the Amended 2019 Plan or the 2007 Plan; (iii) any shares repurchased by us on the open market with the proceeds of the exercise or strike price of an Appreciation Award granted under the Amended 2019 Plan or the 2007 Plan; and (iv) in the event that a stock appreciation right granted under the Amended 2019 Plan or the 2007 Plan is settled in shares, the gross number of shares subject to such award.

The number of shares of our common stock available for issuance under the Amended 2019 Plan will be reduced by: (i) one share for each share issued pursuant to an Appreciation Award granted under the Amended 2019 Plan; (ii) 2.76 shares for each share issued pursuant to a Full Value Award granted under the Amended 2019 Plan prior to September 10, 2020; (iii) 2.32 shares for each share issued pursuant to a Full Value Award granted under the Amended 2019 Plan on or after

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Proposal 3

September 10, 2020, but prior to August 24, 2022; (iv) 2.34 shares for each share issued pursuant to a Full Value Award granted under the Amended 2019 Plan on or after August 24, 2022, but prior to September 14, 2023; and (v) 2.67 shares for each share issued pursuant to a Full Value Award granted under the Amended 2019 Plan on or after September 14, 2023.

The number of shares of our common stock available for issuance under the Amended 2019 Plan will be increased by: (i) one share for each 2007 Plan Returning Share or Amended 2019 Plan Returning Share subject to an Appreciation Award; (ii) 2.76 shares for each 2007 Plan Returning Share or Amended 2019 Plan Returning Share subject to a Full Value Award that returned to the Amended 2019 Plan prior to September 10, 2020; (iii) 2.32 shares for each 2007 Plan Returning Share or Amended 2019 Plan Returning Share subject to a Full Value Award that returns to the Amended 2019 Plan on or after September 10, 2020, but prior to August 24, 2022; (iv) 2.34 shares for each 2007 Plan Returning Share or Amended 2019 Plan Returning Share subject to a Full Value Award that returns to the Amended 2019 Plan on or after August 24, 2022, but prior to September 14, 2023; and (v) 2.67 shares for each 2007 Plan Returning Share or Amended 2019 Plan Returning Share subject to a Full Value Award that returns to the Amended 2019 Plan on or after September 14, 2023.

Eligibility

All of our (including our affiliates’) employees, non-employee Directors, and consultants are eligible to participate in the Amended 2019 Plan and may receive all types of awards other than incentive stock options. Incentive stock options may be granted under the Amended 2019 Plan only to our employees and the employees of our affiliates.

As of the Record Date, we (including our affiliates) had approximately 2,102 employees, eight non-employee Directors and approximately 165 consultants.

Non-Employee Director Compensation Limit

The aggregate value of all cash and equity-based compensation paid or granted by us to any individual for service as a non-employee Director of our Board with respect to any fiscal year of NetScout will not exceed $750,000, calculating the value of any equity awards based on the grant date fair value of such awards for financial reporting purposes.

Administration

The Amended 2019 Plan will be administered by our Board, which may, in turn, delegate authority to administer the Amended 2019 Plan to a committee. Our Board has delegated concurrent authority to administer the Amended 2019 Plan to our Compensation Committee but may, at any time, revest in itself some or all of the power delegated to our Compensation Committee. Our Board and Compensation Committee are each considered to be a Plan Administrator for purposes of this Proposal 3.

Subject to the terms of the Amended 2019 Plan, the Plan Administrator may determine the recipients, the types of awards to be granted, the number of shares of our common stock subject to awards or the cash value of awards, and the terms and conditions of awards granted under the Amended 2019 Plan, including the period of their exercisability and vesting. The Plan Administrator also has the authority to provide for accelerated exercisability and vesting of awards. Subject to the limitations set forth below, the Plan Administrator also determines the fair market value applicable to awards and the exercise or strike price of stock options and stock appreciation rights granted under the Amended 2019 Plan.

The Plan Administrator may also delegate to one or more officers the authority to designate employees who are not officers (within the meaning of Section 16 of the Exchange Act) to be recipients of certain awards and the number of shares of our common stock subject to such awards. Under any such delegation, the Plan Administrator will specify the total number of shares of our common stock that may be subject to the awards granted by such officer. The officer may not grant an award to himself or herself.

Repricing; Cancellation and Regrant of Awards

Under the Amended 2019 Plan, the Plan Administrator does not have the authority to reprice any outstanding stock option or stock appreciation right by reducing the exercise or strike price of the stock option or stock appreciation right or to cancel any outstanding stock option or stock appreciation right that has an exercise or strike price greater than the then-current fair market value of our common stock in exchange for cash or other awards without obtaining the approval of our stockholders. Such approval must be obtained within 12 months prior to such an event.

Acceleration Upon Death or Disability

Under the Amended 2019 Plan, unless specifically provided otherwise in the applicable award agreement, if a participant’s service relationship with us or any of our affiliates (referred to in this Proposal 3 as “continuous service”) terminates as a result of the participant’s death or disability, each of the participant’s awards will become fully vested (and exercisable, if applicable) as of the date of such termination, to the extent that such awards are outstanding and unvested as of such date.

Dividends and Dividend Equivalents

The Amended 2019 Plan provides that dividends or dividend equivalents may be paid or credited with respect to any shares of our common stock subject to an award, as determined by the Plan Administrator and contained in the applicable award agreement; provided, however, that (i) no dividends or dividend equivalents may be paid with respect to any such shares before the date such shares have vested, (ii) any dividends or dividend equivalents that are credited with respect to any such shares will be subject to all of the terms and conditions applicable to such shares under the terms of the applicable award agreement (including any vesting conditions), and (iii) any dividends or dividend equivalents that are credited with respect to any such shares will be forfeited to us on the date such shares are forfeited to or repurchased by us due to a failure to vest.

Minimum Vesting Requirements

The Amended 2019 Plan provides that no award granted on or after September 10, 2020, may vest until at least 12 months

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Proposal 3

following the date of grant of such award, except that shares up to 5% of the share reserve of the Amended 2019 Plan may be issued pursuant to awards granted on or after September 10, 2020, that do not meet such vesting requirements.

Stock Options

Stock options may be granted under the Amended 2019 Plan pursuant to stock option agreements. The Amended 2019 Plan permits the grant of stock options that are intended to qualify as incentive stock options (“ISOs”) and nonstatutory stock options (“NSOs”).

The exercise price of a stock option granted under the Amended 2019 Plan may not be less than 100% of the fair market value of our common stock on the date of grant and, in some cases (see “Limitations on Incentive Stock Options” below), may not be less than 110% of such fair market value.

The term of stock options granted under the Amended 2019 Plan may not exceed seven years from the date of grant and, in some cases (see “Limitations on Incentive Stock Options” below), may not exceed five years from the date of grant. Except as otherwise provided in a participant’s stock option agreement or other written agreement with us or one of our affiliates, if a participant’s continuous service terminates (other than for cause and other than upon the participant’s death or disability), the participant may exercise any vested stock options for up to three months following the participant’s termination of continuous service. Except as otherwise provided in a participant’s stock option agreement or other written agreement with us or one of our affiliates, if a participant’s continuous service terminates due to the participant’s disability or death (or the participant dies within a specified period, if any, following termination of continuous service), the participant, or his or her beneficiary, as applicable, may exercise any vested stock options for up to 12 months following the participant’s termination due to the participant’s disability or for up to 18 months following the participant’s death. Except as explicitly provided otherwise in a participant’s stock option agreement or other written agreement with us or one of our affiliates, if a participant’s continuous service is terminated for cause (as defined in the Amended 2019 Plan), all stock options held by the participant will terminate upon the participant’s termination of continuous service and the participant will be prohibited from exercising any stock option from and after such termination date. Except as otherwise provided in a participant’s stock option agreement or other written agreement with us or one of our affiliates, the term of a stock option may be extended if the exercise of the stock option following the participant’s termination of continuous service (other than for cause and other than upon the participant’s death or disability) would be prohibited by applicable securities laws or if the sale of any common stock received upon exercise of the stock option following the participant’s termination of continuous service (other than for cause) would violate our insider trading policy. In no event, however, may a stock option be exercised after its original expiration date.

Acceptable forms of consideration for the purchase of our common stock pursuant to the exercise of a stock option under the Amended 2019 Plan will be determined by the Plan Administrator and may include payment: (i) by cash, check, bank draft, or money order payable to us; (ii) pursuant to a program developed under Regulation T as promulgated by the Federal

Reserve Board; (iii) by delivery to us of shares of our common stock (either by actual delivery or attestation); (iv) by a net exercise arrangement (for NSOs only); or (v) in other legal consideration approved by the Plan Administrator.

Stock options granted under the Amended 2019 Plan may vest and become exercisable in cumulative increments, as determined by the Plan Administrator at the rate specified in the stock option agreement (subject to the vesting acceleration provision described in “Acceleration Upon Death or Disability” above and the limitations described in “Minimum Vesting Requirements” above). Shares covered by different stock options granted under the Amended 2019 Plan may be subject to different vesting schedules as the Plan Administrator may determine.

The Plan Administrator may impose limitations on the transferability of stock options granted under the Amended 2019 Plan in its discretion. Generally, a participant may not transfer a stock option granted under the Amended 2019 Plan other than by will or the laws of descent and distribution or, subject to approval by the Plan Administrator, pursuant to a domestic relations order or an official marital settlement agreement. However, the Plan Administrator may permit transfer of a stock option in a manner that is not prohibited by applicable tax and securities laws. In addition, subject to approval by the Plan Administrator, a participant may designate a beneficiary who may exercise the stock option following the participant’s death. Notwithstanding the foregoing, no stock option may be transferred to any financial institution without prior stockholder approval.

Limitations on Incentive Stock Options

The aggregate fair market value, determined at the time of grant, of shares of our common stock with respect to ISOs that are exercisable for the first time by a participant during any calendar year under all of our stock plans may not exceed $100,000. The stock options or portions of stock options that exceed this limit or otherwise fail to qualify as ISOs are treated as NSOs. No ISO may be granted to any person who, at the time of grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any affiliate unless the following conditions are satisfied:

•	the exercise price of the ISO must be at least 110% of the fair market value of our common stock on the date of grant; and

•	the term of the ISO must not exceed five years from the date of grant.

Subject to adjustment for certain changes in our capitalization, the aggregate maximum number of shares of our common stock that may be issued pursuant to the exercise of ISOs under the Amended 2019 Plan is 11,000,000 shares.

Stock Appreciation Rights

Stock appreciation rights may be granted under the Amended 2019 Plan pursuant to stock appreciation right agreements. Each stock appreciation right is denominated in common stock share equivalents. The strike price of each stock appreciation

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right will be determined by the Plan Administrator but will in no event be less than 100% of the fair market value of our common stock on the date of grant. The term of stock appreciation rights granted under the Amended 2019 Plan may not exceed seven years from the date of grant. The Plan Administrator may also impose restrictions or conditions upon the vesting of stock appreciation rights that it deems appropriate (subject to the vesting acceleration provision described in “Acceleration Upon Death or Disability” above and the limitations described in “Minimum Vesting Requirements” above). The appreciation distribution payable upon exercise of a stock appreciation right may be paid in shares of our common stock, in cash, in a combination of cash and stock, or in any other form of consideration determined by the Plan Administrator and set forth in the stock appreciation rights agreement. Stock appreciation rights will be subject to the same conditions upon termination of continuous service and restrictions on transfer as stock options under the Amended 2019 Plan.

Restricted Stock Awards

Restricted stock awards may be granted under the Amended 2019 Plan pursuant to restricted stock award agreements. A restricted stock award may be granted in consideration for cash, check, bank draft, or money order payable to us, the participant’s services performed for us or any of our affiliates, or any other form of legal consideration acceptable to the Plan Administrator. Shares of our common stock acquired under a restricted stock award may be subject to forfeiture to or repurchase by us in accordance with a vesting schedule to be determined by the Plan Administrator (subject to the vesting acceleration provision described in “Acceleration Upon Death or Disability” above and the limitations described in “Minimum Vesting Requirements” above). Rights to acquire shares of our common stock under a restricted stock award may be transferred only upon such terms and conditions as are set forth in the restricted stock award agreement; provided, however, that no restricted stock award may be transferred to any financial institution without prior stockholder approval. Upon a participant’s termination of continuous service for any reason, any shares subject to restricted stock awards held by the participant that have not vested as of such termination date may be forfeited to or repurchased by us.

Restricted Stock Unit Awards

Restricted stock unit awards may be granted under the Amended 2019 Plan pursuant to restricted stock unit award agreements. Payment of any purchase price may be made in any form of legal consideration acceptable to the Plan Administrator. A restricted stock unit award may be settled by the delivery of shares of our common stock, in cash, in a combination of cash and stock, or in any other form of consideration determined by the Plan Administrator and set forth in the restricted stock unit award agreement. Restricted stock unit awards may be subject to vesting in accordance with a vesting schedule to be determined by the Plan Administrator (subject to the vesting acceleration provision described in “Acceleration Upon Death or Disability” above and the limitations described in “Minimum Vesting Requirements” above). Except as otherwise provided in a participant’s restricted stock unit award agreement or other written agreement with us or one of our affiliates, restricted stock units that have not vested will be forfeited upon the participant’s termination of continuous service for any reason.

Other Stock Awards

Other forms of stock awards valued in whole or in part by reference to, or otherwise based on, our common stock may be granted either alone or in addition to other stock awards under the Amended 2019 Plan. Subject to the terms of the Amended 2019 Plan (including the vesting acceleration provision described in “Acceleration Upon Death or Disability” above and the limitations described in “Minimum Vesting Requirements” above), the Plan Administrator will have sole and complete authority to determine the persons to whom and the time or times at which such other stock awards will be granted, the number of shares of our common stock to be granted, and all other terms and conditions of such other stock awards.

Clawback/Recoupment

Awards granted under the Amended 2019 Plan will be subject to recoupment in accordance with any clawback policy that we are required to adopt pursuant to the listing standards of any national securities exchange or association on which our securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law, and any other clawback policy that we adopt. In addition, the Plan Administrator may impose other clawback, recovery, or recoupment provisions in a participant’s award agreement or other written agreement with us or one of our affiliates, including a reacquisition right in respect of previously acquired shares or other cash or property upon the occurrence of cause.

Changes to Capital Structure

In the event of certain capitalization adjustments, the Plan Administrator will appropriately adjust: (i) the class(es) and maximum number of securities subject to the Amended 2019 Plan; (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of ISOs; and (iii) the class(es) and number of securities and price per share of stock subject to outstanding stock awards.

Change in Control

The following provisions will apply to outstanding awards under the Amended 2019 Plan in the event of a change in control (as defined in the Amended 2019 Plan and described below) unless otherwise provided in the instrument evidencing the award, in any other written agreement between us or one of our affiliates and the participant, or in our Director compensation policy.

In the event of a change in control, any surviving or acquiring corporation (or its parent company) may assume or continue any or all outstanding awards under the Amended 2019 Plan or may substitute similar stock awards for such outstanding awards (including, but not limited to, awards to acquire the same consideration paid to the stockholders of NetScout pursuant to the change in control), and any reacquisition or repurchase rights held by NetScout in respect of shares issued pursuant to any outstanding awards under the Amended 2019 Plan may be assigned by NetScout to the surviving or acquiring corporation

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(or its parent company). The terms of any such assumption, continuation, or substitution will be set by the Plan Administrator.

In the event of a change in control in which the surviving or acquiring corporation (or its parent company) does not assume or continue outstanding awards under the Amended 2019 Plan or substitute similar stock awards for such outstanding awards, then with respect to any such awards that have not been assumed, continued, or substituted and that are held by participants whose continuous service has not terminated prior to the effective time of the change in control (the “Current Participants”), the vesting (and exercisability, if applicable) of such awards will be accelerated in full (and with respect to any such awards that are subject to performance-based vesting conditions or requirements, vesting will be deemed to be satisfied at the greater of (i) the target level of performance or (ii) the actual level of performance measured in accordance with the applicable performance goals as of the date of the change in control) to a date prior to the effective time of the change in control (contingent upon the closing or completion of the change in control) as the Plan Administrator will determine (or, if the Plan Administrator does not determine such a date, to the date that is five days prior to the effective time of the change in control), and such awards will terminate if not exercised (if applicable) prior to the effective time of the change in control in accordance with the exercise procedures determined by the Plan Administrator, and any reacquisition or repurchase rights held by NetScout with respect to such awards will lapse (contingent upon the closing or completion of the change in control).

In the event of a change in control in which the surviving or acquiring corporation (or its parent company) does not assume or continue outstanding awards under the Amended 2019 Plan or substitute similar stock awards for such outstanding awards, then with respect to any such awards that have not been assumed, continued, or substituted and that are held by participants other than the Current Participants, such awards will terminate if not exercised (if applicable) prior to the effective time of the change in control in accordance with the exercise procedures determined by the Plan Administrator; provided, however, that any reacquisition or repurchase rights held by NetScout with respect to such awards will not terminate and may continue to be exercised notwithstanding the change in control.

Notwithstanding the foregoing, in the event any outstanding award under the Amended 2019 Plan held by a participant will terminate if not exercised prior to the effective time of a change in control, the Plan Administrator may provide that the participant may not exercise such award but instead will receive a payment, in such form as may be determined by the Plan Administrator, equal in value to the excess, if any, of (i) the value of the property the participant would have received upon the exercise of such award immediately prior to the effective time of the change in control, over (ii) any exercise price payable by the participant in connection with such exercise.

Unless provided otherwise in the participant’s award agreement, in any other written agreement or plan with us or one of our affiliates, or in our Director compensation policy, outstanding awards under the Amended 2019 Plan will not be subject to additional acceleration of vesting and exercisability upon or after a change in control.

For purposes of the Amended 2019 Plan, a “change in control” generally means the consummation of any of the following events: (i) any merger or consolidation after which the voting securities of NetScout outstanding immediately prior thereto represent (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than 50% of the combined voting power of the voting securities of NetScout or such surviving or acquiring entity outstanding immediately after such event; (ii) any sale of all or substantially all of the assets or capital stock of NetScout (other than in a spin-off or similar transaction); or (iii) any other acquisition of the business of NetScout, as determined by the Plan Administrator; provided, however, that no change in control (or any analogous term) will be deemed to occur upon an announcement or commencement of a tender offer or upon a “potential” takeover or upon stockholder approval of a merger or other transaction, in each case without a requirement that the change in control actually occur.

Plan Amendments and Termination

The Plan Administrator has the authority to amend or terminate the Amended 2019 Plan at any time. However, except as otherwise provided in the Amended 2019 Plan or an award agreement, no amendment or termination of the Amended 2019 Plan may materially impair a participant’s rights under his or her outstanding awards without the participant’s consent.

We will obtain stockholder approval of any amendment to the Amended 2019 Plan as required by applicable law and listing requirements. No incentive stock options may be granted under the Amended 2019 Plan after July 9, 2029, which is the tenth anniversary of the date the 2019 Plan was originally adopted by our Board.

U.S. Federal Income Tax Consequences

The following is a summary of the principal United States federal income tax consequences to participants and us with respect to participation in the Amended 2019 Plan. This summary is not intended to be exhaustive and does not discuss the income tax laws of any local, state, or foreign jurisdiction in which a participant may reside. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any participant may depend on his or her particular situation, each participant should consult the participant’s tax advisor regarding the federal, state, local, and other tax consequences of the grant or exercise of an award or the disposition of stock acquired under the Amended 2019 Plan. The Amended 2019 Plan is not qualified under the provisions of Section 401(a) of the Code, and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). Our ability to realize the benefit of any tax deductions described below depends on our generation of taxable income as well as the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of our tax reporting obligations.

Nonstatutory Stock Options

Generally, there is no taxation upon the grant of an NSO if the stock option is granted with an exercise price equal to the fair market value of the underlying stock on the grant date. Upon

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exercise, a participant will recognize ordinary income equal to the excess, if any, of the fair market value of the underlying stock on the date of exercise of the stock option over the exercise price. If the participant is employed by us or one of our affiliates, that income will be subject to withholding taxes. The participant’s tax basis in those shares will be equal to their fair market value on the date of exercise of the stock option, and the participant’s capital gain holding period for those shares will begin on that date. We will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the participant.

Incentive Stock Options

The Amended 2019 Plan provides for the grant of stock options that are intended to qualify as “incentive stock options,” as defined in Section 422 of the Code. Under the Code, a participant generally is not subject to ordinary income tax upon the grant or exercise of an ISO. If the participant holds a share received upon exercise of an ISO for more than two years from the date the stock option was granted and more than one year from the date the stock option was exercised, which is referred to as the required holding period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the participant’s tax basis in that share will be long-term capital gain or loss.

If, however, a participant disposes of a share acquired upon exercise of an ISO before the end of the required holding period, which is referred to as a disqualifying disposition, the participant generally will recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the share on the date of exercise of the stock option over the exercise price. However, if the sales proceeds are less than the fair market value of the share on the date of exercise of the stock option, the amount of ordinary income recognized by the participant will not exceed the gain, if any, realized on the sale. If the amount realized on a disqualifying disposition exceeds the fair market value of the share on the date of exercise of the stock option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired upon exercise of an ISO exceeds the exercise price of the stock option generally will be an adjustment included in the participant’s alternative minimum taxable income for the year in which the stock option is exercised. If, however, there is a disqualifying disposition of the share in the year in which the stock option is exercised, there will be no adjustment for alternative minimum tax purposes with respect to that share. In computing alternative minimum taxable income, the tax basis of a share acquired upon exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the stock option is exercised.

We are not allowed a tax deduction with respect to the grant or exercise of an ISO or the disposition of a share acquired upon exercise of an ISO after the required holding period. If there is a disqualifying disposition of a share, however, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the participant, provided that either the employee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.

Stock Appreciation Rights

Generally, if a stock appreciation right is granted with an exercise price equal to the fair market value of the underlying stock on the grant date, the recipient will recognize ordinary income equal to the fair market value of the stock or cash received upon such exercise.

We will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock appreciation right.

Restricted Stock Awards

Generally, the recipient of a restricted stock award will recognize ordinary income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is not vested when it is received (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days following his or her receipt of the stock award, to recognize ordinary income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient for the stock.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from a restricted stock award will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested.

We will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the restricted stock award.

Restricted Stock Unit Awards

Generally, the recipient of a restricted stock unit award structured to comply with the requirements of Section 409A of the Code or an exemption to Section 409A of the Code will recognize ordinary income at the time the stock is delivered equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. To comply with the requirements of Section 409A of the Code, the stock subject to a restricted stock unit award may generally only be delivered upon one of the following events: a fixed calendar date (or dates), separation from service, death, disability, or a change in control. If delivery occurs on another date, unless the restricted stock unit award otherwise complies with or qualifies for an exemption to the requirements of Section 409A of the Code, in addition to the tax treatment described above, the recipient will owe an additional 20% federal tax and interest on any taxes owed.

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The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from a restricted stock unit award will be the amount paid for such shares plus any ordinary income recognized when the stock is delivered.

We will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the restricted stock unit award.

Section 162(m) Limitations

Section 162(m) of the Code places a limit of $1 million (per individual) on the amount of compensation that we may deduct as a business expense in any year with respect to our “covered employees” (as defined under Section 162(m) of the Code), which includes certain of our most highly paid executive officers. For further information regarding the deduction limit under Section 162(m) of the Code, please see the section titled “Regulatory Requirements and Risk Management – Tax Deductibility of Executive Compensation” in the Compensation Discussion and Analysis.

New Plan Benefits Under Amended 2019 Plan

The following table is provided in accordance with SEC rules regarding compensation plans subject to stockholder approval and sets forth certain information regarding benefits or amounts that will be received by or allocated to certain individuals under the Amended 2019 Plan.

Amended 2019 Plan

Name and Position	Number of Shares

Anil K. Singhal Co-Founder, President, Chief Executive Officer and Chairman of the Board	(1)

Michael Szabados Vice Chairman of the Board, Senior Advisor, and Former Chief Operating Officer	(1)

Jean Bua Senior Advisor and Former Executive Vice President, Chief Financial Officer, Chief Accounting Officer, and Treasurer	(1)

John W. Downing Executive Vice President, Worldwide Sales Operations	(1)

All current executive officers as a group (2)	(1)

All current Directors who are not executive officers as a group	56,000 per fiscal year (3)

All employees, including all current officers who are not executive officers, as a group	(1)

(1)

Awards granted under the Amended 2019 Plan to our executive officers and other employees are discretionary and are not subject to set benefits or amounts under the terms of the Amended 2019 Plan, and our Board and Compensation Committee have not granted any awards under the Amended 2019 Plan subject to stockholder approval of this Proposal 3. Accordingly, the benefits or amounts that will be received by or allocated to our executive officers and other employees under the Amended 2019 Plan are not determinable.

(2)	Our current executive officers as a group include Mr. Singhal, Mr. Downing, Mr. Piazza, and Mr. Munshi.

(3)

Awards granted under the Amended 2019 Plan to our non-employee Directors are discretionary and are not subject to set benefits or amounts under the terms of the Amended 2019 Plan. However, pursuant to our current compensation arrangements for non-employee Directors, each of our current non-employee Directors is eligible to receive an annual restricted stock unit award of 7,000 shares. After the Annual Meeting, any such awards will be granted under the Amended 2019 Plan if this Proposal 3 is approved by our stockholders. For additional information regarding our current compensation arrangements for non-employee Directors, please see the information in “Director Compensation” above.

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Plan Benefits Under 2019 Plan

The following table is provided in accordance with SEC rules regarding compensation plans subject to stockholder approval and sets forth, for each of the individuals and various groups indicated, the total number of shares of our common stock subject to awards that have been granted (even if not currently outstanding) under the 2019 Plan since its approval by our stockholders in 2019 through the Record Date.

2019 Plan

Name and Position	Number of Shares

Anil K. Singhal Co-Founder, President, Chief Executive Officer and Chairman of the Board	456,000

Michael Szabados Vice Chairman of the Board, Senior Advisor, and Former Chief Operating Officer	221,000

Jean Bua Senior Advisor and Former Executive Vice President, Chief Financial Officer, Chief Accounting Officer, and Treasurer	192,000

John W. Downing Executive Vice President, Worldwide Sales Operations	228,000

All current executive officers as a group	1,097,000

All current Directors who are not executive officers as a group	288,170

Each nominee for election as a Director

Robert E. Donahue	42,000

John R. Egan	42,000

Marlene Pelage	18,085

Anil K. Singhal	456,000

Each associate of any executive officers, current Directors, or Director nominees

Each other person who received or is to receive 5% of awards

All employees, including all current officers who are not executive officers, as a group	12,915,931

Please see the section titled “Compensation and Other Information Concerning Executive Officers – Equity Compensation Plan Information” above for further information about shares that may be issued under all of our equity compensation plans as of March 31, 2025, including the 2019 Plan.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDED 2019 PLAN.

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RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has approved the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2026. PricewaterhouseCoopers LLP has served as our auditor since 1993. PricewaterhouseCoopers LLP has unrestricted access to the Audit Committee to discuss audit findings and other financial matters. NetScout is not required to have its stockholders ratify the appointment of PricewaterhouseCoopers LLP as NetScout’s independent registered public accounting firm. However, we are requesting ratification because we believe it is a matter of good corporate practice.

If NetScout’s stockholders do not ratify the appointment of PricewaterhouseCoopers LLP, the Audit Committee will reconsider whether or not to retain PricewaterhouseCoopers LLP but may nonetheless retain PricewaterhouseCoopers LLP as NetScout’s independent registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may change the appointment at any time if it determines that such change would be in the best interests of NetScout and its stockholders. Representatives of PricewaterhouseCoopers LLP will attend the Annual Meeting to answer appropriate questions and may also make a statement if they so desire.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

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The following sets forth the aggregate fees billed to us by our independent registered public accounting firm during the fiscal years ended March 31, 2025, and March 31, 2024:

	Fiscal Year 2025	Fiscal Year 2024

Audit Fees (1)	$3,461,337	$3,247,134

Audit-related Fees (2)	$0	$0

Tax Fees (3)	$27,000	$97,000

All other Fees (4)	$2,125	$3,000

(1)

Represents fees for audit services, including fees associated with the integrated audit of the consolidated financial statements included in our Annual Report on Form 10-K, the reviews of our Quarterly Reports on Form 10-Q, and statutory audits required of our foreign subsidiaries.

(2)

Represents fees associated with assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements that are not reported under the caption “Audit Fees.”

(3)	Represents fees for tax compliance, planning, advice, and other domestic and international tax advisory services.

(4)	Represents fees associated with research and compliance tools.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services

Our Audit Committee has implemented procedures under our Audit Committee Pre-Approval Policy for Audit and Non-Audit Services (the “Pre-Approval Policy”), to ensure that all audit and permitted non-audit services provided to us are preapproved by the Audit Committee. Specifically, the Audit Committee preapproves the use of our independent registered public accounting firm for specific audit and non-audit services within approved monetary limits. If a proposed service has not been preapproved pursuant to the Pre-Approval Policy, then it must be specifically preapproved by our Audit Committee before it may be provided by our independent registered public accounting firm. Any preapproved services exceeding the preapproved monetary limits require specific approval by our Audit Committee. All of the audit-related, tax, and all other services provided by our independent registered public accounting firm in fiscal years 2025 and 2024 were approved by the Audit Committee by means of specific preapprovals or pursuant to the procedures contained in the Pre-Approval Policy.

All non-audit services provided in fiscal years 2025 and 2024 were reviewed with our Audit Committee, which concluded that the provision of such services by our independent registered public accounting firm was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

Report of Audit Committee of the Board of Directors

The material in this Report of the Audit Committee is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, other than our Annual Report on Form 10-K, where it shall be deemed “furnished,” whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended March 31, 2025, with our management and PricewaterhouseCoopers LLP (“PwC”), our independent registered public accounting firm. Management is responsible for the preparation, presentation, and integrity of the financial statements, accounting, and financial reporting principles and internal control over financial reporting. PwC is responsible for performing an independent audit of the financial statements in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”) and for expressing opinions on the conformity of the financial statements with accounting principles generally accepted in the United States.

The Audit Committee has discussed with PwC the matters required to be discussed pursuant to relevant PCAOB and SEC requirements and has received the written disclosures and the letter from PwC required by applicable requirements of the PCAOB regarding the independent auditor’s communications with the Audit Committee concerning independence. The Audit Committee has also discussed their independence with PwC.

Based on its reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2025, for filing with the SEC.

Respectfully submitted by the Audit Committee

Marlene Pelage, Chair

Robert E. Donahue

John R. Egan

Joseph G. Hadzima, Jr.

Shannon Nash

Christopher Perretta

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We have a written policy with respect to “Related Persons Transactions.” Except as specifically provided below, all “Related Person Transactions” require approval or ratification by either our Audit Committee, the majority of disinterested members of our Board, or, in the case of transactions that involve compensation, our Compensation Committee or our Board. Like other Company policies, our policy with respect to Related Person Transactions is managed on a day-to-day basis by our management team, including our CFO and our General Counsel, and to the extent necessary, related matters are discussed with our Board (or a committee thereof) or our outside counsel.

For NetScout, a “Related Person Transaction” is broadly defined as any transaction between NetScout and any Related Person (as defined under Item 404 of Regulation S-K under the Exchange Act (“Item 404”)), including any transactions requiring disclosure under Item 404. A Related Party Transaction will require disclosure to our Audit Committee but will not require Audit Committee approval if:

■	such transaction is available to all of our employees generally;

■	such transaction, when aggregated with any other similar transactions with such person during such fiscal year, involves less than $5,000; or

■	such transaction is an ordinary course, commercial transaction with an entity in which a Related Person serves as an officer or Director and such transaction is the result of arm’s-length negotiation not involving such Related Person.

Our Board has determined that our Audit Committee is best suited to review and approve Related Person Transactions. If Audit Committee approval is not practicable (because, for example, it involves terms that are not comparable to terms that could be obtained from an arm’s-length dealing with unrelated third parties or because of logistical difficulties), or if a transaction involves compensation, such approval may be obtained as provided in the first paragraph of this section. Such Related Person Transactions may be presented for approval or preliminarily entered into by our management, subject to ratification by the applicable committee or our Board, provided that if ratification does not occur, our management is obliged to take all reasonable efforts to cancel or annul such transaction.

In determining whether or not to approve a Related Person Transaction, the applicable committee or our Board will also consider whether such transaction would affect the status of a member of our Board as an “independent director” as promulgated by the SEC, the Financial Industry Regulatory Authority, any exchange upon which our securities are traded, or any governmental or regulatory body exercising authority over us. If the result of any such Related Person Transaction is that a majority of our Board would no longer be deemed to be “independent directors,” then such transaction will not be approved.

NetScout is not a party to any Related Person Transactions with respect to the fiscal year ended March 31, 2025, and no such transactions currently exist or are contemplated, except as described below.

NetScout employs the brother of our Chief Executive Officer as our Senior Vice President, Research & Development. His compensation for the fiscal year 2025 totaled $956,645, which included his earned base salary, earned bonus, equity awards (calculated at grant date fair value but vesting over four years), tax planning services, and 401(k) plan matching contributions. He also received our standard U.S. benefits package. Overall, his total target direct compensation positions him near the bottom quartile of our compensation peers for similar roles. The mix of fixed and variable compensation underscores a significant variable component linked to performance results. The Compensation Committee has reviewed and ratified his compensation.

NetScout Systems, Inc. | 2025 Proxy Statement | 79

The following table sets forth information regarding beneficial ownership of our common stock as of the Record Date by each NEO, each Director and nominee for Director, all executive officers and Directors as a group, all those known by us to be beneficial owners of more than 5% of our common stock.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned (1)	Percentage of Class Beneficially Owned

Anil K. Singhal (2)	1,991,615	2.75%

Michael Szabados	42,939	*

Jean Bua	71,361	*

John W. Downing	139,732	*

Robert E. Donahue (3)	66,977	*

John R. Egan (3)	105,740	*

Alfred Grasso (3)	51,000	*

Joseph G. Hadzima, Jr. (3)	134,798	*

Marlene Pelage (3)	18,085	*

Christopher Perretta (3)	50,866	*

Shannon Nash (3)	18,085	*

Vivian Vitale (3)	45,970	*

BlackRock, Inc. (4) 50 Hudson Yards New York, New York 10001	11,414,399	15.76%

The Vanguard Group (5) 100 Vanguard Boulevard Malvern, PA 19335	9,006,874	12.44%

Dimensional Fund Advisors LP (6) Building One 6300 Bee Cave Road Austin, Texas, 78746	4,431,789	6.12%

Legal & General Investment Management Limited (7) One Coleman Street London, EC2R 5AA, UK	4,037,807	5.58%

All executive officers and Directors as a group (14 persons) (8)	2,768,461	3.82%

*	Represents less than one percent of class.

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Security Ownership of Certain Beneficial Owners and Management

(1)

Under applicable SEC rules and regulations, a person is considered to beneficially own our common stock if such person either has the sole or shared power with any other person to either vote or dispose of such common stock. As a result, more than one person may be reported as the beneficial owner of any particular share of our common stock. Beneficial ownership is determined in accordance with the rules of the SEC. Shares of common stock issuable by NetScout to a person or entity named below pursuant to restricted stock units which may vest within 60 days of the Record Date are deemed to be beneficially owned and outstanding for purposes of calculating the number of shares and the percentage beneficially owned by that person or entity. However, these shares are not deemed to be beneficially owned and outstanding for purposes of computing the percentage beneficially owned by any other person or entity. Unless otherwise noted, the address of each person listed on the table is c/o NetScout Systems, Inc., 310 Littleton Road, Westford, MA 01886, and each person has either sole or shared voting or dispositive power over the shares shown below as beneficially owned by such person.

(2)

Includes 118,455 shares held by a charitable foundation of which Mr. Singhal and his spouse are trustees. As of the Record Date, Mr. Singhal’s spouse did not beneficially own at least five percent of NetScout’s outstanding common stock, and therefore the 615,097 shares held by trusts of which Mr. Singhal’s spouse is deemed the beneficial owner are reported herein by Mr. Singhal. This amount does not include an aggregate of 776,887 shares held in a trust for the benefit of Mr. Singhal’s children for which neither Mr. Singhal nor his spouse is a trustee, and 400,000 shares held in a trust for the benefit of Mr. Singhal for which neither Mr. Singhal nor his spouse is a trustee.

(3)	Consists of 7,000 shares issuable upon the vesting of certain restricted stock units within 60 days of July 14, 2025.

(4)

This information is based solely on a Schedule 13G/A filed with the SEC on April 30, 2025 (the “BlackRock 13G”). According to the Blackrock 13G, as of March 31, 2025, BlackRock, Inc. had the sole power to vote 11,262,606 shares and sole dispositive power over 11,414,399 shares. The BlackRock 13G provides information only as of March 31, 2025, and, consequently, the beneficial ownership of the aforementioned entity may have changed between March 31, 2025, and the Record Date.

(5)

This information is based solely on a Schedule 13G/A filed with the SEC on February 13, 2024 (the “Vanguard 13G”). According to the Vanguard 13G, as of December 31, 2023, The Vanguard Group had shared power to vote 62,919 shares, sole dispositive power over 8,868,232 shares, and shared dispositive power over 138,642 shares. The Vanguard 13G provides information only as of December 31, 2023, and, consequently, the beneficial ownership of the aforementioned entity may have changed between December 31, 2023, and the Record Date.

(6)

This information is based solely on a Schedule 13G/A filed with the SEC on October 31, 2024 (the “Dimensional 13G”). According to the Dimensional 13G, as of September 30, 2024, Dimensional Fund Advisors LP had the sole power to vote 4,305,651 shares and sole dispositive power over 4,431,789 shares. Dimensional Fund Advisors LP, an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940 and serves as investment manager or sub-adviser to certain other commingled funds, group trusts, and separate accounts (such investment companies, trusts, and accounts, collectively referred to as the “Funds”). In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to certain Funds. In its role as investment adviser, sub-adviser, and/or manager, Dimensional Fund Advisors LP or its subsidiaries (collectively, “Dimensional”) may possess voting and/or investment power over the securities of the Issuer that are owned by the Funds and may be deemed to be the beneficial owner of such shares held by the Funds. However, all securities reported in the Dimensional 13G are owned by the Funds. Dimensional disclaims beneficial ownership of such securities. The Dimensional 13G provides information only as of September 30, 2024, and, consequently, the beneficial ownership of the aforementioned entity may have changed between September 30, 2024, and the Record Date.

(7)

This information is based solely on a Schedule 13G filed with the SEC on July 9, 2025, by Legal & General Investment Management Limited on behalf of itself and on behalf of LGIM Managers (Europe) Limited and Legal & General UCITS ETF PLC (the “LGIM 13G”). According to the LGIM 13G, as of December 31, 2024, Legal & General Investment Management Limited had the shared power to vote or direct the vote of 3,887,020 shares and shared power to dispose of or direct the disposition of 3,904,236 shares; LGIM Managers (Europe) Limited had the shared power to vote or direct the vote of 3,844,312 shares and shared power to dispose of or direct the disposition of 3,844,312 shares; and Legal & General UCITS ETF PLC had the shared power to vote or direct the vote of 3,844,312 shares and shared power to dispose of or direct the disposition of 3,844,312 shares. The LGIM 13G provides information only as of December 31, 2024, and, consequently, the beneficial ownership of the aforementioned entities may have changed between December 31, 2024, and the Record Date.

(8)	Consists of 61,500 shares issuable upon the vesting of certain restricted stock units within 60 days of July 14, 2025.

NetScout Systems, Inc. | 2025 Proxy Statement | 81

NetScout Systems, Inc.

Annual Meeting of Stockholders

To Be Held on September 10, 2025

Our proxy statement, the proxy card, and our Annual Report to Stockholders for the fiscal year ended March 31, 2025, are all available free of charge upon written request to: Investor Relations, 310 Littleton Road, Westford, Massachusetts 01886.

Questions and Answers About These Proxy Materials and Voting

What is the purpose of the Annual Meeting?

The purpose of the 2025 Annual Meeting of Stockholders of NetScout Systems, Inc., a Delaware corporation, or the Annual Meeting, is to:

▪	Elect four Class II Directors nominated by our Board and named in this Proxy Statement, each to serve for a three-year term and until their successors are duly elected and qualified;

▪	Approve, on an advisory basis, the compensation of our NEOs;

▪	Approve the Amended 2019 Plan;

▪	Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2026; and

▪	Consider any other business properly brought before the Annual Meeting or any adjournment.

Why did I receive a notice regarding the availability of proxy materials on the internet?

We are providing access to our proxy materials over the internet. Accordingly, we have sent you the Notice because our Board is soliciting your proxy to vote at the Annual Meeting, including at any adjournments or postponements of the Annual Meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. The proxy materials include the proxy statement, form of proxy, and our Annual Report to Stockholders for the fiscal year ending March 31, 2025, which contains financial statements for the fiscal year ending March 31, 2025.

We intend to mail the Notice of Internet Availability of Proxy Materials, or the Notice, on or about July 25, 2025, to all stockholders of record as of the close of business on July 14, 2025 (the “Record Date”), who are entitled to vote at the Annual Meeting, and we will make available the proxy statement and form of proxy to such stockholders on such date. Unless the context suggests otherwise, references in this proxy statement to “NetScout,” the “Company,” “we,” “us,” and “our” refer to NetScout Systems, Inc. and, where appropriate, its subsidiaries. The matters to be voted on at the Annual Meeting are set forth in the Notice of the Annual Meeting of Stockholders and further described below.

You are invited to attend the Annual Meeting on Wednesday, September 10, 2025, at 10:00 a.m. Eastern Time at NetScout

Systems, Inc., 310 Littleton Road, Westford, Massachusetts 01886.

How does the Board recommend that I vote?

The Board recommends that you vote “FOR” the election of the four nominees to serve as Class II Directors on our Board, each for a three-year term; “FOR” the approval of the Amended 2019 Plan; “FOR” the approval, on an advisory basis, of the compensation of our NEOs; and “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2026.

What if another matter is properly brought before the meeting?

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the proxy to vote on those matters in accordance with their best judgment.

Will I receive any proxy materials by mail?

We may send you a proxy card along with a second Notice, by mail before the Annual Meeting. You may request to receive a paper copy of the proxy materials by mail by following the instructions provided in the Notice of Internet Availability.

Who can vote?

Stockholders of record as of the close of business on the Record Date may vote. As of the Record Date, 72,418,147 shares of our common stock were issued and outstanding. Holders of common stock are entitled to one vote per share on proposals presented at the Annual Meeting.

Can I vote my shares by filling out and returning the Notice?

No. The Notice identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to vote by telephone or through the internet, by requesting and returning a printed proxy card, or by submitting a ballot in person at the Annual Meeting.

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General Information

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each of the Notices to ensure that all of your shares are voted.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our Directors, officers, and employees may also solicit proxies in person, electronically, by telephone, or by other means of communication. Directors, officers, and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks, and other agents for the cost of forwarding proxy materials to beneficial owners.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

If your shares are registered directly in your name with our transfer agent, Computershare Inc., you are considered a “stockholder of record” of those shares.

If your shares are held in an account at a bank, broker, or other intermediary, you are not a stockholder of record but instead are a “beneficial owner” or a “street name owner” of shares. In this case, the intermediary would be considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your bank, broker, or other intermediary, which we collectively refer to as your “Broker,” to vote the shares held in your account.

How do I vote my shares?

You may either vote “FOR” all the nominees to the Board or you may “WITHHOLD” your vote for any nominee you specify. For each of the other matters to be voted on, you may vote “FOR” or “AGAINST” the proposal, or “ABSTAIN.”

The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy over the phone, through the internet, or using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote in person even if you have already voted by proxy.

▪	To vote in person, come to the Annual Meeting, and we will give you a ballot when you arrive.

▪	To vote using the proxy card, simply complete, sign, and date the proxy card that may be delivered and return it promptly in the envelope provided. If we receive your signed proxy card before the Annual Meeting, we will vote your shares as you direct.

▪	To vote over the telephone, dial toll free 1-800-652-8683 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the NetScout number and control number from the Notice. Your telephone vote must be received by 11:59 p.m., Eastern Time on September 9, 2025, to be counted.

▪	To vote through the internet, go to www.envisionreports.com/NTCT to complete an electronic proxy card. You will be asked to provide the company number and control number from the Notice. Your internet vote must be received by 11:59 p.m., Eastern Time on September 9, 2025, to be counted.

Beneficial Owner: Shares Registered in the Name of Broker

If you are a beneficial owner of shares registered in the name of your Broker, you should have received a notice containing voting instructions from your Broker rather than from us. Simply follow the voting instructions in the notice received from your Broker to ensure that your vote is counted. To vote in person at the Annual Meeting, you must obtain a valid proxy from your Broker.

Internet proxy voting allows you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. Please be aware that you bear costs associated with your internet access.

What happens if I do not vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and do not vote by telephone, through the internet, by completing the proxy card that may be delivered to you, or in person at the Annual Meeting, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of Broker

If you are a beneficial owner of shares held in street name and you do not instruct your Broker how to vote your shares, your Broker may still be able to vote your shares in its discretion. In this regard, under the rules of the New York Stock Exchange, or NYSE, Brokers that are subject to NYSE rules (which in this respect also apply to Nasdaq-listed companies and associated brokers) may use their discretion to vote your “uninstructed” shares with respect to matters considered to be “routine” under NYSE rules, but not with respect to “non-routine” matters. Proposals 1, 2 and 3 are considered to be “non-routine” under NYSE rules, meaning that your broker may not vote your shares on those proposals in the absence of your voting instructions. However, Proposal 4 is considered to be a “routine” matter under NYSE rules, meaning that if you do not return voting instructions to your broker by its deadline, your shares may be voted by your broker in its discretion on Proposal 4.

What if I return a proxy card or otherwise vote but do not make specific choices?

Our Board has named Anil K. Singhal, Anthony Piazza and Jeff Levinson as attorneys-in-fact in the proxies for the Annual Meeting. If your proxy has been properly executed and returned in time to be counted at the Annual Meeting, the shares represented by your proxy will be voted in accordance with your voting instructions. If you have returned a signed proxy but have not indicated your vote, your proxy will be voted “FOR” the

NetScout Systems, Inc. | 2025 Proxy Statement | 83

General Information

election of the four Class II Directors nominated by our Board and named in this Proxy Statement, each to serve for a three-year term, “FOR” the Amended 2019 Plan, “FOR” the approval, on an advisory basis, of the compensation of our NEOs, and “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2026. Our Board knows of no other matters to be presented at the Annual Meeting. For other matters that may properly come before the Annual Meeting, the attorneys-in-fact will use their judgment in voting your shares.

May I change or revoke my proxy?

You may revoke your proxy before it is voted at the Annual Meeting. If you are a stockholder of record, you may do so by (1) filing a written notice of revocation (dated after the original proxy) with the Secretary of NetScout before the vote at the Annual Meeting, (2) completing a later-dated proxy, including by internet or phone, and delivering it to the Secretary of NetScout before the vote at the Annual Meeting, or (3) attending the Annual Meeting and voting in person. Stockholders of record should deliver any written notice of revocation before the Annual Meeting, to NetScout Systems, Inc., 310 Littleton Road, Westford, MA 01886, Attention: Secretary. If you hold shares through a Broker, you must contact that Broker directly to revoke any prior voting instructions.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count, with respect to the proposal to elect Directors, votes “FOR” or “WITHHOLD” and broker non-votes and, with respect to the other proposals, votes “FOR” or “AGAINST,” abstentions and, if applicable, broker non-votes.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the Broker or nominee holding the shares as to how to vote on matters deemed by the NYSE to be “non-routine,” the Broker or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.” Each item of business on the agenda at the Annual Meeting is considered a “non-routine” matter, except for the Ratification of Appointment of Independent Registered Public Accounting Firm (Proposal 4).

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if a majority of the issued and outstanding shares of our common stock entitled to vote at the Annual Meeting are present at the meeting in person or represented by proxy. On the Record Date, there were: 72,418,147 shares outstanding and entitled to vote.

Abstentions, withhold votes, and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the chairman of the meeting or the holders of a majority of the voting power of the shares of stock entitled to vote who are present, in person or by proxy, may adjourn the Annual Meeting to another place, date, or time.

What vote is required to approve each proposal?

Proposal 1: Election of Directors: For the election of Directors, the four nominees to serve as Class II Directors receiving the most “FOR” votes from the holders of shares present at the meeting in person or represented by proxy and entitled to vote on the election of Directors (also known as a “plurality” of the votes cast) will be elected. Only votes “FOR” will affect the outcome. Withheld votes and broker non-votes will have no effect.

Proposal 2: Advisory Vote on Executive Compensation: The affirmative vote of a majority of the shares present at the meeting in person or represented by proxy and voting on this proposal is required to approve, on an advisory basis, the compensation of our NEOs. Abstentions and broker non-votes will not be counted towards the vote total and will have no effect on the results of this vote.

Proposal 3: Approval of the NetScout Systems, Inc. 2019 Equity Incentive Plan, as Amended: The affirmative vote of the holders of a majority of the shares present at the meeting in person or represented by proxy and voting on this proposal is required to approve the Amended 2019 Plan. Abstentions and broker non-votes will not be counted towards the vote total and will have no effect on the results of this vote.

Proposal 4: Ratification of Appointment of Independent Registered Public Accounting Firm: The affirmative vote of a majority of the shares present at the meeting in person or represented by proxy and voting on this proposal is required to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2026. Abstentions and broker non-votes will not be counted towards the vote total and will have no effect on the results of this vote. However, this proposal is considered a routine matter, and therefore no broker non-votes are expected to exist in connection with this proposal. We are not required to obtain the approval of our stockholders to appoint PricewaterhouseCoopers LLP as our independent registered public accounting firm. However, if our stockholders do not ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending March 31, 2026, the Audit Committee of our Board will consider the results of this vote when selecting auditors in the future.

When are stockholder proposals and Director nominations for next year’s annual meeting due?

To be considered for inclusion in next year’s proxy materials, your proposal or Director nomination must be submitted in writing to our principal executive offices at 310 Littleton Road, Westford, Massachusetts 01886, Attention: Secretary and must be received by us no later than March 27, 2026. We suggest that you submit your proposals by registered mail, return receipt requested. Proposals must satisfy the requirements set forth in Rule 14a-8 under the Exchange Act or the Company’s bylaws, and be delivered no later than March 27, 2026.

If you wish to submit a proposal for next year’s annual meeting that is not to be included in next year’s proxy materials or wish to nominate a Director, you must submit such proposal or nomination in writing to our executive offices at 310 Littleton

NetScout Systems, Inc. | 2025 Proxy Statement | 84

General Information

Road, Westford, Massachusetts 01886, Attention: Secretary, and such proposal or nomination must be received by us no earlier than the close of business of May 13, 2026, and no later than the close of business of June 12, 2026, and must satisfy the requirements as provided in our bylaws. If the date of next year’s Annual Meeting is advanced by more than 30 days before or delayed by more than 60 days after the anniversary of the 2025 Annual Meeting, any stockholder recommendation or proposal must be received by us no earlier than the close of business on the 90th day prior to such advanced or delayed annual meeting date and no later than the close of business on the later of (i) the 60th day prior to such advanced or delayed annual meeting date or (ii) the 10th day following the day on which the first public announcement of the meeting date is first made by us. You are also advised to review our bylaws, which contain additional requirements about advance notice of stockholder proposals and Director nominations.

In addition to satisfying the foregoing requirements under our bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than NetScout nominees must comply with the additional requirements of Rule 14a-19, including providing us with a notice that sets forth the information required by Rule 14a-19 no later than June 12, 2026. If the 2026 Annual Meeting of Stockholders is called for a date that is more than 30 calendar days before or more than 30 calendar days after the anniversary of the date of the 2025 Annual Meeting, the notice must be provided in compliance with the Company’s bylaws and SEC Rule 14a-19.

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General Information

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders.

A number of brokers with account holders who are stockholders will be “householding” NetScout’s proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from us (if you are a stockholder of record) or from your broker (if you are a beneficial owner) that we or they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, or if you currently receive multiple copies and would like to request “householding” of your communications, please notify your broker or NetScout. Direct your written or oral request to NetScout to our principal executive offices, 310 Littleton Road, Westford, Massachusetts 01886, Attn: Investor Relations, telephone: (979) 614-4000. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the Notice of Internet Availability of Proxy Materials or other Annual Meeting materials, as applicable, to a stockholder at a shared address to which a single copy of the documents was delivered.

Forward-Looking Statements

In this proxy statement, the Company has disclosed information which may be considered forward-looking within the meaning of the U.S. federal securities laws. Forward-looking statements may appear throughout this proxy statement, including (but not limited to) in the Corporate Governance Section, Proposal 2—Approval of the NetScout Systems, Inc. 2019 Equity Incentive Plan, as Amended, and the Compensation Discussion and Analysis. In some cases, you can identify these forward-looking statements by the use of terms such as “believe,” “will,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “would,” and “continue to,” or similar expressions, and variations or negatives of these words, but the absence of these words does not mean that a statement is not forward-looking. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including, but not limited to, statements regarding our ESG strategies and initiatives, our estimated share usage under our equity plans, our business initiatives and strategy, our financial targets, and stockholder engagement. For information regarding risks and uncertainties associated with our business and a discussion of some of the factors that may cause actual results to differ materially from the results expressed or implied by such forward-looking statements, please refer to our SEC filings, including the “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Quantitative and Qualitative Disclosures about Market Risk” sections of our Annual Report on Form 10-K for the fiscal year ended March 31, 2025. The Company undertakes no obligation to update information in this proxy statement.

Information

The content of the websites referred to in this proxy statement are not incorporated by reference into this proxy statement.

Other Matters

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the proxy to vote on such matters in accordance with their best judgment.

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GAAP vs. Non-GAAP Measures

This proxy statement includes the following non-GAAP measures: non-GAAP revenue, non-GAAP cybersecurity revenue growth, non-GAAP net income, non-GAAP net income per share (diluted) and free cash flow. In fiscal year 2025, non-GAAP revenue and non-GAAP cybersecurity revenue growth were not adjusted to exclude any items. Non-GAAP net income and non-GAAP net income per share exclude the expenses related to the amortization of acquired intangible assets; share-based compensation expense; acquisition-related depreciation expense; restructuring charges; legal (benefit) expense related to civil judgements; goodwill impairment charges; gain on divestiture of a business; and change in fair value of derivative instrument, net of related income tax effects. Free cash flow is defined as cash flows from operating activities less purchases of fixed and intangible assets.

These non-GAAP measures are not prepared in accordance with GAAP, should not be considered an alternative for measures prepared in accordance with GAAP (revenue, net income, diluted net income per share and cash flow), and may have limitations because they do not reflect all our results of operations as determined in accordance with GAAP. These non-GAAP measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures. The presentation of non-GAAP information is not meant to be considered superior to, in isolation from, or as a substitute for results prepared in accordance with GAAP.

Management believes these non-GAAP financial measures will enhance the reader’s overall understanding of our current financial performance and our prospects for the future by providing a higher degree of transparency for certain financial measures and providing a level of disclosure that helps investors understand how we plan and measure our business. We believe that providing these non-GAAP measures affords investors a view of our operating results that may be more easily compared to peer companies and also enables investors to consider our operating results on both a GAAP and non-GAAP basis during and following the integration period of our acquisitions. Presenting the GAAP measures on their own may not be indicative of our core operating results. Furthermore, management believes that the presentation of non-GAAP measures when shown in conjunction with the corresponding GAAP measures provides useful information to management and investors regarding present and future business trends relating to our financial condition and results of operations.

NetScout Systems, Inc. | 2025 Proxy Statement | A-1

Appendix A

Reconciliation of GAAP to Non-GAAP Financial Measures

	NetScout FY25 Reported(1)	NetScout FY24 Reported(1)

GAAP revenue

Product	$359.9	$360.4

Service	462.8	469.0

Total GAAP revenue	$822.7	$829.5

Non-GAAP adjustments		-

Non-GAAP revenue

Non-GAAP product	$359.9	$360.4

Non-GAAP service	462.8	469.0

Total non-GAAP revenue	$822.7	$829.5

Net income (loss) – GAAP	$(366.9)	$(147.7)

Share-based compensation expense	64.8	70.8

Amortization expense related to acquired intangible assets	50.4	56.9

Restructuring charges	20.5	-

Goodwill impairment	427.0	217.2

Acquisition-related depreciation expense	0.0	0.1

Gain on divestiture of a business	-	(3.8)

Legal expenses related to civil judgments	-	(4.4)

Change in fair value of derivative instrument-	-	(0.2)

Income tax adjustments	(36.5)	(29.8)

Total non-GAAP adjustments		306.8

Net income-non-GAAP	$160.4	$159.1

Net cash provided by operating activities	$217.7	$58.8

Purchase of fixed assets and intangible assets	(6.7)	(6.3)

Free cash flow	$211.0	$52.5

Diluted net income per share-GAAP	$(5.12)	$(2.07)

Share impact of non-GAAP adjustments identified above	7.34	4.27

Diluted net income per share-non-GAAP	$2.22	$2.20

Diluted weighted average common shares outstanding-GAAP	71.6	71.5

Diluted weighted average common shares outstanding-non-GAAP	72.2	72.3

(1)	In millions, except % and EPS data

NetScout Systems, Inc. | 2025 Proxy Statement | A-2

NetScout Systems, Inc. 2019 Equity Incentive Plan, as amended

NETSCOUT SYSTEMS, INC.

2019 EQUITY INCENTIVE PLAN

ADOPTED BY THE BOARD OF DIRECTORS: JULY 9, 2019

APPROVED BY THE STOCKHOLDERS: SEPTEMBER 12, 2019

AMENDED AND RESTATED BY THE BOARD OF DIRECTORS: JUNE 23, 2020

APPROVED BY THE STOCKHOLDERS: SEPTEMBER 10, 2020

AMENDED AND RESTATED BY THE BOARD OF DIRECTORS: JULY 8, 2022

APPROVED BY THE STOCKHOLDERS: AUGUST 25, 2022

AMENDED AND RESTATED BY THE BOARD OF DIRECTORS: JULY 19, 2023

APPROVED BY THE STOCKHOLDERS: SEPTEMBER 14, 2023

AMENDED AND RESTATED BY THE BOARD OF DIRECTORS: JULY 22, 2024

APPROVED BY THE STOCKHOLDERS: SEPTEMBER 12, 2024

AMENDED AND RESTATED BY THE BOARD OF DIRECTORS: JULY 17, 2025

APPROVED BY THE STOCKHOLDERS: SEPTEMBER  , 2025

1.	GENERAL.

(a)  Successor to and Continuation of Prior Plan. The Plan is intended as the successor to and continuation of the NetScout Systems, Inc. 2007 Equity Incentive Plan (the “Prior Plan”). Following the Effective Date, no additional awards may be granted under the Prior Plan. Any unallocated shares remaining available for grant under the Prior Plan as of 12:01 a.m. Eastern Time on the Effective Date (the “Prior Plan’s Available Reserve”) will cease to be available under the Prior Plan at such time and will be added to the Share Reserve (as defined in Section 3(a)(i)) and be then immediately available for grant and issuance pursuant to Awards granted under this Plan. From and after 12:01 a.m. Eastern Time on the Effective Date, all outstanding awards granted under the Prior Plan (each, a “Prior Plan Award”) will remain subject to the terms of the Prior Plan; provided, however, that the following shares of Common Stock subject to any outstanding Prior Plan Award (collectively, the “Prior Plan’s Returning Shares”) will immediately be added to the Share Reserve (as defined in Section 3(a)(i)) as and when such shares become the Prior Plan’s Returning Shares and will become available for grant and issuance pursuant to Awards granted under this Plan: (i) any shares subject to such award that are not issued because such award or any portion thereof expires or otherwise terminates without all of the shares covered by such award having been issued; (ii) any shares subject to such award that are not issued because such award or any portion thereof is settled in cash; (iii) any shares issued pursuant to such award that are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required for the vesting of such shares; and (iv) any shares that are reacquired or withheld (or not issued) by the Company to satisfy a tax withholding obligation in connection with any such award that is a Full Value Award granted under the Prior Plan. All Awards granted on or after 12:01 a.m. Eastern Time on the Effective Date will be subject to the terms of this Plan.

(b)  Eligible Award Recipients. Subject to Section 4, Employees, Directors and Consultants are eligible to receive Awards.

(c)  Available Awards. The Plan provides for the grant of the following types of Awards: (i) Incentive Stock Options; (ii) Nonstatutory Stock Options; (iii) Stock Appreciation Rights; (iv) Restricted Stock Awards; (v) Restricted Stock Unit Awards; and (vi) Other Stock Awards.

(d)  Purpose. The Plan, through the granting of Awards, is intended to help the Company and any Affiliate secure and retain the services of eligible award recipients, provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate, and provide a means by which such persons may benefit from increases in value of the Common Stock.

2.	ADMINISTRATION.

(a)  Administration by Board. The Board will administer the Plan. The Board may delegate administration of the Plan to a Committee or Committees, as provided in Section 2(c).

(b)  Powers of Board. The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i)  To determine (A) who will be granted Awards, (B) when and how each Award will be granted, (C) what type of Award will be granted, (D) the provisions of each Award (which need not be identical), including when a Participant will be permitted to

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exercise or otherwise receive cash or Common Stock under the Award, (E) the number of shares of Common Stock subject to, or the cash value of, an Award, and (F) the Fair Market Value applicable to an Award.

(ii)  To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for administration of the Plan and Awards. The Board, in the exercise of these powers, may correct any defect, omission or inconsistency in the Plan or in any Award Agreement, in a manner and to the extent it will deem necessary or expedient to make the Plan or Award fully effective.

(iii)  To settle all controversies regarding the Plan and Awards granted under it.

(iv)  To accelerate, in whole or in part, the time at which an Award may be exercised or vest (or at which cash or shares of Common Stock may be issued in settlement thereof).

(v)  To suspend or terminate the Plan at any time. Except as otherwise provided in the Plan (including Section 2(b)(viii)) or an Award Agreement, suspension or termination of the Plan will not materially impair a Participant’s rights under an outstanding Award without his or her written consent.

(vi)  To amend the Plan in any respect the Board deems necessary or advisable, including, without limitation, by adopting amendments relating to Incentive Stock Options and certain nonqualified deferred compensation under Section 409A of the Code and/or to make the Plan or Awards granted under the Plan compliant with the requirements for Incentive Stock Options or exempt from or compliant with the requirements for nonqualified deferred compensation under Section 409A of the Code, subject to the limitations, if any, of applicable law. However, if required by applicable law or listing requirements, and except as provided in Section 9(a) relating to Capitalization Adjustments, the Company will seek stockholder approval of any amendment of the Plan that (A) materially increases the number of shares of Common Stock available for issuance under the Plan, (B) materially expands the class of individuals eligible to receive Awards under the Plan, (C) materially increases the benefits accruing to Participants under the Plan, (D) materially reduces the price at which shares of Common Stock may be issued or purchased under the Plan, or (E) materially expands the types of Awards available for issuance under the Plan. Except as otherwise provided in the Plan (including Section 2(b)(viii)) or an Award Agreement, no amendment of the Plan will materially impair a Participant’s rights under an outstanding Award without his or her written consent.

(vii)  To submit any amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of (A) Section 422 of the Code regarding incentive stock options or (B) Rule 16b-3.

(viii)  To approve forms of Award Agreements for use under the Plan and to amend the terms of any one or more outstanding Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided, however, that except as otherwise provided in the Plan (including this Section 2(b)(viii)) or an Award Agreement, no amendment of an outstanding Award will materially impair a Participant’s rights under such Award without his or her written consent.

Notwithstanding the foregoing or anything in the Plan to the contrary, unless prohibited by applicable law, the Board may amend the terms of any outstanding Award or the Plan, or may suspend or terminate the Plan, without the affected Participant’s consent, (A) to maintain the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code, (B) to change the terms of an Incentive Stock Option, if such change results in impairment of the Award solely because it impairs the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code, (C) to clarify the manner of exemption from, or to bring the Award or the Plan into compliance with, Section 409A of the Code or (D) to comply with other applicable laws or listing requirements.

(ix)  Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Awards.

(x)  To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees, Directors or Consultants who are foreign nationals or employed outside the United States (provided that Board approval will not be necessary for immaterial modifications to the Plan or any Award Agreement that are required for compliance with the laws of the relevant foreign jurisdiction).

(c)  Delegation to Committee.

(i)  General. The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board will thereafter be to the Committee or subcommittee, as applicable). Any delegation of administrative powers will be

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Appendix B

reflected in resolutions, not inconsistent with the provisions of the Plan, adopted from time to time by the Board or Committee (as applicable). The Committee may, at any time, abolish the subcommittee and/or revest in the Committee any powers delegated to the subcommittee. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.

(ii)  Rule 16b-3 Compliance. The Committee may consist solely of two or more Non-Employee Directors in accordance with Rule 16b-3.

(d)  Delegation to an Officer. The Board may delegate to one or more Officers the authority to do one or both of the following: (i) designate Employees who are not Officers to be recipients of Options and SARs (and, to the extent permitted by applicable law, other Awards) and, to the extent permitted by applicable law, the terms of such Awards; and (ii) determine the number of shares of Common Stock to be subject to such Awards granted to such Employees; provided, however, that the Board resolutions regarding such delegation will specify the total number of shares of Common Stock that may be subject to the Awards granted by such Officer and that such Officer may not grant an Award to himself or herself. Any such Awards will be granted on the form of Award Agreement most recently approved for use by the Committee or the Board, unless otherwise provided in the resolutions approving the delegation of authority. The Board may not delegate authority to an Officer who is acting solely in the capacity of an Officer (and not also as a Director) to determine the Fair Market Value of the Common Stock pursuant to Section 13(v)(iii).

(e)  Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.

(f)  Cancellation and Re-Grant of Awards. Neither the Board nor any Committee will have the authority to (i) reduce the exercise or strike price of any outstanding Option or SAR or (ii) cancel any outstanding Option or SAR that has an exercise or strike price (per share) greater than the then-current Fair Market Value of the Common Stock in exchange for cash or other Awards under the Plan, unless the stockholders of the Company have approved such an action within 12 months prior to such an event.

(g)  Acceleration upon Death or Disability. Unless specifically provided otherwise in the applicable Award Agreement, if a Participant’s Continuous Service terminates as a result of the Participant’s death or Disability, each of the Participant’s Awards will become fully vested (and exercisable, if applicable) as of the date of such termination, to the extent that such Awards are outstanding and unvested as of the date of such termination.

(h)  Dividends and Dividend Equivalents. Dividends or dividend equivalents may be paid or credited, as applicable, with respect to any shares of Common Stock subject to an Award, as determined by the Board and contained in the applicable Award Agreement; provided, however, that (i) no dividends or dividend equivalents may be paid with respect to any such shares before the date such shares have vested under the terms of such Award Agreement, (ii) any dividends or dividend equivalents that are credited with respect to any such shares will be subject to all of the terms and conditions applicable to such shares under the terms of such Award Agreement (including, but not limited to, any vesting conditions), and (iii) any dividends or dividend equivalents that are credited with respect to any such shares will be forfeited to the Company on the date, if any, such shares are forfeited to or repurchased by the Company due to a failure to meet any vesting conditions under the terms of such Award Agreement.

(i)  Minimum Vesting Requirements. No Award granted on or after September 10, 2020 may vest (or, if applicable, be exercisable) until at least 12 months following the date of grant of the Award; provided, however, that shares of Common Stock up to 5% of the Share Reserve (as defined in Section 3(a)(i)) may be issued pursuant to Awards granted on or after September 10, 2020 that do not meet such vesting (and, if applicable, exercisability) requirements.

3.	SHARES SUBJECT TO THE PLAN.

(a)  Share Reserve.

(i)  Subject to Section 3(a)(iii) and Section 9(a) relating to Capitalization Adjustments, the aggregate number of shares of Common Stock that may be issued pursuant to Awards from and after the Effective Date will not exceed (A) 31,294,651 shares (which number is the sum of (i) the number of shares (1,294,651) subject to the Prior Plan’s Available Reserve, (ii) an additional 5,500,000 shares that were approved at the Company’s 2019 Annual Meeting of Stockholders, (iii) an additional 4,700,000 shares that were approved at the Company’s 2020 Annual Meeting of Stockholders, (iv) an additional 7,000,000 shares that were approved at the Company’s 2022 Annual Meeting of Stockholders, (v) an additional 5,900,000 shares that were approved at the Company’s 2023 Annual Meeting of Stockholders, (vi) an additional 3,400,000 shares that were approved at the Company’s 2024 Annual Meeting of Stockholders, and (vii) an additional 3,500,000 shares that were approved at the Company’s 2025 Annual Meeting of Stockholders) plus (B) the Prior Plan’s Returning Shares, if any, which become available for issuance under this Plan from time to time (such aggregate number of shares described in (A) and (B), the “Share Reserve”).

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(ii)  Subject to Section 3(b), the number of shares of Common Stock available for issuance under the Plan will be reduced by: (A) one share for each share of Common Stock issued pursuant to an Appreciation Award granted under the Plan; (B) 2.76 shares for each share of Common Stock issued pursuant to a Full Value Award granted under the Plan prior to September 10, 2020; (C) 2.32 shares for each share of Common Stock issued pursuant to a Full Value Award granted under the Plan on or after September 10, 2020 but prior to August 24, 2022; (D) 2.34 shares for each share of Common Stock issued pursuant to a Full Value Award granted under the Plan on or after August 24, 2022; and (E) 2.67 shares for each share of Common Stock issued pursuant to a Full Value Award granted under the Plan on or after September 14, 2023.

(iii)  Subject to Section 3(b), the number of shares of Common Stock available for issuance under the Plan will be increased by: (A) one share for each Prior Plan’s Returning Share or 2019 Plan Returning Share (as defined in Section 3(b)(i)) subject to an Appreciation Award; (B) 2.76 shares for each Prior Plan’s Returning Share or 2019 Plan Returning Share subject to a Full Value Award that returns to the Plan prior to September 10, 2020; (C) 2.32 shares for each Prior Plan’s Returning Share or 2019 Plan Returning Share subject to a Full Value Award that returns to the Plan on or after September 10, 2020 but prior to August 24, 2022; (D) 2.34 shares for each Prior Plan’s Returning Share or 2019 Plan Returning Share subject to a Full Value Award that returns to the Plan on or after August 24, 2022; and (E) 2.67 shares for each Prior Plan’s Returning Share or 2019 Plan Returning Share subject to a Full Value Award that returns to the Plan on or after September 14, 2023.

(iv)  For clarity, the Share Reserve in this Section 3(a) is a limitation on the number of shares of Common Stock that may be issued pursuant to the Plan. Accordingly, this Section 3(a) does not limit the granting of Awards except as provided in Section 7(a). Shares may be issued in connection with a merger or acquisition as permitted by Nasdaq Listing Rule 5635(c) or, if applicable, NYSE Listed Company Manual Section 303A.08, AMEX Company Guide Section 711 or other applicable rule, and such issuance will not reduce the number of shares available for issuance under the Plan.

(b)  Reversion of Shares to the Share Reserve.

(i)  Shares Available for Subsequent Issuance. The following shares of Common Stock (collectively, the “2019 Plan Returning Shares”) will become available again for issuance under the Plan: (A) any shares subject to an Award that are not issued because such Award or any portion thereof expires or otherwise terminates without all of the shares covered by such Award having been issued; (B) any shares subject to an Award that are not issued because such Award or any portion thereof is settled in cash; (C) any shares issued pursuant to an Award that are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required for the vesting of such shares; and (D) any shares that are reacquired or withheld (or not issued) by the Company to satisfy a tax withholding obligation in connection with any Full Value Award granted under the Plan.

(ii)  Shares Not Available for Subsequent Issuance. The following shares of Common Stock will not become available again for issuance under the Plan: (A) any shares that are reacquired or withheld (or not issued) by the Company to satisfy the exercise or strike price of any Appreciation Award granted under the Plan or Prior Plan (including any shares subject to such award that are not delivered because such award is exercised through a reduction of shares subject to such award (i.e., “net exercised”)); (B) any shares that are reacquired or withheld (or not issued) by the Company to satisfy a tax withholding obligation in connection with any Appreciation Award granted under the Plan or Prior Plan; (C) any shares repurchased by the Company on the open market with the proceeds of the exercise or strike price of any Appreciation Award granted under the Plan or Prior Plan; and (D) in the event that a Stock Appreciation Right granted under the Plan or a stock appreciation right granted under the Prior Plan is settled in shares of Common Stock, the gross number of shares of Common Stock subject to such award.

(c)  Incentive Stock Option Limit. Subject to the Share Reserve and Section 9(a) relating to Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options will be 11,000,000 shares.

(d)  Non-Employee Director Compensation Limit. The aggregate value of all cash and equity-based compensation (including Awards and any other equity-based awards) paid or granted, as applicable, by the Company to any individual for service as a Non-Employee Director with respect to any fiscal year of the Company will not exceed $750,000, calculating the value of any equity-based awards based on the grant date fair value of such awards for financial reporting purposes.

(e)  Source of Shares. The stock issuable under the Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market or otherwise.

4.	ELIGIBILITY.

(a)  Eligibility for Specific Awards. Incentive Stock Options may be granted only to employees of the Company or a “parent corporation” or “subsidiary corporation” thereof (as such terms are defined in Sections 424(e) and 424(f) of the Code). Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants; provided, however, that Awards may not be granted to Employees, Directors and Consultants who are providing Continuous Service only to any “parent” of the Company, as such term is defined in Rule 405, unless (i) the stock underlying such Awards is treated as “service recipient stock” under Section 409A of the Code (for example, because the Awards are granted pursuant to a corporate transaction such as a spin off transaction) or (ii) the

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Company, in consultation with its legal counsel, has determined that such Awards are otherwise exempt from or alternatively comply with Section 409A of the Code.

(b)  Ten Percent Stockholders. A Ten Percent Stockholder will not be granted an Incentive Stock Option unless the exercise price (per share) of such Option is at least 110% of the Fair Market Value of the Common Stock on the date of grant of such Option and the Option is not exercisable after the expiration of five years from the date of grant.

5.	PROVISIONS RELATING TO OPTIONS AND STOCK APPRECIATION RIGHTS.

Each Option or SAR Agreement will be in such form and will contain such terms and conditions as the Board deems appropriate. All Options will be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. If an Option is not specifically designated as an Incentive Stock Option, or if an Option is designated as an Incentive Stock Option but some portion or all of the Option fails to qualify as an Incentive Stock Option under the applicable rules, then the Option (or portion thereof) will be a Nonstatutory Stock Option. The terms and conditions of separate Option or SAR Agreements need not be identical; provided, however, that each Award Agreement will conform to (through incorporation of the provisions hereof by reference in the applicable Award Agreement or otherwise) the substance of each of the following provisions:

(a)  Term. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, no Option or SAR will be exercisable after the expiration of seven years from the date of its grant or such shorter period specified in the Award Agreement.

(b)  Exercise or Strike Price. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, the exercise or strike price (per share) of each Option or SAR will be not less than 100% of the Fair Market Value of the Common Stock on the date the Award is granted. Notwithstanding the foregoing, an Option or SAR may be granted with an exercise or strike price (per share) less than 100% of the Fair Market Value of the Common Stock on the date the Award is granted if such Award is granted pursuant to an assumption of, or substitution for, another option or stock appreciation right pursuant to a Change in Control and in a manner consistent with the provisions of Section 409A of the Code and, if applicable, Section 424(a) of the Code. Each SAR will be denominated in shares of Common Stock equivalents.

(c)  Payment of Exercise Price for Options. The exercise price of an Option may be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by one or more of the methods of payment set forth below that are specified in the Option Agreement. The Board has the authority to grant Options that do not permit all of the following methods of payment (or that otherwise restrict the ability to utilize certain methods) and to grant Options that require the consent of the Company to utilize a particular method of payment.

(i)  By cash (including electronic funds transfers), check, bank draft or money order payable to the Company;

(ii)  Pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the Common Stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;

(iii)  By delivery to the Company (either by actual delivery or attestation) of shares of Common Stock;

(iv)  If an Option is a Nonstatutory Stock Option, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company will accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued. Shares of Common Stock will no longer be subject to an Option and will not be exercisable thereafter to the extent that (A) shares issuable upon exercise are used to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to the Participant as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations; or

(v)  In any other form of legal consideration that may be acceptable to the Board and specified in the applicable Award Agreement.

(d)  Exercise and Payment of a SAR. To exercise any outstanding SAR, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Award Agreement evidencing such SAR. The appreciation distribution payable on the exercise of a SAR will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the SAR) of a number of shares of Common Stock equal to the number of Common Stock equivalents in which the Participant is vested under such SAR, and with respect to which the Participant is exercising the SAR on such date, over (B) the aggregate strike price of the number of Common Stock equivalents with respect to which the Participant is exercising the SAR on such date. The appreciation distribution may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and contained in the Award Agreement evidencing such SAR.

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(e)  Transferability of Options and SARs. The Board may, in its sole discretion, impose such limitations on the transferability of Options and SARs as the Board will determine. In the absence of such a determination by the Board to the contrary, the restrictions set forth in this Section 5(e) on the transferability of Options and SARs will apply. Notwithstanding the foregoing or anything in the Plan or an Award Agreement to the contrary, no Option or SAR may be transferred to any financial institution without prior stockholder approval.

(i)  Restrictions on Transfer. An Option or SAR will not be transferable, except by will or by the laws of descent and distribution (and pursuant to Sections 5(e)(ii) and 5(e)(iii) below), and will be exercisable during the lifetime of the Participant only by the Participant. Subject to the foregoing paragraph, the Board may, in its sole discretion, permit transfer of the Option or SAR in a manner that is not prohibited by applicable tax and securities laws. Except as explicitly provided in the Plan, neither an Option nor a SAR may be transferred for consideration.

(ii)  Domestic Relations Orders. Subject to the approval of the Board or a duly authorized Officer, an Option or SAR may be transferred pursuant to the terms of a domestic relations order, official marital settlement agreement or other divorce or separation instrument as permitted by Treasury Regulations Section 1.421-1(b)(2). If an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer.

(iii)  Beneficiary Designation. Subject to the approval of the Board or a duly authorized Officer, a Participant may, by delivering written notice to the Company, in a form approved by the Company (or the designated broker), designate a third party who, upon the death of the Participant, will thereafter be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. In the absence of such a designation, upon the death of the Participant, the executor or administrator of the Participant’s estate will be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. However, the Company may prohibit designation of a beneficiary at any time, including due to any conclusion by the Company that such designation would be inconsistent with the provisions of applicable laws.

(f)  Vesting. The total number of shares of Common Stock subject to an Option or SAR may vest and become exercisable in periodic installments that may or may not be equal. The Option or SAR may be subject to such other terms and conditions on the time or times when it may or may not be exercised as the Board may deem appropriate. The vesting provisions of individual Options or SARs may vary. The provisions of this Section 5(f) are subject to Sections 2(g) and 2(i) and any Option or SAR provisions governing the minimum number of shares of Common Stock as to which an Option or SAR may be exercised.

(g)  Termination of Continuous Service. Except as otherwise provided in the applicable Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if a Participant’s Continuous Service terminates (other than for Cause and other than upon the Participant’s death or Disability), the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Option or SAR as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date that is three months following such termination of Continuous Service (or such longer or shorter period specified in the Award Agreement), and (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after such termination of Continuous Service, the Participant does not exercise his or her Option or SAR (as applicable) within the applicable time period, the Option or SAR (as applicable) will terminate.

(h)  Extension of Termination Date. Except as otherwise provided in the applicable Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if the exercise of an Option or SAR following the termination of a Participant’s Continuous Service (other than for Cause and other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option or SAR will terminate on the earlier of (i) the expiration of a total period of time (that need not be consecutive) equal to the applicable post-termination exercise period after the termination of the Participant’s Continuous Service during which the exercise of the Option or SAR would not be in violation of such registration requirements or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement. In addition, except as otherwise provided in the applicable Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if the sale of any Common Stock received upon exercise of an Option or SAR following the termination of a Participant’s Continuous Service (other than for Cause) would violate the Company’s insider trading policy, then the Option or SAR will terminate on the earlier of (i) the expiration of a total period of time (that need not be consecutive) equal to the applicable post-termination exercise period after the termination of the Participant’s Continuous Service during which the sale of the Common Stock received upon exercise of the Option or SAR would not be in violation of the Company’s insider trading policy or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement.

(i)  Disability of Participant. Except as otherwise provided in the applicable Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if a Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Option or SAR as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date that is 12 months following such termination of Continuous Service (or such longer or shorter period specified in the Award Agreement), and (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after such termination of Continuous Service,

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the Participant does not exercise his or her Option or SAR (as applicable) within the applicable time period, the Option or SAR (as applicable) will terminate.

(j)  Death of Participant. Except as otherwise provided in the applicable Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if (i) a Participant’s Continuous Service terminates as a result of the Participant’s death, or (ii) a Participant dies within the period (if any) specified in the Award Agreement for exercisability after the termination of the Participant’s Continuous Service (for a reason other than death), then the Participant’s Option or SAR may be exercised (to the extent that the Participant was entitled to exercise such Option or SAR as of the date of death) by the Participant’s estate, by a person who acquired the right to exercise the Option or SAR by bequest or inheritance, or by a person designated to exercise the Option or SAR upon the Participant’s death, but only within such period of time ending on the earlier of (i) the date that is 18 months following the date of death (or such longer or shorter period specified in the Award Agreement), and (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after the Participant’s death, the Option or SAR (as applicable) is not exercised within the applicable time period, the Option or SAR (as applicable) will terminate.

(k)  Termination for Cause. Except as explicitly provided otherwise in the applicable Award Agreement or other individual written agreement between a Participant and the Company or an Affiliate, if a Participant’s Continuous Service is terminated for Cause, the Participant’s Option or SAR will terminate immediately upon such termination of Continuous Service, and the Participant will be prohibited from exercising his or her Option or SAR from and after the time of such termination of Continuous Service.

(l)  Non-Exempt Employees. If an Option or SAR is granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, the Option or SAR will not be first exercisable for any shares of Common Stock until at least six months following the date of grant of the Option or SAR (although the Award may vest prior to such date). Consistent with the provisions of the Worker Economic Opportunity Act, (i) if such non-exempt employee dies or suffers a Disability, (ii) upon a Change in Control, or (iii) upon the Participant’s retirement (as such term may be defined in the Participant’s Award Agreement, in another written agreement between the Participant and the Company or an Affiliate, or, if no such definition, in accordance with the Company’s or Affiliate’s then current employment policies and guidelines), the vested portion of any Options and SARs may be exercised earlier than six months following the date of grant. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option or SAR will be exempt from his or her regular rate of pay. To the extent permitted and/or required for compliance with the Worker Economic Opportunity Act to ensure that any income derived by a non-exempt employee in connection with the exercise, vesting or issuance of any shares under any other Award will be exempt from the employee’s regular rate of pay, the provisions of this Section 5(l) will apply to all Awards and are hereby incorporated by reference into such Award Agreements.

6.	PROVISIONS OF AWARDS OTHER THAN OPTIONS AND SARS.

(a)  Restricted Stock Awards. Each Restricted Stock Award Agreement will be in such form and will contain such terms and conditions as the Board deems appropriate. To the extent consistent with the Company’s bylaws, at the Board’s election, shares of Common Stock underlying a Restricted Stock Award may be (i) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse, or (ii) evidenced by a certificate, which certificate will be held in such form and manner as determined by the Board. The terms and conditions of separate Restricted Stock Award Agreements need not be identical; provided, however, that each Restricted Stock Award Agreement will conform to (through incorporation of the provisions hereof by reference in the applicable Award Agreement or otherwise) the substance of each of the following provisions:

(i)  Consideration. A Restricted Stock Award may be awarded in consideration for (A) cash (including electronic funds transfers), check, bank draft or money order payable to the Company, (B) past services to the Company or an Affiliate or (C) any other form of legal consideration (including future services) that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(ii)  Vesting. Subject to Sections 2(g) and 2(i), shares of Common Stock awarded under a Restricted Stock Award Agreement may be subject to forfeiture to or repurchase by the Company in accordance with a vesting schedule to be determined by the Board.

(iii)  Termination of Continuous Service. If a Participant’s Continuous Service terminates, the Company may receive through a forfeiture condition or a repurchase right any or all of the shares of Common Stock held by the Participant that have not vested as of the date of such termination under the terms of the Participant’s Restricted Stock Award Agreement.

(iv)  Transferability. Rights to acquire shares of Common Stock under a Restricted Stock Award Agreement will be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award Agreement, as the Board will determine in its sole discretion, so long as Common Stock awarded under the Restricted Stock Award Agreement remains subject to the terms of the Restricted Stock Award Agreement. Notwithstanding the foregoing or anything in the Plan or a Restricted Stock Award Agreement to the contrary, no Restricted Stock Award may be transferred to any financial institution without prior stockholder approval.

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(b)  Restricted Stock Unit Awards. Each Restricted Stock Unit Award Agreement will be in such form and will contain such terms and conditions as the Board deems appropriate. The terms and conditions of separate Restricted Stock Unit Award Agreements need not be identical; provided, however, that each Restricted Stock Unit Award Agreement will conform to (through incorporation of the provisions hereof by reference in the applicable Award Agreement or otherwise) the substance of each of the following provisions:

(i)  Consideration. At the time of grant of a Restricted Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Restricted Stock Unit Award. The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a Restricted Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(ii)  Vesting. Subject to Sections 2(g) and 2(i), at the time of the grant of a Restricted Stock Unit Award, the Board may impose such restrictions on or conditions to the vesting of the Restricted Stock Unit Award as it, in its sole discretion, deems appropriate.

(iii)  Payment. A Restricted Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Restricted Stock Unit Award Agreement.

(iv)  Additional Restrictions. At the time of the grant of a Restricted Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to the Restricted Stock Unit Award to a time after the vesting of the Restricted Stock Unit Award.

(v)  Termination of Continuous Service. Except as otherwise provided in the applicable Restricted Stock Unit Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if a Participant’s Continuous Service terminates, any portion of the Participant’s Restricted Stock Unit Award that has not vested as of the date of such termination will be forfeited upon such termination.

(c)  Other Stock Awards. Other forms of Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, including the appreciation in value thereof may be granted either alone or in addition to Awards granted under Section 5 and this Section 6. Subject to the provisions of the Plan (including, but not limited to, Sections 2(g), 2(h) and 2(i)), the Board will have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Stock Awards and all other terms and conditions of such Other Stock Awards.

7.	COVENANTS OF THE COMPANY.

(a)  Availability of Shares. The Company will keep available at all times the number of shares of Common Stock reasonably required to satisfy then-outstanding Awards.

(b)  Securities Law Compliance. The Company will seek to obtain from each regulatory commission or agency having jurisdiction over the Plan the authority required to grant Awards and to issue and sell shares of Common Stock upon exercise of the Awards; provided, however, that this undertaking will not require the Company to register under the Securities Act the Plan, any Award or any Common Stock issued or issuable pursuant to any such Award. If, after reasonable efforts and at a reasonable cost, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company will be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Awards unless and until such authority is obtained. A Participant will not be eligible for the grant of an Award or the subsequent issuance of cash or Common Stock pursuant to the Award if such grant or issuance would be in violation of any applicable securities law.

(c)  No Obligation to Notify or Minimize Taxes. The Company will have no duty or obligation to any Participant to advise such holder as to the time or manner of exercising an Award. Furthermore, the Company will have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of an Award to the holder of such Award.

8.	MISCELLANEOUS.

(a)  Use of Proceeds from Sales of Common Stock. Proceeds from the sale of shares of Common Stock issued pursuant to Awards will constitute general funds of the Company.

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(b)  Corporate Action Constituting Grant of Awards. Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action constituting the grant contain terms (e.g., exercise price, vesting schedule or number of shares) that are inconsistent with those in the Award Agreement or related grant documents as a result of a clerical error in the papering of the Award Agreement or related grant documents, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement or related grant documents.

(c)  Stockholder Rights. No Participant will be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to an Award unless and until (i) such Participant has satisfied all requirements for exercise of, or the issuance of shares of Common Stock under, the Award pursuant to its terms, and (ii) the issuance of the Common Stock subject to such Award has been entered into the books and records of the Company.

(d)  No Employment or Other Service Rights. Nothing in the Plan, any Award Agreement or any other instrument executed thereunder or in connection with any Award granted pursuant thereto will confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or will affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(e)  Change in Time Commitment. In the event a Participant’s regular level of time commitment in the performance of his or her services for the Company or any Affiliate is reduced (for example, and without limitation, if the Participant is an Employee of the Company and the Employee has a change in status from a full-time Employee to a part-time Employee or takes an extended leave of absence) after the date of grant of any Award to the Participant, the Board has the right in its sole discretion to (i) make a corresponding reduction in the number of shares or cash amount subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (ii) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced or extended.

(f)  Incentive Stock Option Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company and any Affiliates) exceeds $100,000 (or such other limit established in the Code) or otherwise does not comply with the rules governing Incentive Stock Options, the Options or portions thereof that exceed such limit (according to the order in which they were granted) or otherwise do not comply with such rules will be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).

(g)  Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Award and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, will be inoperative if (A) the issuance of the shares upon the exercise or acquisition of Common Stock under the Award has been registered under a then currently effective registration statement under the Securities Act or (B) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

(h)  Withholding Obligations. Unless prohibited by the terms of an Award Agreement, the Company may, in its sole discretion, satisfy any federal, state, local or foreign tax withholding obligation relating to an Award by any of the following means or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Award; (iii) withholding cash from an Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant; or (v) by such other method as may be set forth in the Award Agreement.

(i)  Electronic Delivery. Any reference herein to a “written” agreement or document will include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto) or posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which the Participant has access).

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(j)  Deferrals. To the extent permitted by applicable law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made in accordance with Section 409A of the Code. Consistent with Section 409A of the Code, the Board may provide for distributions while a Participant is still an employee or otherwise providing services to the Company or an Affiliate. The Board is authorized to make deferrals of Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant’s termination of Continuous Service, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.

(k)  Section 409A. Unless otherwise expressly provided for in an Award Agreement, the Plan and Award Agreements will be interpreted to the greatest extent possible in a manner that makes the Plan and the Awards granted hereunder exempt from Section 409A of the Code, and, to the extent not so exempt, in compliance with Section 409A of the Code. If the Board determines that any Award granted hereunder is not exempt from and is therefore subject to Section 409A of the Code, the Award Agreement evidencing such Award will incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code, and to the extent an Award Agreement is silent on terms necessary for compliance with Section 409A of the Code, such terms are hereby incorporated by reference into the Award Agreement. Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement specifically provides otherwise), if the shares of Common Stock are publicly traded, and if a Participant holding an Award that constitutes “deferred compensation” under Section 409A of the Code is a “specified employee” for purposes of Section 409A of the Code, no distribution or payment of any amount under such Award that is due because of a “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) will be issued or paid before the date that is six months and one day following the date of such Participant’s “separation from service” or, if earlier, the date of the Participant’s death, unless such distribution or payment may be made in a manner that complies with Section 409A of the Code, and any amounts so deferred will be paid in a lump sum on the day after such six-month period elapses, with the balance paid thereafter on the original schedule.

(l)  Clawback/Recovery. All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law, and any other clawback policy that the Company adopts. In addition, the Board may impose such other clawback, recovery or recoupment provisions in an Award Agreement or other written agreement between a Participant and the Company or an Affiliate as the Board determines necessary or appropriate, including, but not limited to, a reacquisition right in respect of previously acquired shares of Common Stock or other cash or property upon the occurrence of Cause. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company or an Affiliate.

9.	ADJUSTMENTS UPON CHANGES IN COMMON STOCK; OTHER CORPORATE EVENTS.

(a)  Capitalization Adjustments. In the event of a Capitalization Adjustment, the Board will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a); (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 3(c); and (iii) the class(es) and number of securities and price per share of stock subject to outstanding Awards. The Board will make such adjustments and its determination will be final, binding and conclusive.

(b)  Dissolution or Liquidation. Except as otherwise provided in the applicable Award Agreement or other written agreement between a Participant and the Company or an Affiliate, in the event of a dissolution or liquidation of the Company, all outstanding Awards (other than Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) will terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to a forfeiture condition or the Company’s right of repurchase may be reacquired or repurchased by the Company notwithstanding the fact that the holder of such Award is providing Continuous Service.

(c)  Change in Control. In the event of a Change in Control, the provisions of this Section 9(c) will apply to each outstanding Award unless otherwise provided in the instrument evidencing the Award, in any other written agreement between the Company or any Affiliate and the Participant, or in any director compensation policy of the Company.

(i)  Awards May Be Assumed. In the event of a Change in Control, any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue any or all outstanding Awards or may substitute similar stock awards for any or all outstanding Awards (including, but not limited to, awards to acquire the same consideration paid to the stockholders of the Company pursuant to the Change in Control), and any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to any outstanding Awards may be assigned by the Company to the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company). For clarity, in the event of a Change in Control, any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may choose to

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assume or continue only a portion of an outstanding Award, to substitute a similar stock award for only a portion of an outstanding Award, or to assume or continue, or substitute similar stock awards for, the outstanding Awards held by some, but not all, Participants. The terms of any such assumption, continuation or substitution will be set by the Board.

(ii)  Awards Held by Current Participants. In the event of a Change in Control in which the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) does not assume or continue outstanding Awards, or substitute similar stock awards for outstanding Awards, then with respect to any such Awards that have not been assumed, continued or substituted and that are held by Participants whose Continuous Service has not terminated prior to the effective time of the Change in Control (referred to as the “Current Participants”), the vesting (and exercisability, if applicable) of such Awards will be accelerated in full (and with respect to any such Awards that are subject to performance-based vesting conditions or requirements, vesting will be deemed to be satisfied at the greater of (x) the target level of performance or (y) the actual level of performance measured in accordance with the applicable performance goals as of the date of the Change in Control) to a date prior to the effective time of the Change in Control (contingent upon the closing or completion of the Change in Control) as the Board will determine (or, if the Board does not determine such a date, to the date that is five days prior to the effective time of the Change in Control), and such Awards will terminate if not exercised (if applicable) prior to the effective time of the Change in Control in accordance with the exercise procedures determined by the Board, and any reacquisition or repurchase rights held by the Company with respect to such Awards will lapse (contingent upon the closing or completion of the Change in Control).

(iii)  Awards Held by Participants other than Current Participants. In the event of a Change in Control in which the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) does not assume or continue outstanding Awards, or substitute similar stock awards for outstanding Awards, then with respect to any such Awards that have not been assumed, continued or substituted and that are held by Participants other than Current Participants, such Awards will terminate if not exercised (if applicable) prior to the effective time of the Change in Control in accordance with the exercise procedures determined by the Board; provided, however, that any reacquisition or repurchase rights held by the Company with respect to such Awards will not terminate and may continue to be exercised notwithstanding the Change in Control.

(iv)  Payment for Awards in Lieu of Exercise. Notwithstanding the foregoing, in the event any outstanding Award held by a Participant will terminate if not exercised prior to the effective time of a Change in Control, the Board may provide that the Participant may not exercise such Award but instead will receive a payment, in such form as may be determined by the Board, equal in value to the excess, if any, of (A) the value of the property the Participant would have received upon the exercise of such Award immediately prior to the effective time of the Change in Control, over (B) any exercise price payable by the Participant in connection with such exercise. For clarity, such payment may be zero if the value of such property is equal to or less than the exercise price. Payments under this provision may be delayed to the same extent that payment of consideration to the holders of the Common Stock in connection with the Change in Control is delayed as a result of escrows, earn outs, holdbacks or any other contingencies.

(d)  No Additional Acceleration upon or after Change in Control. Unless provided otherwise in the Award Agreement for an Award, in any other written agreement or plan between the Company or any Affiliate and the Participant, or in any director compensation policy of the Company, an Award will not be subject to additional acceleration of vesting and exercisability upon or after a Change in Control.

(e)  Parachute Payments. Except as otherwise provided in the applicable Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if any payment or benefit the Participant would receive pursuant to a Change in Control from the Company or otherwise (“Payment”) would (i) constitute a “parachute payment” within the meaning of Section 280G of the Code, and (ii) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then such Payment will be equal to the Reduced Amount. The “Reduced Amount” will be either (x) the largest portion of the Payment that would result in no portion of the Payment being subject to the Excise Tax or (y) the largest portion, up to and including the total, of the Payment, whichever amount, after taking into account all applicable federal, state and local employment taxes, income taxes, and the Excise Tax (all computed at the highest applicable marginal rate), results in the Participant’s receipt, on an after-tax basis, of the greater amount of the Payment notwithstanding that all or some portion of the Payment may be subject to the Excise Tax. If a reduction in payments or benefits constituting “parachute payments” is necessary so that the Payment equals the Reduced Amount, reduction will occur in the following order: (A) reduction of cash payments; (B) cancellation of accelerated vesting of equity awards other than stock options; (C) cancellation of accelerated vesting of stock options; and (D) reduction of other benefits paid to the Participant. Within any such category of payments and benefits (that is, (A), (B), (C) or (D)), a reduction will occur first with respect to amounts that are not “deferred compensation” within the meaning of Section 409A of the Code and then with respect to amounts that are. In the event that acceleration of compensation from a Participant’s equity awards is to be reduced, such acceleration of vesting will be canceled, subject to the immediately preceding sentence, in the reverse order of the date of grant. The accounting firm engaged by the Company for general audit purposes as of the day prior to the effective date of the Change in Control will perform the foregoing calculations. If the accounting firm so engaged by the Company is serving as accountant or auditor for the individual, entity or group effecting the Change in Control, the Company will appoint a nationally recognized accounting firm to make the determinations required hereunder. The Company will bear all expenses with respect to the determinations by such accounting firm required to be made hereunder. The accounting firm engaged to make the determinations hereunder will provide its calculations, together with detailed supporting

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documentation, to the Participant and the Company within 15 calendar days after the date on which the Participant’s right to a Payment is triggered (if requested at that time by the Participant or the Company) or such other time as reasonably requested by the Participant or the Company. Any good faith determinations of the accounting firm made hereunder will be final, binding and conclusive upon the Participant and the Company.

10.	TERMINATION OR SUSPENSION OF THE PLAN.

(a)  Termination or Suspension. The Board may suspend or terminate the Plan at any time. No Incentive Stock Option may be granted after the tenth anniversary of the earlier of (i) the Adoption Date or (ii) the date the Plan is approved by the stockholders of the Company. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(b)  No Impairment of Rights. Suspension or termination of the Plan will not materially impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant or as otherwise permitted in the Plan (including Section 2(b)(viii)) or an Award Agreement.

11.	EFFECTIVE DATE OF PLAN.

This Plan will become effective on the Effective Date.

12.	CHOICE OF LAW.

The laws of the State of Delaware will govern all questions concerning the construction, validity and interpretation of this Plan, without regard to that state’s conflict of laws rules.

13.	DEFINITIONS. As used in the Plan, the following definitions will apply to the capitalized terms indicated below:

(a)  “Adoption Date” means July 9, 2019, which is the date the Plan was adopted by the Board.

(b)  “Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405. The Board will have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

(c)  “Appreciation Award” means (i) a stock option or stock appreciation right granted under the Prior Plan or (ii) an Option or Stock Appreciation Right, in each case with respect to which the exercise or strike price (per share) is at least 100% of the Fair Market Value of the Common Stock subject to the stock option or stock appreciation right, or Option or Stock Appreciation Right, as applicable, on the date of grant.

(d)  “Award” means an Incentive Stock Option, a Nonstatutory Stock Option, a Stock Appreciation Right, a Restricted Stock Award, a Restricted Stock Unit Award or any Other Stock Award.

(e)  “Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an Award.

(f)  “Board” means the Board of Directors of the Company.

(g)  “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Award after the Adoption Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, reverse stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards No. 123 (revised). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.

(h)  “Cause” will have the meaning ascribed to such term in any written agreement between a Participant and the Company or an Affiliate defining such term and, in the absence of such agreement, such term means, with respect to a Participant, the occurrence of one or more of the following: (i) the Participant’s theft, dishonesty, willful misconduct, breach of fiduciary duty for personal profit, or falsification of any Company or Affiliate documents or records; (ii) the Participant’s material failure to abide by the code of conduct or other policies (including, without limitation, policies relating to confidentiality and reasonable workplace conduct) of the Company or an Affiliate; (iii) the Participant’s unauthorized use, misappropriation, destruction or diversion of any tangible or intangible asset or corporate opportunity of the Company or an Affiliate (including, without limitation, the Participant’s improper use or disclosure of confidential or proprietary information of the Company or an Affiliate); (iv) any intentional act by the Participant which has a material

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detrimental effect on the reputation or business of the Company or an Affiliate; (v) the Participant’s repeated failure or inability to perform any reasonable assigned duties after written notice from the Company or an Affiliate, and a reasonable opportunity to cure, such failure or inability; (vi) any material breach by the Participant of any employment or service agreement between the Participant and the Company or an Affiliate, which breach is not cured pursuant to the terms of such agreement; or (vii) the Participant’s conviction (including any plea of guilty or nolo contendere) of any criminal act involving fraud, dishonesty, misappropriation or moral turpitude, or which impairs the Participant’s ability to perform his or her duties. The determination that a termination of a Participant’s Continuous Service is either for Cause or without Cause will be made by the Company, in its sole discretion. Any determination by the Company that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Awards held by the Participant will have no effect upon any determination of the rights or obligations of the Company or the Participant for any other purpose.

(i)  “Change in Control” means the consummation of any of the following events:

(i)  any merger or consolidation after which the voting securities of the Company outstanding immediately prior thereto represent (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than 50% of the combined voting power of the voting securities of the Company or such surviving or acquiring entity outstanding immediately after such event;

(ii)  any sale of all or substantially all of the assets or capital stock of the Company (other than in a spin-off or similar transaction); or

(iii)  any other acquisition of the business of the Company, as determined by the Board, in its sole discretion; provided, however, that no Change in Control (or any analogous term) will be deemed to occur upon an announcement or commencement of a tender offer or upon a “potential” takeover or upon stockholder approval of a merger or other transaction, in each case without a requirement that the Change in Control actually occur.

Notwithstanding the foregoing or any other provision of this Plan, (A) the term Change in Control will not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company, and (B) the definition of Change in Control (or any analogous term) in an individual written agreement between a Participant and the Company or an Affiliate will supersede the foregoing definition with respect to Awards subject to such agreement; provided, however, that (1) if no definition of Change in Control (or any analogous term) is set forth in such an individual written agreement, the foregoing definition will apply; and (2) no Change in Control (or any analogous term) will be deemed to occur with respect to Awards subject to such an individual written agreement without a requirement that the Change in Control (or any analogous term) actually occur.

If required for compliance with Section 409A of the Code, in no event will an event be deemed a Change in Control if such event is not also a “change in the ownership of” the Company, a “change in the effective control of” the Company or a “change in the ownership of a substantial portion of the assets of” the Company, each as determined under Treasury Regulations Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder).

The Board may, in its sole discretion and without a Participant’s consent, amend the definition of “Change in Control” to conform to the definition of a “change in control event” under Section 409A of the Code and the regulations thereunder.

(j)  “Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

(k)  “Committee” means a committee of one or more Directors to whom authority has been delegated by the Board in accordance with Section 2(c).

(l)  “Common Stock” means the common stock of the Company.

(m)  “Company” means NetScout Systems, Inc., a Delaware corporation.

(n)  “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, will not cause a Director to be considered a “Consultant” for purposes of the Plan. Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if a Form S-8 Registration Statement under the Securities Act is available to register either the offer or the sale of the Company’s securities to such person.

(o)  “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Director or Consultant or a change in the Entity for which the Participant renders such service,

NetScout Systems, Inc. | 2025 Proxy Statement | B-13

Appendix B

provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, will not terminate a Participant’s Continuous Service; provided, however, that if the Entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board, in its sole discretion, such Participant’s Continuous Service will be considered to have terminated on the date such Entity ceases to qualify as an Affiliate. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or to a Director will not constitute an interruption of Continuous Service. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service will be considered interrupted in the case of (i) any leave of absence approved by the Board or chief executive officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate or their successors. Notwithstanding the foregoing, a leave of absence will be treated as Continuous Service for purposes of vesting in an Award only to such extent as may be provided in the Company’s or Affiliate’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law.

(p)  “Director” means a member of the Board.

(q)  “Disability” means, with respect to a Participant, the inability of such Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months, as provided in Sections 22(e)(3) and 409A(a)(2)(c)(i) of the Code, and will be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.

(r)  “Effective Date” means the effective date of this Plan, which is the date of the Annual Meeting of Stockholders of the Company held in 2019, provided that this Plan is approved by the Company’s stockholders at such meeting.

(s)  “Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.

(t)  “Entity” means a corporation, partnership, limited liability company or other entity.

(u)  “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(v)  “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i)  Unless otherwise provided by the Board, if the Common Stock is listed on any established stock exchange or traded on any established market, then the Fair Market Value of a share of Common Stock will be the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Board deems reliable.

(ii)  Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value of a share of Common Stock will be the closing sales price for such stock on the last preceding date for which such quotation exists.

(iii)  In the absence of such markets for the Common Stock, the Fair Market Value of a share of Common Stock will be determined by the Board in good faith and in a manner that complies with Sections 409A and 422 of the Code.

(w)  “Full Value Award” means (i) an award granted under the Prior Plan or (ii) an Award, in each case that is not an Appreciation Award.

(x)  “Incentive Stock Option” means an option granted pursuant to Section 5 that is intended to be, and that qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code.

(y)  “Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K, or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(z)  “Nonstatutory Stock Option” means an option granted pursuant to Section 5 that does not qualify as an Incentive Stock Option.

NetScout Systems, Inc. | 2025 Proxy Statement | B-14

Appendix B

(aa)  “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.

(bb)  “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.

(cc)  “Option Agreement” means a written agreement between the Company and a holder of an Option evidencing the terms and conditions of an Option grant. Each Option Agreement will be subject to the terms and conditions of the Plan.

(dd)  “Other Stock Award” means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 6(c).

(ee)  “Other Stock Award Agreement” means a written agreement between the Company and a holder of an Other Stock Award evidencing the terms and conditions of an Other Stock Award grant. Each Other Stock Award Agreement will be subject to the terms and conditions of the Plan.

(ff)  “Own,” or “Owned” A person or Entity will be deemed to “Own,” or to have “Owned” securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(gg)  “Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.

(hh)  “Plan” means this NetScout Systems, Inc. 2019 Equity Incentive Plan.

(ii)  “Restricted Stock Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(a).

(jj)  “Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. Each Restricted Stock Award Agreement will be subject to the terms and conditions of the Plan.

(kk)  “Restricted Stock Unit Award” means a right to receive shares of Common Stock that is granted pursuant to the terms and conditions of Section 6(b).

(ll)  “Restricted Stock Unit Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Unit Award evidencing the terms and conditions of a Restricted Stock Unit Award grant. Each Restricted Stock Unit Award Agreement will be subject to the terms and conditions of the Plan.

(mm)  “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(nn)  “Rule 405” means Rule 405 promulgated under the Securities Act.

(oo)  “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(pp)  “Stock Appreciation Right” or “SAR” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 5.

(qq)  “Stock Appreciation Right Agreement” or “SAR Agreement” means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock Appreciation Right grant. Each Stock Appreciation Right Agreement will be subject to the terms and conditions of the Plan.

(rr)  “Subsidiary” means, with respect to the Company, (i) any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation will have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than 50%.

(ss)  “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate.

NetScout Systems, Inc. | 2025 Proxy Statement | B-15

C123456789 ENDORSEMENT_LINESACKPACK ext 000000000.000000 ext Your vote matters ? here?s how to vote! MR A SAMPLE You may vote online or by phone instead of mailing this card. DESIGNATION (IF ANY) ADD 1 Votes submitted electronically must be 000001 ADD 2 received by Tuesday, September 9, 2025 ADD 3 at 11:59 P.M., ET. ADD 4 MMMMMMMMM ADD 5 Online ADD 6 Go to www.envisionreports.com/NTCT or scan the QR code ? login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. www.envisionreports.com/NTCT 2025 Annual Meeting Proxy Card 1234 5678 9012 345 q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q A Proposals ? The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2, 3 and 4. 1. Election of Directors: To elect four Class II Directors nominated by our Board of Directors, and named in the accompanying Proxy Statement, each to serve for a three-year term and until their successors are duly elected and qualified. For Withhold For Withhold 01 Robert E. Donahue 02 John R. Egan 03 Marlene Pelage 04 Anil K. Singhal 2. To approve, on an advisory basis, the compensation of our For Against Abstain named executive officers. 3. To approve the NetScout Systems, Inc. 2019 Equity Incentive Plan, as amended. 4. To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2026. Note: Your proxy holder will also vote on any other business properly brought before the Annual Meeting. B Authorized Signatures ? This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. If a corporation, limited liability company, or partnership, please sign in full entity name by authorized officer or person. Date (mm/dd/yyyy) ? Please print date below. Signature 1 ? Please keep signature within the box. Signature 2 ? Please keep signature within the box. C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMMM 1 UPX 657681 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q NetScout Systems, Inc. Notice of 2025 Annual Meeting of Stockholders Proxy Solicited by Board of Directors for Annual Meeting Wednesday, September 10, 2025 Anil K. Singhal, Anthony Piazza and Jeff Levinson, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of NetScout Systems, Inc. to be held on Wednesday, September 10, 2025 or at any postponement or adjournment thereof (with discretionary authority under Proposal 1 to vote for a substitute nominee if a nominee is unable to serve or for good cause will not serve) and with discretionary authority as to any and all other matters as may properly come before said meeting. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations, including with respect to any other matters as may properly come before said meeting. (Items to be voted appear on reverse side) C Non-Voting Items Change of Address Please print new address below. Comments Please print your comments below.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 2025 Annual Meeting Proxy Card q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q A Proposals The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2, 3 and 4. 1. Election of Directors: To elect four Class II Directors nominated by our Board of Directors, and named in the accompanying Proxy Statement, each to serve for a three-year term and until their successors are duly elected and qualified. For Withhold For Withhold 01 Robert E. Donahue 02 John R. Egan 03 Marlene Pelage 04 Anil K. Singhal 2. To approve, on an advisory basis, the compensation of our For Against Abstain named executive officers. 3. To approve the NetScout Systems, Inc. 2019 Equity Incentive Plan, as amended. 4. To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2026. Note: Your proxy holder will also vote on any other business properly brought before the Annual Meeting. B Authorized Signatures This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. If a corporation, limited liability company, or partnership, please sign in full entity name by authorized officer or person. Date (mm/dd/yyyy) Please print date below. Signature 1 Please keep signature within the box. Signature 2 Please keep signature within the box. 1 UPX 657681

q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q NetScout Systems, Inc. Notice of 2025 Annual Meeting of Stockholders Proxy Solicited by Board of Directors for Annual Meeting Wednesday, September 10, 2025 Anil K. Singhal, Anthony Piazza and Jeff Levinson, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of NetScout Systems, Inc. to be held on Wednesday, September 10, 2025 or at any postponement or adjournment thereof (with discretionary authority under Proposal 1 to vote for a substitute nominee if a nominee is unable to serve or for good cause will not serve) and with discretionary authority as to any and all other matters as may properly come before said meeting. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations, including with respect to any other matters as may properly come before said meeting. (Items to be voted appear on reverse side)